                                CREDIT AGREEMENT


                                      Among


                            SPINNAKER COATING, INC.,

                          SPINNAKER COATING-MAINE, INC.

                                       and

                                ENTOLETER, INC.,

                                  as Borrowers,


                           SPINNAKER INDUSTRIES, INC.,

                                  as Guarantor,


                       EACH OF THE FINANCIAL INSTITUTIONS
                   INITIALLY A SIGNATORY HERETO, TOGETHER WITH
                THOSE ASSIGNEES PURSUANT TO SECTION 11.8 HEREOF,

                                   as Lenders,

                                       and

                    TRANSAMERICA BUSINESS CREDIT CORPORATION,

                                    as Agent

                           Dated as of August 9, 1999

                                TABLE OF CONTENTS

                                                                                                                       Page
                                                  ARTICLE I

                                                  DEFINITIONS
         SECTION 1.1                 General Definitions..................................................................1
         SECTION 1.2                 Accounting Terms and Determinations.................................................36
         SECTION 1.3                 Other Terms; Headings...............................................................37
         SECTION 1.4                 Computation of Time Periods.........................................................37



                                                  ARTICLE II

                                                REVOLVING LOANS

         SECTION 2.1                 Revolving Credit Commitments........................................................37
         SECTION 2.2                 Borrowing of Revolving Loans........................................................39
         SECTION 2.3                 Disbursement of Revolving Loans.....................................................40
         SECTION 2.4                 Notices of Borrowing................................................................40
         SECTION 2.5                 Same Day Settlement of Lender Advances..............................................40
         SECTION 2.6                 Periodic Settlement of Agent Advances and Repayments................................41
         SECTION 2.7                 Sharing of Payments.................................................................42
         SECTION 2.8                 Defaulting Lenders..................................................................42
         SECTION 2.9                 Mandatory and Voluntary Payment; Mandatory and Voluntary Reduction
                                     of Commitments......................................................................43
         SECTION 2.10                Maintenance of Loan Account; Statements of Account..................................45
         SECTION 2.11                Payment Procedures..................................................................45
         SECTION 2.12                Collections.........................................................................45
         SECTION 2.13                Application of Payments.............................................................46

                                                  ARTICLE III

                                               LETTERS OF CREDIT

         SECTION 3.1                 Issuance of Letters of Credit.......................................................46
         SECTION 3.2                 Terms of Letters of Credit..........................................................48
         SECTION 3.3                 Lenders' Participation..............................................................48
         SECTION 3.4                 Notice of Issuance..................................................................49
         SECTION 3.5                 Payment of Amount Drawn Under Letters of Credit.....................................49
         SECTION 3.6                 Payment by Lenders..................................................................50
         SECTION 3.7                 Nature of Agent's Duties............................................................50
         SECTION 3.8                 Obligations Absolute................................................................51

                                                  ARTICLE IV

                                           INTEREST, FEES AND EXPENSES

         SECTION 4.1                 Interest on Prime Rate Loans........................................................52

         SECTION 4.2                 Interest on Eurodollar Rate Loans...................................................52
         SECTION 4.3                 Interest and Letter of Credit Fees After Event of Default...........................52
         SECTION 4.4                 Letter of Credit Fees...............................................................52
         SECTION 4.5                 Unused Line Fee; Closing Fee; Agent Fee; Early Termination Fee......................53
         SECTION 4.6                 Other Fees and Expenses.............................................................54
         SECTION 4.7                 Calculations........................................................................54
         SECTION 4.8                 Special Provisions Relating to Eurodollar Rate Loans................................54
         SECTION 4.9                 Indemnification in Certain Events...................................................57
         SECTION 4.10                Net Payments........................................................................58
         SECTION 4.11                Affected Lenders....................................................................62

                                                  ARTICLE V

                                             CONDITIONS PRECEDENT

         SECTION 5.1                 Conditions to Initial Loans and Letters of Credit...................................63
         SECTION 5.2                 Conditions Precedent to All Loans and Letters of Credit.............................66



                                                  ARTICLE VI

                                         REPRESENTATIONS AND WARRANTIES

         SECTION 6.1                 Representations and Warranties of the Credit Parties................................66

                                                  ARTICLE VII

                                        COVENANTS OF THE CREDIT PARTIES

         SECTION 7.1                 Affirmative Covenants...............................................................77
         SECTION 7.2                 Negative Covenants..................................................................91

                                                  ARTICLE VIII

                                               EVENTS OF DEFAULT

         SECTION 8.1                 Events of Default..................................................................103
         SECTION 8.2                 Acceleration, Termination and Cash Collateralization...............................105
         SECTION 8.3                 Rescission of Acceleration.........................................................106
         SECTION 8.4                 Remedies...........................................................................106
         SECTION 8.5                 Right of Setoff....................................................................107
         SECTION 8.6                 License for Use of Software and Other Intellectual Property........................107
         SECTION 8.7                 No Marshaling; Deficiencies; Remedies Cumulative...................................107


                                       -2-

                                                  ARTICLE IX

                                               CROSS GUARANTIES

         SECTION 9.1                 Guarantee..........................................................................108
         SECTION 9.2                 Obligations Unconditional..........................................................108
         SECTION 9.3                 Reinstatement......................................................................110

                                                  ARTICLE X

                                                  THE AGENT

         SECTION 10.1                Appointment of Agent...............................................................110
         SECTION 10.2                Nature of Duties of Agent..........................................................110
         SECTION 10.3                Lack of Reliance on Agent..........................................................110
         SECTION 10.4                Certain Rights of the Agent........................................................111
         SECTION 10.5                Reliance by Agent..................................................................111
         SECTION 10.6                Indemnification of Agent...........................................................111
         SECTION 10.7                The Agent in Its Individual Capacity...............................................112
         SECTION 10.8                Holders of Revolving Notes.........................................................112
         SECTION 10.9                Successor Agent....................................................................112
         SECTION 10.10               Collateral Matters.................................................................113
         SECTION 10.11               Actions with Respect to Defaults...................................................114
         SECTION 10.12               Delivery of Information............................................................114

                                                  ARTICLE XI

                                                 MISCELLANEOUS

         SECTION 11.1                Governing Law......................................................................114
         SECTION 11.2                Submission to Jurisdiction.........................................................115
         SECTION 11.3                Service of Process.................................................................115
         SECTION 11.4                Jury Trial.........................................................................115
         SECTION 11.5                Limitation of Liability............................................................115
         SECTION 11.6                Delays; Partial Exercise of Remedies...............................................116
         SECTION 11.7                Notices............................................................................116
         SECTION 11.8                Assignments and Participations.....................................................116
         SECTION 11.9                Confidentiality....................................................................119
         SECTION 11.10               Indemnification; Reimbursement of Expenses of Collection...........................120
         SECTION 11.11               Amendments and Waivers.............................................................121
         SECTION 11.12               Nonliability of Agent and Lenders..................................................122
         SECTION 11.13               Independent Nature of Lenders' Rights..............................................123
         SECTION 11.14               Counterparts.......................................................................123
         SECTION 11.15               Effectiveness......................................................................123
         SECTION 11.16               Severability.......................................................................123
         SECTION 11.17               Maximum Rate.......................................................................123
         SECTION 11.18               Entire Agreement; Successors and Assigns...........................................124
         SECTION 11.19               Release of Entoleter...............................................................124
         Schedules


                                       -3-

         Schedule 1                  -     List of Lenders, Lending Offices and Commitments
         Schedule 2                  -     Existing Indebtedness
         Schedule 5.1(c)             -     List of Closing Documents
         Schedule 6.1(a)             -     Jurisdictions in which the Credit Parties and the Subsidiaries are
                                                 Qualified to do Business
         Schedule 6.1(k)             -     Location of Offices, Records and Collateral
         Schedule 6.1(l)             -     List of Subsidiaries
         Schedule 6.1(m)             -     Pending Litigation, etc.
         Schedule 6.1(p)             -     Labor Contracts
         Schedule 6.1(r)             -     Pension Plans
         Schedule 6.1(u)             -     Environmental Actions
         Schedule 6.1(w)             -     Real Property
         Schedule 6.1(x)             -     Material Contracts
         Schedule 6.1(y)             -     Intellectual Property
         Schedule 6.1(ad)            -     Affiliate Transactions
         Schedule 7.2(a)             -     Permitted Liens
         Schedule 7.2(f)             -     Investments
         Schedule 7.2(p)             -     Bank Accounts

         Exhibits

         Exhibit A                   -     Revolving Note
         Exhibit B                   -     Borrowing Base Certificate
         Exhibit C                   -     Notice of Borrowing
         Exhibit D                   -     Notice of Continuation
         Exhibit E                   -     Notice of Conversion
         Exhibit F                   -     Letter of Credit Request
         Exhibit G                   -     Security Agreement
         Exhibit H                   -     Guaranty
         Exhibit I                   -     Lockbox Agreement
         Exhibit J                   -     Collateral Access Agreement
         Exhibit K                   -     Contribution Agreement
         Exhibit L                   -     Intercompany Subordinated Note
         Exhibit M                   -     Compliance Certificate
         Exhibit N                   -     Assignment and Assumption Agreement
         Exhibit O                   -     Indenture Borrowing Base Certificate
         Exhibit P                   -     Intellectual Property Security Agreement

                  THIS CREDIT AGREEMENT is entered into as of August 9, 1999, among Spinnaker Coating, Inc., a Delaware corporation formerly known as Brown-Bridge Industries, Inc. with its chief executive office and principal place of business at 518 East Water Street, Troy, Ohio 45373-0370 ("COATING"), Entoleter, Inc., a Delaware corporation with its chief executive office and principal place of business at 251 Welton Street, Hamden, Connecticut 06517 ("ENTOLETER"), Spinnaker Coating-Maine, Inc., a Delaware corporation with its chief executive office and principal place of business at 225 Warren Avenue, Westbrook, Maine 04092 ("SCM" and, together with Coating and Entoleter, the "BORROWERS"), Spinnaker Industries, Inc., a Delaware corporation with its chief executive office and principal place of business at 1700 Pacific Avenue, Suite 1600, Dallas, Texas 75201 (the "GUARANTOR"), each of the financial institutions identified as Lenders on Schedule 1 hereto (together with each of their respective successors and assigns, each a "LENDER", and collectively, the "LENDERS"), and Transamerica Business Credit Corporation, acting in the manner and to the extent described in Article X (in such capacity, the "AGENT").

                              W I T N E S S E T H :

                  WHEREAS, the Borrowers wish to obtain a revolving credit facility to refinance existing indebtedness and for general working capital purposes; and

                  WHEREAS, the Lenders are willing to make loans and other extensions of credit in an aggregate outstanding amount not to exceed $40,000,000 on the terms and subject to the conditions set forth herein.

                  NOW, THEREFORE, the Borrowers, the Guarantor, the Lenders and the Agent hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS


                  SECTION I.1 GENERAL DEFINITIONS. As used herein, the following terms shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

                           "ACCEPTANCE DATE" is defined in Section 11.8(b).

                           "ACCOUNTS" is defined in the Security Agreement.

                           "ACQUISITION" means the acquisition of stock, all or
                  substantially all of the assets of a Person or any business or line of business of a Person.

                           "ACQUISITION NOTIFICATION LAWS" means the
                  Hart-Scott-Rodino Antitrust Improvements Acts of 1976, as amended, and the Exon-Florio Amendment to the Omnibus Trade and Competitiveness Act of 1988.

                           "ADJUSTED EBITDA" means, in any fiscal period,
                  Specified Net Income plus the amount of all Interest Expense on all Indebtedness, income tax expense, depreciation and amortization, including amortization of any goodwill or other intangibles, in all cases as may have been subtracted or added, as the case may be, in calculating Specified Net Income of the Guarantor and its Restricted Subsidiaries, on a consolidated basis, for such period all determined in accordance with GAAP.

                           "ADJUSTED EURODOLLAR RATE" means, with respect to
                  each Interest Period for any Eurodollar Rate Loan, the rate obtained by dividing (i) the Eurodollar Rate for such Interest Period by (ii) a percentage equal to 1 minus the stated maximum rate (stated as a decimal) of all reserves, if any, required to be maintained against "Eurocurrency liabilities" as specified in Regulation D of the Board of Governors Federal Reserve System (or against any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Rate Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents).

                           "ADJUSTED NET INCOME" means, in any fiscal period,
                  Net Income of a Person plus or minus (as the case may be) losses or gains from extraordinary items and from sales of assets, other than the Central Sale, the Electrical Tape Sale, other than asset sales resulting in a loss or a gain of less than $100,000 and sales of Inventory in the ordinary course of business, in each case to the extent added or subtracted in determining such Person's Net Income.

                           "AFFILIATE" of a Person means another Person who
                  directly or indirectly controls, is controlled by, is under common control with or is a director or officer of such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to vote ten percent (10%) or more of the Voting Stock of such Person or the direct or indirect power to direct the management and policies of a business.

                           "AGENT" means TBCC as provided in the Preamble to
                  this Credit Agreement or any successor to TBCC.

                           "AGENT ADVANCES" is defined in Section 2.2.

                           "AGENT FEE" is defined in Section 4.5(c).

                           "APPLICABLE LENDING OFFICE" means, with respect to
                  each Lender, such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Loan, and such Lender's Domestic Lending Office in the case of a Prime Rate Loan.

                          "APPLICABLE MARGIN" means (a) from the date hereof
                  until the first anniversary of the Closing Date, 1.00% per annum for Prime Rate Loans and 2.50% per annum for Eurodollar Rate Loans and Letters of Credit and (b) thereafter, a percentage per annum determined by reference to the Debt to EBITDA Ratio as set forth below:

                                            Prime        Eurodollar       Letters
        Debt to EBITDA Ratio             Rate Loans      Rate Loans      of Credit
        --------------------             ----------      ----------      ---------
        Level I                             .50%            2.00%          2.00%
        -------
        less than 3.25 to 1.0

        Level II                            .75%            2.25%          2.25%
        --------
        3.25 to 1.0 or greater, but
        less than 3.75 to 1.0

        Level III                           1.00%           2.50%          2.50%
        ---------
        3.75 to 1.0 or greater

                  The Applicable Margin for each Prime Rate Loan shall be determined by reference to the Debt to EBITDA Ratio in effect from time to time and the Applicable Margin for each Eurodollar Rate Loan shall be determined by reference to the ratio in effect on the first day of each Interest Period for such Loan; PROVIDED, HOWEVER, that (i) no change in the Applicable Margin shall be effective until three (3) Business Days after the date on which the Agent receives the relevant Financial Statements pursuant to Section 7.1(a)(i) or (iii), as the case may be, and a duly executed Compliance Certificate demonstrating such ratio, (ii) the Applicable Margin shall not change more than once during any fiscal quarter and (iii) the Applicable Margin shall be at Level III for so long as the Agent has not received the information described in clause (i) of this proviso as and when required under Section 7.1(a)(i) or (iii), as the case may be.

                           "ASSET PURCHASE AGREEMENT" means the Asset Purchase
                  Agreement dated as of April 9, 1999 among Electrical Tape, the Guarantor and the Buyer, as amended, supplemented or otherwise modified from time to time.

                           "ASSET SALE" means, for any Person, any sale, lease,
                  transfer or other disposition or series of sales, transfers, leases or other dispositions of any assets of such Person (including, without limitation, by merger or consolidation or by exchange of assets and whether by casualty, loss, operation of law or otherwise) or the grant of any option or other right to purchase, lease or otherwise acquire any assets made by such Person or any of its Restricted Subsidiaries to any Person, in each case other than the sale of inventory in the ordinary course of business of such Person.

                           "ASSIGNMENT AND ASSUMPTION AGREEMENT" is defined in
                  Section 11.8(b).

                           "AUDITORS" means a nationally recognized firm of
                  independent public accountants selected by a Borrower or Guarantor satisfactory to the Agent in its sole discretion. For purposes of this Credit Agreement, the Guarantor's and Borrowers' current firm of independent public accountants, Ernst & Young L.L.P. shall be deemed to be satisfactory to the Agent.

                           "AUTHORIZED OFFICERS" means the Chief Executive
                  Officer, the President, the Chief Financial Officer, the Vice President-Treasurer, the Vice President-Finance, Controller or the Assistant Treasurer of a Credit Party.

                           "BASE AMOUNT" is defined in Section 7.2(r).

                           "BENEFIT PLAN" means a "defined benefit plan" as
                  defined in Section 3(35) of ERISA for which any Credit Party, any Subsidiary of a Credit Party or any ERISA Affiliate has been an "employer" as defined in Section 3(5) of ERISA within the past six years.

                           "BORROWERS" is defined in the Preamble to this
                  Agreement.

                           "BORROWING" means a borrowing consisting of a
                  Revolving Loan of the same Type made on the same day by the Lenders.

                           "BORROWING BASE" means, on any day, the lesser of (a)
                  the sum of the Coating Borrowing Base, the Entoleter Borrowing Base and the SCM Borrowing Base on such day and (b) the Indenture Borrowing Base on any such day.

                           "BORROWING BASE CERTIFICATE" is defined in Section
                  7.1(b)(i).

                           "BOYLE/FLEMING" means Boyle, Fleming & Co. Inc., a
                  Delaware corporation.

                           "BUSINESS DAY" means any day other than a Saturday,
                  Sunday or a day on which commercial banks in New York, New York are required or permitted by law to close. When used in connection with Eurodollar Rate Loans, this definition will also exclude any day on which commercial banks are not open for dealing in Dollar deposits in the London (England, U.K.) interbank market.

                           "BUYER" means Intertape Polymer Group, Inc., a
                  corporation organized under the Canada Business Corporations Act.

                           "CAPITAL EXPENDITURES" means, for any period, the sum
                  of all expenditures capitalized for financial statement purposes in accordance with GAAP (whether payable in cash or other property or accrued as liability), including the capitalized portion of capital leases. Capital Expenditures shall exclude (i) proceeds of a Casualty Loss applied to the repair or replacement of the property affected by the Casualty Loss, and (ii) an amount equal to the proceeds (including the value received in any exchange or trade) of a sale or other disposition of an asset permitted under the terms of this Credit Agreement and applied to the replacement or purchase of property, plant or equipment.

                           "CAPITAL STOCK" of any Person means any and all
                  shares, interests, rights to purchase, warrants, options, participations, or other equivalent of or interests in (however designated) the common or preferred equity of such Person, including, without limitation, partnership interests.

                           "CASH EQUIVALENTS" means (i) securities issued,
                  guaranteed or insured by the United States or any of its agencies with maturities of not more than one year from the date acquired; (ii) certificates of deposit with maturities of not more than one year from the date acquired, issued by a U.S. federal or state chartered commercial bank of recognized standing, which has capital and unimpaired surplus in excess of $200,000,000 and which bank or its holding company has a short-term commercial paper rating of at least A-1 or the equivalent by Standard & Poor's Corporation or at least P-1 or the equivalent by Moody's Investors Service, Inc.; (iii) repurchase agreements and reverse repurchase agreements with terms of not more than seven days from the date acquired, for securities of the type described in (i) above and entered into only with commercial banks having the qualifications described in

                  (ii) above; (iv) commercial paper, other than commercial paper issued by the Guarantor or a Borrower or any of their Affiliates, issued by any Person incorporated under the laws of the United States or any state thereof and rated at least A-1 or the equivalent thereof by Standard & Poor's Corporation or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc., in each case with maturities of not more than one year from the date acquired; (v) investments in money market funds registered under the Investment Company Act of 1940, which have net assets of at least $200,000,000 and at least eighty-five percent (85%) of whose assets consist of securities and other obligations of the type described in clauses (i) through (iv) above; and (vi) other instruments, commercial paper or investments acceptable to the Agent in its sole discretion.

                           "CASUALTY LOSS" is defined in Section 7.1(g).

                           "CENTRAL PROCEEDS" means the gross proceeds received
                  by the Guarantor in respect of the Central Sale on the closing date of the Central Sale.

                           "CENTRAL SALE" means the sale of all of the
                  outstanding capital stock of Central Products Company pursuant to the Stock Purchase Agreement.

                           "CHANGE OF CONTROL" means one or more of the
                  following events:

                           (a) less than a majority of the members of the
                  Guarantor's or (if Lynch Corporation owns, directly or indirectly, more than a 50% interest in the Voting Stock of the Guarantor) Lynch Corporation's Board of Directors shall be persons who either (i) were serving as directors on the Closing Date or (ii) were nominated as directors and approved by the vote of the majority of the directors who are directors referred to in clause (i) above or this clause (ii); or

                           (b) the sale, lease or transfer, in one or a series
                  of transactions, of all or substantially all of the assets of a Credit Party or of the Guarantor and its Subsidiaries taken as a whole, to any Person or group (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) other than to any one or more of the Permitted Holders or their Related Parties; or

                           (c) the stockholders of a Credit Party shall approve
                  any plan or proposal for the liquidation or dissolution of such Credit Party; or

                           (d) the Guarantor shall fail to own, beneficially and
                  of record, one hundred percent (100%) of the capital stock of any Borrower; or

                           (e) So long as Richard J. Boyle and Ned N. Fleming,
                  III are employees of the Guarantor, Boyle/Fleming shall cease to beneficially own and control or have the right to own and control at least fifty percent (50%) of the aggregate number of shares of common stock of the Guarantor which Boyle/Fleming either owned or had the right to purchase on the Closing Date or if either Richard J. Boyle or Ned N. Fleming, III is no longer employed by the Guarantor then the one which is still employed by the Guarantor shall cease to beneficially own or control or have the right to own and control at least fifty percent (50%) of the aggregate number of shares of common stock of the Guarantor that he owned or had the right to purchase on the Closing Date; or

                           (f) any Person or group of Persons (other than one or
                  more of the Permitted Holders is or becomes, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, the direct or indirect beneficial owner (as defined below of securities of the Guarantor representing more than fifty percent (50%) of the combined Voting Stock of the Guarantor, PROVIDED, HOWEVER, that the Permitted Holders "beneficially own" (as so defined), a direct or indirect interest in a lesser percentage of the total voting power of all the Voting Stock of the Guarantor than such other Person or group and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for purposes of this clause, any Person shall be deemed to beneficially own any Voting Stock of a corporation (the "specified corporation") held by any other corporation (the "parent corporation"), if such Person or group "beneficially owns" (as so defined), a direct or indirect interest in more than fifty percent (50%) of the voting power of the Voting Stock of such parent corporation and the Permitted Holders and their Related Parties "beneficially own" (as so defined), a direct or indirect interest in a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation). For purposes of this clause (f), "beneficial owner" shall have the meaning given to it by Rules 13(d)-(3) and 13(d)-(5) of the Securities

                  Exchange Act of 1934, as amended from time to time except that
                  (x) a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time and (y) in the case of a group which is not a Permitted Holder but includes as members thereof one or more Permitted Holders, such group (except to the extent provided in preceding clause (x) shall not be considered to be the "beneficial owner" of any capital stock of the Company beneficially owned (other than as a result of attribution to Permitted Holders by reason of their being members of such group).

                           "CLOSING DATE" means the date of execution and
                  delivery of this Credit Agreement.

                           "CLOSING FEE" is defined in Section 4.5(b).

                           "COATING" is defined in the Preamble to this Credit
                  Agreement.

                           "COATING ACCOUNTS BORROWING BASE" means, on any day,
                  an amount up to 85% of the outstanding Eligible Accounts Receivable of Coating on such day.

                           "COATING BORROWING BASE" means, on any day, an amount
                  equal to the sum of (a) the Coating Accounts Borrowing Base on such day, (b) the Coating Inventory Borrowing Base on such day and (c) commencing on the date the Credit Parties have complied with Section 7.1(r), $3,000,000.

                           "COATING INVENTORY BORROWING BASE" means, on any day,
                  an amount up to 65% of the Eligible Inventory of Coating on such day.

                           "COATING LETTER OF CREDIT OBLIGATIONS" means the sum
                  of the aggregate undrawn amount of all Letters of Credit outstanding for Coating's account, plus the aggregate amount of all drawings under Letters of Credit issued for Coating's account for which the Borrowers have not reimbursed the Agent, plus the aggregate amount of all payments made by the Lenders to the Agent for participations in Letters of Credit issued for Coating's account for which the Borrowers have not reimbursed the Lenders.

                           "COATING LINE OF CREDIT" means the aggregate
                  revolving line of credit extended by the Lenders to Coating for Revolving Loans and Letters of Credit pursuant to and in accordance with the terms of this Credit Agreement, in the amount of $24,000,000 as such revolving line of credit may be reduced from time to time in accordance with this Credit Agreement.

                           "CODE" is defined in Section 1.3.

                           "COLLATERAL" means the Accounts, Inventory,
                  Equipment, Mortgaged Properties and other property identified as security for the Obligations under the Collateral Documents.

                           "COLLATERAL ACCESS AGREEMENTS" means any landlord
                  waiver, mortgagee waiver, bailee letter or any similar acknowledgment agreement of any warehouseman or processor in possession of Inventory, in each case substantially in the form of Exhibit J.

                           "COLLATERAL DOCUMENTS" means all contracts,
                  instruments and other documents now or hereafter executed and delivered in connection with this Credit Agreement, pursuant to which liens and security interests are granted to the Agent in the Collateral for the benefit of the Lenders, including without limitation, the Security Agreement, the Intellectual Property Security Agreement, the Mortgages, each Control Agreement and any amendments, supplements or modifications thereto.

                           "COLLECTION ACCOUNT" is defined in Section 2.12.

                           "COLLECTIONS" means all cash, funds, checks, notes,
                  instruments and any other form of remittance tendered by account debtors in payment of Accounts.

                           "COMMITMENT" means, with respect to a Lender, its
                  commitment to make Revolving Loans and to participate in Letters of Credit up to the amount set forth opposite its name on Schedule 1, as such amount may be reduced from time to time in accordance with the terms of this Credit Agreement.

                           "COMPLIANCE CERTIFICATE" is defined in Section
                  7.1(a)(i).

                           "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means with
                  respect to the Guarantor and its Restricted Subsidiaries for any period, the ratio of (X) Adjusted EBITDA for such period to (Y) (i) scheduled principal amounts of all Indebtedness paid or payable by such Person in such period, whether or not such payments are actually made (other than payments on the Line of Credit which do not permanently reduce the Commitments), PLUS (ii) all interest and fees for the use of money or the availability of money, including commitment, facility and like fees and charges upon Indebtedness (excluding the Senior Notes but including Indebtedness to the Lenders) payable by such Persons during such period whether or not such interest or fees are actually paid, PLUS (iii) all interest and fees for the use of money or the availability of money, including commitment facility and like fees and charges upon Net Senior Note Indebtedness payable by such Persons during such period whether or not such interest or fees are actually paid, (iv) all loans and Investments made by such Persons in or to any other Person made during such period (other than Investments made with shares of common stock of the Guarantor), PLUS (v) all cash dividends paid or declared by the Guarantor during such period, regardless of whether or when such dividends are actually paid, PLUS (vi) all cash taxes paid or payable by such Persons during such period, PLUS (vii) all Capital Expenditures paid or payable by such Persons during such period (other than Capital Expenditures financed with (A) the proceeds of Indebtedness permitted hereunder, (B) the Equity Proceeds Amount and (C) the Central Proceeds).

                           "CONSOLIDATED INTEREST COVERAGE RATIO" means, with
                  respect to the Guarantor and its Restricted Subsidiaries, as of the date of determination thereof for any applicable period, the ratio of (a) Adjusted EBITDA for such period to
                  (b) Interest Expense on Net Senior Note Indebtedness and Interest Expense on all Indebtedness (other than the Senior Notes) for such period.

                           "CONSOLIDATED NET WORTH" means the consolidated
                  assets of the Guarantor and its Restricted Subsidiaries minus their consolidated liabilities, all as reflected on the Financial Statements.

                           "CONTINGENT OBLIGATION" means any direct, indirect,
                  contingent or non-contingent guaranty or obligation for the Indebtedness of another, except endorsements in the ordinary course of business.

                           "CONTINGENT RIGHTS" means the rights of certain
                  former minority stockholders of Coating to receive payment for their shares of capital stock of Coating which were converted to common stock of Spinnaker, cash and the right to a contingent payment.

                           "CONTRIBUTION AGREEMENT" means the Contribution
                  Agreement, substantially in the form of Exhibit K, among the Borrowers and the Agent, as amended, supplemented or otherwise modified from time to time.

                           "CONTROL AGREEMENT" means a control agreement, in
                  form and substance satisfactory to the Agent, among the Guarantor or one of its Restricted Subsidiaries, the Agent and the applicable securities intermediary with respect to the applicable Securities Account and related Investment Property (as defined in the Security Agreement).

                           "COVERED TAXES" is defined in Section 4.10(a).

                           "CREDIT AGREEMENT" means this Credit Agreement, as
                  amended, supplemented or otherwise modified from time to time.

                           "CREDIT DOCUMENTS" means this Credit Agreement, the
                  Revolving Notes, the Guaranty, the Security Agreement, the Intercompany Subordinated Notes, the SDW Subordinated Note, the SDW Subordinated Guaranty, the Contribution Agreement, the Lockbox Agreements, the Letter of Credit Related Documents, each Borrowing Base Certificate, each Indenture Borrowing Base Certificate, each Control Agreement, the Intellectual Property Security Agreement, each Mortgage, the Environmental Indemnity Agreement and each other document, agreement and instrument from time to time executed by any Credit Party and delivered to the Agent or a Lender in connection herewith or in connection with any amendment hereto, as each may be amended, supplemented or otherwise modified from time to time.

                           "CREDIT PARTIES" means the Borrowers and the
                  Guarantor and any other Person which becomes a guarantor of the Obligations.

                           "DEBT" means, as of the date of determination, the
                  sum of the Indebtedness described in subsection (a) and (b) of the definition of Indebtedness of the Guarantor and its Restricted Subsidiaries at such date, as would appear on a balance sheet determined in accordance with GAAP.

                           "DEFAULT" means an event, condition or default which
                  with the giving of notice, the passage of time or both would be an Event of Default.

                           "DEFAULTING LENDER" is defined in Section 2.8(a).

                           "DESIGNATED ACCOUNTS" means bank accounts in the name
                  of the Guarantor maintained with The Chase Manhattan Bank or Bankers Trust Company.

                           "DOLLARS" and the sign "$" mean freely transferable
                  lawful money of the United States.

                           "DOMESTIC LENDING OFFICE" means, with respect to any
                  Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule 1, as such Schedule may be amended from time to time.

                           "EBITDA" means, in any fiscal period, Adjusted Net
                  Income plus the amount of all Interest Expense, income tax expense, depreciation and amortization, including amortization of any goodwill or other intangibles, in all cases as may have been subtracted or added, as the case may be, in calculating Adjusted Net Income of the Guarantor and its Restricted Subsidiaries, on a consolidated basis, for such period all determined in accordance with GAAP.

                           "ELECTRICAL TAPE" means Spinnaker Electrical Tape
                  Company, a Delaware corporation and an Unrestricted
                  Subsidiary.

                           "ELECTRICAL TAPE SALE" means the sale of all or
                  substantially all of the assets of Electrical Tape pursuant to the Asset Purchase Agreement.

                           "ELIGIBLE ACCOUNTS RECEIVABLE" means Accounts of a
                  Borrower evidenced by an invoice and deemed by the Agent in its Permitted Discretion to be eligible for inclusion in the calculation of such Borrower's Borrowing Base; provided that no Accounts acquired by a Borrower pursuant to a Permitted Acquisition shall be included in such Borrower's Borrowing Base until the Agent has completed its review of and due diligence with respect to such Accounts and have agreed to the inclusion of such Accounts in such Borrower's Borrowing Base. In determining the amount to be so included, the face amount of such Accounts shall be reduced by the amount of all returns, discounts, claims, credits, charges, or other allowances and by the aggregate amount of all reserves, limits and deductions provided for in this definition and elsewhere in this Credit Agreement. If any Account is denominated in a currency other than Dollars, then the face amount of such Account shall be converted into Dollars at the Rate of Exchange on the date that the Accounts are calculated. Unless otherwise approved in writing by the Agent, no Account shall be deemed to be an Eligible Account Receivable if:

                           (a) it arises out of a sale made by a Borrower to an
                  Affiliate to the extent such Account or all Accounts arising out of sales made by a Borrower to any Affiliate exceed in the aggregate $250,000; or

                           (b) its payment terms are forty-two (42) days or less
                  from the date of invoice and it remains unpaid ninety (90) days from the date of invoice; or

                           (c) its payment terms are greater than forty-two (42)
                  days from the date of invoice and it remains unpaid for more than ninety (90) but less than one hundred twenty (120) days from the date of invoice to the extent the amount of such Account or the total of all similar Accounts exceeds $1,000,000 to the extent of such excess; or

                           (d) it is from the same account debtor (or any
                  Affiliate thereof) and fifty percent (50%) or more of all Accounts from such account debtor (or any Affiliate thereof) are ineligible under clause (b) or (c) above; or

                           (e) the Account, when aggregated with all other
                  Accounts of such account debtor, exceeds twenty-five percent (25%) in face value of all Accounts of a Borrower then outstanding, to the extent of such excess; PROVIDED, HOWEVER, that Accounts supported or secured by an irrevocable letter of credit in form and substance satisfactory to the Agent, issued by a financial institution satisfactory to the Agent, and duly pledged to the Agent (together with sufficient documentation to permit direct draws by the Agent) shall be excluded for purposes of such calculation; or

                           (f) the account debtor for the Account is a creditor
                  of a Borrower, has or has asserted a right of setoff, has disputed its liability or made any claim with respect to the Account or any other Account which has not been resolved, to the extent of the amount owed by such Borrower to the account debtor, the amount of such actual or asserted right of setoff, or the amount of such dispute or claim, as the case may be; or

                           (g) the account debtor is (or its assets are) the
                  subject of an Insolvency Event or, in the reasonable judgment of the Agent, likely to become subject to an Insolvency Event; or

                           (h) the sale is to an account debtor outside of the
                  United States, unless (i) the Account is supported by an irrevocable letter of credit issued or confirmed by a United States bank satisfactory to the Agent in form and substance satisfactory to the Agent and assigned to and directly drawable by the Agent or (ii) the Account is supported by an irrevocable letter of credit in form and substance satisfactory to the

                  Agent which provides for payment directly into a bank account controlled by the Agent and is issued by a financial institution satisfactory to the Agent, does not exceed $250,000 and when combined with all other such Accounts does not exceed $1,000,000 in the aggregate, (iii) the Account is denominated in Dollars, payable in the United States and the sale giving rise to the Account is to an account debtor in Canada and the amount of such Account or the total of all similar Accounts does not exceed $3,000,000 or (iv) the Account is covered by a credit insurance policy in form and substance, and issued by an insurer, satisfactory to the Agent; or

                           (i) the sale to the account debtor is on a
                  bill-and-hold, guaranteed sale, sale-and-return, sale on approval or consignment basis or made pursuant to any other written agreement providing for repurchase or return; or

                           (j) the Agent determines in its Permitted Discretion
                  that collection of such Account is uncertain or the Account may not be paid; or

                           (k) the goods giving rise to such Account have not
                  been shipped and delivered to and accepted by the account debtor, the services giving rise to such Account have not been performed and accepted by the account debtor or the Account otherwise does not represent a final sale; or

                           (l) the Account does not comply with all Requirements
                  of Law, including, without limitation, the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board of Governors of the Federal Reserve System; or

                           (m) the Agent for the ratable benefit of the Lenders
                  does not have a valid and perfected first priority Lien (other than Liens permitted under the Credit Documents) on such Account or the Account does not otherwise conform to the representations and warranties contained in this Credit Agreement or the other Credit Documents; or

                           (n) the account debtor is the United States of
                  America or any department, body, agency, authority or instrumentality thereof, unless a Borrower duly assigns its right to payment of such Account to the Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. ss.ss. 3727 et seq.), in form and substance satisfactory to the Agent, and otherwise complies with such Act; or

                           (o) the Account is subject to any adverse security
                  deposit, progress payment or other similar advance made by or for the benefit of the applicable account debtor; PROVIDED, that such Accounts of Entoleter shall not be ineligible to the extent that they are subject to adverse security deposits, progress payments or other similar advances in an aggregate amount not to exceed $250,000; or

                           (p) the account debtor with respect to the Account is
                  located in New Jersey, Minnesota or any other state imposing conditions on the right of a creditor to collect accounts receivable, unless the applicable Borrower has either qualified as a foreign corporation authorized to transact business in such state or has filed a Notice of Business Activities Report or other appropriate report with the taxing or other designated authorities of such state for the then current year.

                           "ELIGIBLE ASSIGNEE" shall mean (i) a Lender or any
                  Affiliate thereof; (ii) a commercial bank having total assets in excess of $1,000,000,000; (iii) a finance company, insurance company, other financial institution or fund, reasonably acceptable to the Agent, which is regularly engaged in making, purchasing or investing in loans and having total assets in excess of $1,000,000,000; (iv) a savings and loan association or savings bank organized under the laws of the United States or any state thereof which has a net worth, determined in accordance with GAAP, in excess of $500,000,000; or (v) a finance company, insurance company, bank or other financial institution reasonably acceptable to the Agent; PROVIDED, HOWEVER, that neither a Credit Party nor an Affiliate of a Credit Party shall qualify as an Eligible Assignee under this definition.

                           "ELIGIBLE INVENTORY" means the aggregate amount of
                  Inventory of a Borrower deemed by the Agent in the exercise of its Permitted Discretion to be eligible for inclusion in the calculation of such Borrower's Borrowing Base; provided that no Inventory acquired by a Borrower pursuant to a Permitted Acquisition shall be included in such Borrower's Borrowing Base until the Agent has completed its review of and due diligence with respect to such Inventory and agreed to the inclusion of such Inventory in such Borrower's Borrowing Base. In determining the amount of Inventory to be included in a Borrower's Borrowing Base, Inventory shall be valued at the lower of cost or market on a FIFO or a specific identification method basis. Unless otherwise approved in writing by the Agent, an item of Inventory shall not be included in Eligible Inventory if:

                           (a) it is not owned solely by a Borrower or a
                  Borrower does not have good, valid and marketable title thereto; or

                           (b) it is not located in the United States; or

                           (c) it is not located on property owned or leased by
                  a Borrower or in a contract warehouse, subject to a Collateral Access Agreement executed by the mortgagee, lessor or the contract warehouseman, as the case may be, and segregated or otherwise separately identifiable from goods of others, if any, stored on the premises; or

                           (d) it is not subject to a valid and perfected first
                  priority Lien (other than Liens permitted under the Credit Documents) in favor of the Agent except, with respect to Inventory stored at sites described in clause (c) above, for Liens for unpaid rent or normal and customary warehousing charges; or

                           (e) it consists of goods returned or rejected by a
                  Borrower's customers (other than first quality, unimpaired, merchandisable and not special ordered goods) or goods in transit to third parties (other than to warehouse sites covered by a Collateral Access Agreement); or

                           (f) it is not first-quality finished goods, work in
                  process or raw materials, is obsolete or slow moving, or does not otherwise conform to the representations and warranties contained in the Credit Documents; or

                           (g) it was purchased by a Borrower in or as part of a
                  "bulk" transfer or sale of assets unless the seller thereof and Borrower have complied with all applicable bulk sales or bulk transfer laws or such Borrower has provided an indemnity agreement satisfactory to the Agent; or

                           (h) it consists of supplies, catalysts or off-size
                  Inventory (if and to the extent that such inventory has not been written down to the lower of its cost or market value); or

                           (i) it is consigned Inventory.

                           "ENTOLETER" is defined in the Preamble to this

                  Credit Agreement.

                           "ENTOLETER ACCOUNTS BORROWING BASE" means, on any
                  day, an amount up to 85% of the outstanding Eligible Accounts Receivable of Entoleter on such day.

                           "ENTOLETER BORROWING BASE" means, on any day, an
                  amount equal to the sum of (a) the Entoleter Accounts Borrowing Base on such day and (b) the Entoleter Inventory Borrowing Base on such day.

                           "ENTOLETER INVENTORY BORROWING BASE" means, on any
                  day, an amount up to (a) the sum of (i) 60% of the Eligible Inventory of Entoleter consisting of uncut rolled steel, PLUS
                  (ii) 50% of the Eligible Inventory of Entoleter consisting of raw materials other than rolled steel (cut or uncut) and spare parts, PLUS (iii) 30% of the Eligible Inventory of Entoleter consisting of spare parts.

                           "ENTOLETER LETTER OF CREDIT OBLIGATIONS" means the
                  sum of the aggregate undrawn amount of all Letters of Credit outstanding for Entoleter's account, plus the aggregate amount of all drawings under Letters of Credit issued for Entoleter's account for which the Borrowers have not reimbursed the Agent, plus the aggregate amount of all payments made by the Lenders to the Agent for participations in Letters of Credit issued for Entoleter's account for which the Borrowers have not reimbursed the Lenders.

                           "ENTOLETER LINE OF CREDIT" means the aggregate
                  revolving line of credit extended by the Lenders to Entoleter for Revolving Loans and Letters of Credit pursuant to and in accordance with the terms of this Credit Agreement, in the amount of $1,000,000 as such revolving line of credit may be reduced from time to time in accordance with this Credit Agreement.

                           "ENVIRONMENTAL INDEMNITY AGREEMENT" is defined in
                  Section 7.1(r)(v).

                           "ENVIRONMENTAL LAWS" means all federal, state and
                  local statutes, laws (including common or case law), rulings, regulations or governmental, administrative or judicial orders or interpretations applicable to the business or property of the Credit Parties or any of their Subsidiaries relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of

                  Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Materials.

                           "EQUIPMENT" is defined in the Security Agreement.

                           "ERISA" means the Employee Retirement Income Security
                  Act of 1974, 29 U.S.C. ss.ss. 1000 et seq., amendments thereto, successor statutes, and regulations or guidance promulgated thereunder.

                           "ERISA AFFILIATE" means any entity required to be
                  aggregated with a Credit Party or any of its Subsidiaries under Sections 414(b), (c), (m) or (o) of the Internal Revenue Code.

                           "EQUITY PROCEEDS AMOUNT" shall initially be zero,
                  which amount shall be (a) INCREASED at the time of receipt by the Guarantor of Net Cash Proceeds from the issuance of any equity securities after the Closing Date by the amount of such Net Cash Proceeds, (b) REDUCED at the time any Capital Expenditure is made pursuant to Section 7.2(r)(ii) by the amount of such Capital Expenditure, and (c) REDUCED at the time any prepayment of the SDW Subordinated Note is made in accordance with Section 2.9(d) by the amount of such prepayment.

                           "EURODOLLAR LENDING OFFICE" means, with respect to
                  any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule 1, as such Schedule may be amended from time to time (or, if no such office is specified, its Domestic Lending Office), or such other office or Affiliate of such Lender as such Lender may from time to time specify in writing to the Borrowers and the Agent.

                           "EURODOLLAR RATE" means, with respect to the Interest
                  Period for each Eurodollar Rate Loan comprising part of the same Borrowing, the reserve adjusted rate PER ANNUM equal to the 30-day London Interbank Offered Rate (in the case of a 30-day Interest Period), the 60-day London Interbank Offered Rate (in the case of a 60-day Interest Period) and the 90-day London Interbank Offered Rate (in the case of a 90 day Interest Period) that appears in the "Money Rates" section of THE WALL STREET JOURNAL on the first day of such Interest Period; PROVIDED, HOWEVER, that if THE WALL STREET JOURNAL no longer publishes such London Interbank Offered Rate, reference shall be made to the Reuters Screen ISDA Page for such London Interbank

                  Offered Rate.

                           "EURODOLLAR RATE LOAN" means a Loan that bears
                  interest as provided in Section 4.2.

                           "EVENT OF DEFAULT" is defined in Section 8.1.

                           "EXISTING CREDIT AGREEMENT" means (a) the Credit
                  Agreement dated as of October 23, 1996 among the Borrowers, the Guarantor, Central Products Company, the financial institutions parties thereto, BT Commercial Corporation, as agent, Transamerica Business Credit Corporation, as collateral agent, and Bankers Trust Company, as issuing bank and (b) all agreements, documents and instruments executed or delivered in connection therewith, in each case as heretofore amended, supplemented or otherwise modified.

                           "EXISTING INDEBTEDNESS" means the Indebtedness of the
                  Guarantor and its Restricted Subsidiaries existing on the date of the initial Loan hereunder as set forth on Schedule 2.

                           "EXISTING LETTERS OF CREDIT" means the letters of
                  credit in an aggregate undrawn face amount of $542,079.70 which were issued under the Existing Credit Agreement and are outstanding on the date hereof.

                           "EXPENSES" means all costs and expenses of the Agent
                  incurred in connection with the Credit Documents and the transactions contemplated therein, including, without limitation, (i) the costs of conducting record searches, examining collateral, opening bank accounts and lockboxes, depositing checks, receiving and transferring funds (including charges for checks for which there are insufficient funds), and other costs of administration and enforcement of the rights of the Lenders under the Credit Documents, (ii) the reasonable fees and expenses of legal counsel and paralegals (including the allocated cost of internal counsel and paralegals so long as not duplicative of outside counsel), accountants, appraisers and other consultants, experts or advisors retained by the Agent, (iii) fees and taxes in connection with the filing of financing statements, and (iv) the costs of preparing and recording Collateral Documents, releases of Collateral, and waivers, amendments, and terminations of any of the Credit Documents.

                           "EXPIRATION DATE" means the earlier of December 31,
                  2001 and the date of termination of the Commitments pursuant to the terms hereof.

                           "FACING FEE" is defined in Section 4.4(a).

                           "FEDERAL FUNDS RATE" means, for any period, a
                  fluctuating interest rate per annum equal, for each day during such period, to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by it.

                           "FEES" means, collectively, the Unused Line Fee, the
                  Agent Fee, the Closing Fee, Letter of Credit Fees, the Issuing Bank Fees and the Facing Fee.

                           "FINANCIAL STATEMENTS" means the consolidated (and if
                  requested by the Agent, consolidating) balance sheets, statements of operations, statements of cash flows and statements of changes in shareholder's equity of a Person for the period specified, prepared in accordance with GAAP and consistent with prior practices.

                           "FOREIGN LENDER" means any Lender organized under the
                  laws of a jurisdiction outside of the United States.

                           "FUNDING BANK" is defined in Section 4.9.

                           "GAAP" means generally accepted accounting principles
                  in the United States of America as in effect from time to time.

                           "GOVERNING DOCUMENTS" means, as to any Person, the
                  certificate or articles of incorporation and by-laws or other organizational or governing documents of such Person.

                           "GOVERNMENTAL AUTHORITY" means any nation or
                  government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                           "GUARANTOR" is defined in the Preamble to this
                  Agreement.

                           "GUARANTOR ACCOUNT" is defined in Section 7.2(p).

                           "GUARANTY" means the Guaranty, substantially in the
                  form of Exhibit H, made by the Guarantor in favor of the Agent for the benefit of the Lenders, as amended, supplemented or otherwise modified from time to time.

                           "HAZARDOUS MATERIALS" means any and all pollutants
                  and contaminants and any and all toxic, caustic, radioactive or hazardous materials, substances or wastes that are regulated under any Environmental Laws, including without limitation, petroleum, its derivatives and by-products and any other hydrocarbons.

                           "HIGHEST LAWFUL RATE" means, at any given time during
                  which any Obligations shall be outstanding hereunder, the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations, under the laws of the State of New York (or the law of any other jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Credit Agreement and the other Credit Documents), or under applicable federal laws which may presently or hereafter be in effect and which allow a higher maximum nonusurious interest rate than under New York (or such other jurisdiction's) law, in any case after taking into account, to the extent permitted by applicable law, any and all relevant payments or charges under this Credit Agreement and any other Credit Documents executed in connection herewith, and any available exemptions, exceptions and exclusions.

                           "INDEBTEDNESS" of any Person means (a) indebtedness
                  for borrowed money or for the deferred purchase price of property or services (other than trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), whether on open account or evidenced by a note, bond, debenture or similar instrument, (b) obligations under capital leases computed in accordance with GAAP, (c) reimbursement obligations for letters of credit, banker's acceptances or other credit accommodations, (d) liabilities under any Interest Rate Agreement, (e) Contingent Obligations and (f) obligations secured by any Lien on that Person's property, even if that Person has not assumed such obligations.

                           "INDEMNIFIED PARTY" is defined in Section 11.10(a).

                           "INDENTURE" means the Indenture dated as of October
                  23, 1996 among the Credit Parties and The Chase Manhattan Bank, as Trustee, as amended, supplemented or otherwise modified from time to time.

                           "INDENTURE BORROWING BASE" means, on any day, the
                  outstanding principal amount of Indebtedness permitted under
                  Section 4.09(b)(i) of the Indenture on such day.

                           "INDENTURE BORROWING BASE CERTIFICATE" is defined in
                  Section 7.1(b)(iii).

                           "INSOLVENCY EVENT" means, with respect to any Person,
                  the occurrence of any of the following: (a) such Person shall be adjudicated insolvent or bankrupt, or shall generally fail to pay or admit in writing its inability to pay its debts as they become due, (b) such Person shall seek dissolution or reorganization or the appointment of a receiver, trustee, custodian or liquidator for it or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, (c) such Person shall make a general assignment for the benefit of its creditors, or consent to or acquiesce in the appointment of a receiver, trustee, custodian or liquidator for a substantial portion of its property, assets or business, (d) such Person shall file a voluntary petition under any bankruptcy, insolvency or similar law, or (e) such Person, or a substantial portion of its property, assets or business shall become the subject of an involuntary proceeding or petition for its dissolution, reorganization, or the appointment of a receiver, trustee, custodian or liquidator or shall become subject to any writ, judgment, warrant of attachment, execution or similar process.

                           "INTELLECTUAL PROPERTY SECURITY AGREEMENT" means the
                  Intellectual Property Security Agreement, substantially in the form of Exhibit P, made by the Credit Parties in favor of the Agent for the benefit of the Lenders, as amended, supplemented or otherwise modified from time to time.

                           "INTERCOMPANY SUBORDINATED NOTE" means an
                  Intercompany Subordinated Note, substantially in the form of Exhibit L and which incorporates the terms set forth on Annex A thereto, made by one Credit Party in favor of another Credit Party, as amended, supplemented or otherwise modified from time to time.

                           "INTEREST EXPENSE" means the consolidated expense of
                  a Person for interest on Indebtedness, computed in accordance with GAAP.

                           "INTEREST INCOME" means the consolidated income of a
                  Person from interest on the Central Proceeds, computed in accordance with GAAP.

                           "INTEREST PERIOD" means for any Eurodollar Rate Loan
                  the period commencing on the date of such Borrowing and ending on the 29th, 59th or 89th day thereafter, as selected by the applicable Borrower; PROVIDED, HOWEVER, that (i) a Borrower may not select any Interest Period that ends after the Expiration Date; and (ii) whenever the last day of an Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, except that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, then the last day of such Interest Period shall occur on the next preceding Business Day.

                           "INTEREST RATE AGREEMENT" means any interest rate
                  protection or hedge agreement, including, without limitation, any interest rate future, option, swap and cap agreement approved by the Majority Lenders.

                           "INTERNAL REVENUE CODE" means the Internal Revenue
                  Code of 1986, any amendments thereto, and any successor statute thereto and regulations and guidance promulgated thereunder.

                           "INTERNAL REVENUE SERVICE" or "IRS" means the United
                  States Internal Revenue Service and any successor agency.

                           "INVENTORY" is defined in the Security Agreement.

                           "INVESTMENT" means all expenditures made and all
                  liabilities incurred and assumed (including Contingent Obligations) for or in connection with acquisitions, loans, advances, capital contributions or transfers of property to a Person. In determining the aggregate amount of Investments outstanding at any particular time, (a) a guaranty shall be valued at not less than the principal amount outstanding of the obligation guaranteed, or if less, the maximum stated amount of such guaranty; (b) returns of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution) shall be deducted; (c) earnings, whether as dividends, interest or otherwise, shall not be deducted; and (d) decreases in the market value of such Investments shall not be deducted unless such decreases are computed in accordance with GAAP.

                           "ISSUING BANK FEES" is defined in Section 4.4(b).

                           "IVEX SALE" means the collective reference to (a) the
                  sale by Coating of the inventory, equipment, customer list and outstanding contracts relating solely to Coating's dry gum, non-postage conventional and instantaneous heat-sealed gummed coating products business, excluding all assets relating to business with Helisys, Inc., and (b) the grant by Coating of a license to use all applicable technology, trade secrets and intellectual property relating to the products described in clause (a) above.

                           "LENDER" is defined in the Preamble to this Credit
                  Agreement.

                           "LENDER ADVANCES" is defined in Section 2.2.

                           "LETTER OF CREDIT AGREEMENT" means the collective
                  reference to any and all agreements from time to time entered into by the Agent and a bank or financial institution (each, an "issuing bank") pursuant to which the Agent causes such issuing bank to issue Letters of Credit for the account or benefit of a Borrower in accordance with the terms of his Agreement.

                           "LETTER OF CREDIT FEE" is defined in Section 4.4(a).

                           "LETTER OF CREDIT OBLIGATIONS" means, without
                  duplication, the total of the SCM Letter of Credit Obligations, the Coating Letter of Credit Obligations and the Entoleter Letter of Credit Obligations.

                           "LETTER OF CREDIT RELATED DOCUMENTS" is defined in
                  Section 3.8.

                           "LETTER OF CREDIT REQUEST" is defined in Section 3.4.

                           "LETTERS OF CREDIT" means all letters of credit
                  issued for the account of a Borrower pursuant to Article III of this Credit Agreement and all amendments, renewals, extensions or replacements thereof.

                           "LIEN" means any lien, claim, charge, pledge,
                  security interest, assignment, hypothecation, deed of trust, mortgage, lease, conditional sale, retention of title, or other preferential arrangement having substantially the same economic effect as any of the foregoing, whether voluntary or imposed by law.

                           "LINE OF CREDIT" means the aggregate revolving line
                  of credit extended by the Lenders to the Borrowers for Revolving Loans and Letters of Credit pursuant to and in accordance with the terms of this Credit Agreement, in the amount of $40,000,000, as such revolving line of credit may be reduced from time to time in accordance with this Credit Agreement.

                           "LOAN ACCOUNT" is defined in Section 2.10.

                           "LOANS" means the Revolving Loans made from time to
                  time hereunder.

                           "LOCKBOX AGREEMENTS" is defined in Section 2.12.

                           "LOCKBOX BANKS" is defined in Section 2.12.

                           "LOCKBOXES" is defined in Section 2.12.

                           "MAJORITY LENDERS" means those Lenders owed or
                  holding in the aggregate 51% or more of the total Commitments or if the Commitments are terminated, 51% or more of the Revolving Loans or Letter of Credit Obligations then outstanding.

                           "MATERIAL ADVERSE EFFECT" means (i) a material
                  adverse effect on the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Guarantor and its Restricted Subsidiaries, taken as a whole, (ii) the impairment of any Credit Party's ability to perform its obligations under the Credit Documents to which it is a party or the material impairment of the ability of the Agent or the Lenders to enforce the Obligations or realize upon the Collateral, or (iii) a material adverse effect on the value of the Collateral or the amount which the Agent or the Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral.

                           "MATERIAL CONTRACT" means any contract or other
                  arrangement to which a Credit Party or any of its Subsidiaries is a party (other than the Credit Documents) for which breach, nonperformance, cancellation or failure to renew could have a Material Adverse Effect. Material Contract shall include the Tax Sharing Agreement and the Overhead Allocation Agreement.

                           "MORTGAGED PROPERTIES" means the collective reference
                  to parcels of real property located at (a) 518 East Water Street, Troy, Ohio 45373-0370, (b) 30 Mary Bill Drive, Troy, Ohio 45373 and (c) 225 Warren Avenue, Westbrook, Maine 04092.

                           "MORTGAGE" is defined in Section 7.1(r)(i).

                           "MULTIEMPLOYER PLAN" means a multiemployer plan, as
                  defined in Section 4001(a)(3) of ERISA, to which any Credit Party, any of its Subsidiaries or any ERISA Affiliate has contributed within the past six years or with respect to which any Credit Party or any of its Subsidiaries may incur any liability.

                           "NET CASH PROCEEDS" means, with respect to any Asset
                  Sale or issuance of any equity securities by a Credit Party, the aggregate amount of cash received from time to time by or on behalf of such Credit Party in connection with such transaction after deducting therefrom only (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions, (b) the amount of taxes payable in connection with or as a result of such transaction, and (c) in the case of any Asset Sale (other than the Central Sale or the sale of stock in any other Borrower), the amount of any Indebtedness secured by a Lien on such asset that, by the terms of such transaction, is required to be repaid upon such disposition.

                           "NET DEBT" means Debt (other than the Senior Notes)
                  and Net Senior Note Indebtedness.

                           "NET DEBT TO ADJUSTED EBITDA RATIO" means at any date
                  of determination, the ratio of Net Debt as of the last day of the most recently ended fiscal quarter to Adjusted EBITDA for the most recently ended four fiscal quarters.

                           "NET INCOME" means, for any period, the net income of
                  a Person, as reflected on the Financial Statements of such Person for such period.

                           "NET SENIOR NOTE INDEBTEDNESS" means, at any date,
                  the outstanding principal amount of the Senior Notes as reduced by the amount of the Senior Notes redeemed with the Central Proceeds through such date minus the cash balances on deposit in the Designated Accounts on such date.

                           "NOTICE OF BORROWING" is defined in Section

                  2.2(a).

                           "NOTICE OF CONTINUATION" is defined in Section
                  4.8(a).

                           "NOTICE OF CONVERSION" is defined in Section 4.8(b).

                           "OBLIGATIONS" means the unpaid principal and interest
                  hereunder (including interest accruing on or after the occurrence of an Insolvency Event, whether or not an allowed claim), reimbursement obligations under Letters of Credit, Fees, Expenses and all other obligations and liabilities of the Guarantor or any of the Borrowers to the Agent, or to the Lenders under this Credit Agreement, the Revolving Notes or any other Credit Document.

                           "OTHER TAXES" is defined in Section 4.10(b).

                           "OVERHEAD ALLOCATION AGREEMENT" means the Overhead
                  Allocation Agreement among the Guarantor and its Restricted Subsidiaries dated October 23, 1996.

                           "PBGC" means the Pension Benefit Guaranty Corporation
                  and any Person succeeding to the functions thereof.

                           "PENDING BORROWINGS" means, with respect to a
                  Borrower, prospective Borrowings by such Borrower for which a Notice of Borrowing has been delivered but for which Revolving Loans have not been advanced.

                           "PERMITTED ACQUISITIONS" means an Acquisition which:

                                      (i) would not and does not contravene the
                           provisions of Sections 7.2(f) and (i), the SDW Subordinated Note or any of the Senior Note Documents;

                                      (ii) is not an Acquisition of capital
                           stock or assets (unless such assets are principally located in the United States) of a corporation incorporated outside of the United States or an Acquisition which is principally of assets located outside of the United States; and

                                      (iii) involves an Investment by or through
                           the Guarantor or a Borrower;

                           PROVIDED that (A) if capital stock of a Person is
                  issued or otherwise acquired by a Borrower or the

                  Guarantor in connection with such Investment, such Person promptly becomes a Credit Party, guarantees the Obligations and grants the Agent liens and security interests on all of its assets, (B) if assets (other than capital stock) are acquired in connection with such Acquisition, the Agent is granted perfected, first priority liens and security interests on all of such assets, (C) all documentation granting the Agent a guaranty or a security interest shall be in form and substance satisfactory to the Agent, (D) the Credit Parties shall take, and shall cause each Subsidiary to take, all such further actions and execute all such further documents and instruments as the Agent reasonably determines in its sole discretion to be necessary or desirable to cause the execution, delivery and performance of such documentation to be duly authorized and to perfect, protect or enforce the security interests and Liens (and the priority status thereof) granted to the Agent and (E) the Agent shall receive such legal opinions and certifications with respect to such Permitted Acquisition (including, without limitation, as to the matters set forth in clause (D) above) as the Agent shall reasonably request.

                           "PERMITTED DISCRETION" means the Agent's good faith
                  judgment based upon any factor which the Agent believes in good faith: (i) will or could reasonably be expected to materially adversely affect the value of any Collateral, the enforceability or priority of the Agent's Liens thereon or the amount which the Agent and the Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral;
                  (ii) suggests that any collateral report or financial information delivered to the Agent by any Person on behalf of a Credit Party is incomplete, inaccurate or misleading in any material respect; (iii) materially increases the likelihood of a bankruptcy, reorganization or other insolvency proceeding involving the Guarantor or any of its Subsidiaries or any of the Collateral; or (iv) creates or reasonably could be expected to create a Default or Event of Default. In exercising such judgment, the Agent may consider such factors already included in or tested by the definition of Eligible Accounts Receivable or Eligible Inventory, as well as any of the following factors: (i) changes in collection history and dilution with respect to the Accounts, (ii) changes in demand for, and pricing of, Inventory, (iii) changes in any concentration of risk with respect to Accounts or Inventory, and (iv) any other factors that change the credit risk of lending to the Borrowers on the security of the Accounts or

                  Inventory. The burden of establishing lack of good faith shall be on the Borrowers.

                           "PERMITTED HOLDERS" means and includes (a) Mario
                  Gabelli; each Affiliate of Mario Gabelli (or which was such preceding the death of Mario Gabelli); Richard J. Boyle; each Affiliate of Richard J. Boyle; Ned N. Fleming, III; each Affiliate of Ned N. Fleming, III; each member of the immediate family of each of the foregoing natural persons and any trust or similar device created for the benefit of any one or more of the foregoing and each Person which acquires a direct or indirect beneficial ownership interest in shares of stock of the Guarantor as an executor or administrator for or by way of inheritance or bequest from one or more of the natural persons described in the preceding clause (a) following the death of such Person; and (b) each group (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) which is controlled by (with the term "controlled by" as used herein to be determined in a manner consistent with the phrase "controlled by" as used in the definition of Affiliate contained herein) one or more of the Permitted Holders described in the preceding clause (a), but only so long as the respective such group to so controlled.

                           "PERMITTED LIENS" means such of the following as to
                  which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced and be continuing: (a) Liens for taxes, assessments and governmental charges not yet due and payable or which are being diligently contested in good faith by a Credit Party or one of its Subsidiaries by appropriate proceedings, provided that in any such case an adequate reserve is being maintained by the Credit Party or one of its Subsidiaries for the payment of the same; (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue and, in any case, where the property subject thereto is not material to the operations of the Person whose assets are subject to such Lien or which are being diligently contested in good faith and by appropriate proceedings and as to which appropriate reserves are being maintained; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations, not to exceed an aggregate of $200,000; and (d) easements, rights of way and other encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Person whose property is subject to such easement, right of way or encumbrance.

                           "PERSON" means any individual, sole proprietorship,
                  partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (including any division, agency or department thereof), and, as applicable, the successors, heirs and assigns of each.

                           "PLAN" means any employee benefit plan, program or
                  arrangement maintained or contributed to by a Credit Party, any of its Subsidiaries or any ERISA Affiliate or with respect to which any of them may incur liability.

                           "PRIME LENDING RATE" means the higher of (a) the
                  highest prime, base or equivalent rate of interest publicly announced from time to time by Citibank, N.A., Bank One, Chicago, The First National Bank of Chicago and Bank of America National Trust and Savings Association or any successor to any of the foregoing banks (which may not be the lowest rate of interest charged by such bank) and (b) the published annualized rate for 90-day dealer commercial paper that appears in the "Money Rates" section of THE WALL STREET JOURNAL.

                           "PRIME RATE LOAN" means a Loan that bears interest as
                  provided in Section 4.1.

                           "PROHIBITED TRANSACTION" is defined in Section
                  6.1(r)(v).

                           "PROPORTIONATE SHARE" of a Lender means a fraction,
                  expressed as a decimal, obtained by dividing its Commitment by the total Commitments of all the Lenders or, if the Commitments are terminated, by dividing its then outstanding Revolving Loans and/or Letter of Credit Obligations by the aggregate Revolving Loans and/or Letter of Credit Obligations then outstanding.

                           "PURCHASE AGREEMENTS" means the collective reference
                  to the Asset Purchase Agreement and the Stock Purchase Agreement.

                           "PURCHASE DOCUMENTS" means the Purchase Agreements
                  and each other document, agreement and instrument executed in connection therewith.

                           "PURCHASE MONEY LIENS" is defined in Section
                  7.2(b)(v).

                           "RATE OF EXCHANGE" means the rate at which the Agent
                  is able on the relevant date to purchase Dollars with other currency and shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into Dollars.

                           "REDUCED RATE" is defined in Section 4.10(e),
                  relating to backup withholding tax.

                           "REGISTER" is defined in Section 11.8(c).

                           "REPORTABLE EVENT" means any of the events described
                  in Section 4043 of ERISA and the regulations thereunder, other than a reportable event for which the 30-day notice requirement to the PBGC has been waived.

                           "REQUIRED LENDERS" means (a) if there are two Lenders
                  or less, those Lenders owed or holding in the aggregate more than 75% of the total Commitments or if the Commitments are terminated, more than 75% of the Revolving Loans or Letter of Credit Obligations then outstanding or (b) if there are more than two Lenders, the Majority Lenders.

                           "REQUIREMENT OF LAW" means (a) the Governing
                  Documents of a Person, (b) any law, treaty, rule or regulation or determination of an arbitrator, court or other Governmental Authority, or (c) any franchise, license, lease, permit, certificate, authorization, qualification, easement, right of way, right or approval binding on a Person or any of its property.

                           "RESTRICTED SUBSIDIARY" of any Person means any
                  Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

                           "RETIREE HEALTH PLAN" means an "employee welfare
                  benefit plan" within the meaning of Section 3(1) of ERISA that provides benefits to persons after termination of employment, other than as required by Section 601 of ERISA.

                           "REVOLVING LOANS" is defined in Section 2.1(a).

                           "REVOLVING NOTE" means a promissory note of each
                  Borrower payable to the order of each Lender, substantially in the form of Exhibit A, as the same may be amended, supplemented or otherwise modified from time to time.

                           "SCM" is defined in the Preamble to this Credit
                  Agreement.

                           "SCM ACCOUNTS BORROWING BASE" means, on any day, an
                  amount up to 85% of the outstanding Eligible Accounts Receivable of SCM on such day.

                           "SCM BORROWING BASE" means, on any day, an amount
                  equal to the sum of (a) the SCM Accounts Borrowing Base on such day and (b) the SCM Inventory Borrowing Base on such day.

                           "SCM INVENTORY BORROWING BASE" means, on any day, an
                  amount up to 65% of the Eligible Inventory of SCM on such day.

                           "SCM LETTER OF CREDIT OBLIGATIONS" means, the sum of
                  the aggregate undrawn amount of all Letters of Credit outstanding for SCM's account, plus the aggregate amount of all drawings under Letters of Credit issued for SCM's account for which the Borrowers have not reimbursed the Agent, plus the aggregate amount of all payments made by the Lenders to the Agent for participations in Letters of Credit issued for SCM's account for which the Borrowers have not reimbursed the Lenders.

                           "SCM LINE OF CREDIT" means the aggregate revolving
                  line of credit extended by the Lenders to SCM for Revolving Loans and Letters of Credit pursuant to and in accordance with the terms of this Credit Agreement, in the amount of $15,000,000, as such revolving line of credit may be reduced from time to time in accordance with this Credit Agreement.

                           "SDW SUBORDINATED GUARANTY" means the subordinated
                  guaranty dated as of March 17, 1998 made by the Borrowers in favor of S.D. Warren Company, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

                           "SDW SUBORDINATED NOTE" means the subordinated note
                  dated March 17, 1998 made by the Guarantor in favor of S.D. Warren Company, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

                           "SECURITIES ACCOUNT" has the meaning specified in
                  Section 8-501 of the Code.

                           "SECURITY AGREEMENT" means the Security Agreement,
                  substantially in the form of Exhibit G, made by the Credit Parties in favor of the Agent for the benefit of the Lenders, as amended, supplemented or otherwise modified from time to time.

                           "SENIOR NOTE DOCUMENTS" is defined in Section 5.1(g).

                           "SENIOR NOTE GUARANTY" means the Guaranty, dated
                  October 23, 1996, made by the Borrowers in favor of the Chase Manhattan Bank, as Trustee, as amended, supplemented or otherwise modified in accordance with the terms of this Agreement and any Guaranty of the Senior Notes by any Credit Party as permitted by the terms of this Agreement.

                           "SENIOR NOTES" means $115,000,000 aggregate principal
                  amount of the Guarantor's 10.75% Senior Secured Notes due 2006 issued pursuant to the Indenture.

                           "SETTLEMENT DATE" is defined in Section 2.6(a).

                           "SPECIFIED NET INCOME" means, in any fiscal period,
                  Net Income of a Person, minus Interest Income, plus or minus (as the case may be) losses or gains from extraordinary items and from sales of assets, other than the Central Sale, the Electrical Tape Sale, other than asset sales resulting in a loss or a gain of less than $100,000 and sales of Inventory in the ordinary course of business, in each case to the extent added or subtracted in determining such Person's Net Income.

                           "SPECIFIED PLAN WITHDRAWAL" means the complete
                  withdrawal by Electrical Tape from the Benefit Plan known as the Laborer's International Union of North America Industrial Pension Fund.

                           "STOCK PURCHASE AGREEMENT" means the Stock Purchase
                  Agreement dated as of April 9, 1999 between the Buyer and the Guarantor, as amended, supplemented or otherwise modified from time to time.

                           "SUBSIDIARY" means as to any Person, a corporation or
                  other entity in which that Person directly or indirectly owns or controls the shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or appoint other managers of such corporation or other entity. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Credit Agreement shall refer to a Subsidiary or Subsidiaries of the Guarantor.

                           "TAXES" is defined in Section 4.10(a).

                           "TAX SHARING AGREEMENT" means the Tax Sharing
                  Agreement among the Guarantor and its Subsidiaries dated April 5, 1996.

                           "TAX TRANSFEREE" is defined in Section 4.10(a).

                           "TBCC" means Transamerica Business Credit
                  Corporation, in its individual capacity.

                           "TBCC ACCOUNT" is defined in Section 2.12.

                           "TERMINATION EVENT" means (i) a Reportable Event with
                  respect to any Benefit Plan or Multiemployer Plan; (ii) the withdrawal of a Credit Party, any of its Subsidiaries or any ERISA Affiliate from a Benefit Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA); (iii) the providing of notice of intent to terminate a Benefit Plan in a distress termination (as described in Section 4041(c) of ERISA); (iv) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan; (v) any event or condition (a) which is reasonably likely to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (b) that is reasonably likely to result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of a Credit Party, any of its Subsidiaries or any ERISA Affiliate from a Multiemployer Plan.

                           "TRUSTEE CERTIFICATIONS" is defined in Section
                  6.1(ah).

                           "TYPE" means, with respect to any Loan, whether such
                  Loan is a Eurodollar Rate Loan or a Prime Rate Loan.

                           "UNRESTRICTED SUBSIDIARY" means a Subsidiary of the
                  Guarantor (other than a Credit Party) that is designated an Unrestricted Subsidiary by the Board of Directors of the Guarantor in the manner provided below and any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Guarantor may designate any Subsidiary (including any newly acquired or newly formed Subsidiary but excluding any Credit Party) to be an Unrestricted Subsidiary unless such Subsidiary owns any capital stock of, or owns or holds any Lien on, any property of the Guarantor or any of its Subsidiaries (other than a Subsidiary of the Subsidiary to be designated as an Unrestricted Subsidiary) PROVIDED that the Guarantor certifies to the Agent that such designation complies with 7.2(f)(x) and each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which any lender has recourse to any of the assets of the Guarantor or any of its Restricted Subsidiaries. The
                  Board of Directors of the Guarantor may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing and the Majority Lenders approve such designation in writing. Any such designation by the Board of Directors shall be evidenced to the Agent by promptly sending to the Agent a copy of the resolution giving effect to such designation and an officers' certificate that such designation complied with the foregoing provisions.

                           "UNUSED AVAILABILITY" means, at any time of
                  determination, the excess of (x) the lesser of the Borrowing Base or the Line of Credit over (y) the sum of the unpaid principal amount of the Loans outstanding, Pending Borrowings and the Letter of Credit Obligations.

                           "UNUSED LINE FEE" is defined in Section 4.5(a).

                           "VOTING STOCK" with respect to any Person means all
                  classes of Capital Stock of such Person then outstanding and normally entitled to vote in elections of directors of such Person.

                           "YEAR 2000 COMPLIANT shall mean, with respect to any
                  Person, that (i) all software in the equipment used by and material to the business, operations or financial condition of such Person is able to interpret and manipulate data on and involving all calendar dates correctly and without causing any abnormal ending scenario, including dates in and after the year 2000, and (ii) all equipment material to the business, operations or financial condition of such Persons that contains embedded microchips (including, without limitation, all systems and equipment supplied by others or with which such Person's information systems interface) will function properly with respect to all dates in and after the year 2000.

                  SECTION .1 ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise defined or specified herein, all accounting terms used in this Credit Agreement shall be construed in accordance with GAAP, applied on a basis consistent in all material respects with the audited Financial Statements of the Guarantor and its Restricted Subsidiaries delivered to the Agent on or before the Closing Date. All accounting determinations for purposes of determining compliance with Sections 7.2(r), (t) and (u) shall be made in accordance with GAAP as in effect on the Closing Date and applied on a basis consistent in all material respects with the audited Financial Statements of the Guarantor and its Restricted Subsidiaries delivered to the Agent on or before the Closing Date. The Financial Statements required to be delivered hereunder from and after the Closing Date, and all financial records, shall be maintained in accordance with GAAP. If GAAP shall change from the basis used in preparing the audited Financial Statements of the Guarantor and its Restricted Subsidiaries delivered to the Agent on or before the Closing Date, the certificates required to be delivered pursuant to Section 7.1 demonstrating compliance with the covenants contained herein shall include calculations setting forth the adjustments necessary to demonstrate how the Guarantor and its Restricted Subsidiaries are in compliance with the financial covenants based upon GAAP as in effect on the Closing Date. All financial covenants hereunder shall be calculated without giving effect to Central Products Company.

                  SECTION .2 OTHER TERMS; HEADINGS. Terms used herein that are defined in the Uniform Commercial Code, in effect from time to time, in the State of New York (the "CODE") shall have the meanings given in the Code. Each of the words "hereof," "herein," and "hereunder" refer to this Credit Agreement as a whole. An Event of Default shall "continue" or be "continuing" until such Event of Default has been cured or waived in accordance with Section 11.11 hereof. References to Articles, Sections, Annexes, Schedules, and Exhibits are internal references to this Credit Agreement, and to its attachments, unless otherwise specified. The headings and the Table of Contents are for convenience only and shall not affect the meaning or construction of any provision of this Credit Agreement.

                  SECTION .3 COMPUTATION OF TIME PERIODS. In this Credit Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

                  ARTICLE I

                                 REVOLVING LOANS

                  SECTION I.1  REVOLVING CREDIT COMMITMENTS.

                           (a) Subject to the terms and conditions set forth in
this Credit Agreement, on and after the Closing Date and to and excluding the Expiration Date, each Lender severally agrees to make loans and advances ("REVOLVING LOANS") to the following Borrowers in an amount not to exceed at any time its Proportionate Share of the following:

                           (i) TO COATING: an aggregate amount equal to the lesser of (x) the Coating Line of Credit and (y) the Coating Borrowing Base, minus in each case, the then outstanding Coating Letter of Credit Obligations and the Pending Borrowings of Coating; provided that no Revolving Loan or Letter of Credit may be incurred if after giving effect thereto an amount equal to fifty percent (50%) of the sum of the Revolving Loans extended by the Lenders to Coating and Coating Letter of Credit Obligations exceeds the Coating Accounts Borrowing Base;

                          (ii) TO ENTOLETER: an aggregate amount equal to the lesser of (x) the Entoleter Line of Credit and (y) the Entoleter Borrowing Base, minus, in each case, the then outstanding Entoleter Letter of Credit Obligations and the Pending Borrowings of Entoleter; provided that no Revolving Loan or Letter of Credit may be incurred if after giving effect thereto an amount equal to forty-five percent (45%) of the sum of the Revolving Loans extended by the Lenders to Entoleter and Entoleter Letter of Credit Obligations exceeds the Entoleter Accounts Borrowing Base; and

                         (iii) TO SCM: an aggregate amount equal to the lesser of (x) the SCM Line of Credit and (y) the SCM Borrowing Base, minus, in each case, the then outstanding SCM Letter of Credit Obligations and the Pending Borrowings of SCM; provided that no Revolving Loan or Letter of Credit may be incurred if after giving effect thereto an amount equal to fifty percent (50%) of the sum of the Revolving Loans extended by the Lenders to SCM and SCM Letter of Credit Obligations exceeds the SCM Accounts Borrowing Base.

                           (b) The Agent, at any time in the exercise of its
Permitted Discretion upon not less than ten (10) days' prior written notice to the applicable Borrower, may (i) establish and increase or decrease reserves against Eligible Accounts Receivable and Eligible Inventory for any of the Borrowers, and (ii) impose additional restrictions (or eliminate the same) to the standards of eligibility set forth in the definitions of Eligible Accounts Receivable and Eligible Inventory. The ten (10) day notice in this section shall not apply to a determination by the Agent with respect to whether a specific Account, all Accounts of an account debtor or any Inventory should be deemed ineligible. Such determination may be made at any time by the Agent without notice in the exercise of its Permitted Discretion. The Agent may, but shall not be obligated to, rely on each Borrowing Base Certificate and any other schedules or reports in determining the eligibility of Accounts and Inventory.

                           (c) Notwithstanding anything in this Credit Agreement
to the contrary, the Lenders shall not be obligated to make any Revolving Loans to any Borrower if such requested Revolving Loan, when added to the aggregate amount of Revolving Loans and all Letter of Credit Obligations then outstanding, would cause the sum of the Revolving Credit Loans and the Letter of Credit Obligations to exceed the lesser of (i) the Line of Credit and (ii) the Borrowing Base then in effect.

                           (d) The outstanding principal amount of the Revolving
Loans, together with all accrued and unpaid interest thereon, shall be paid on the Expiration Date.

                  SECTION I.2 BORROWING OF REVOLVING LOANS. It is contemplated that Revolving Loans will be made available to the Borrowers by the Lenders ("LENDER ADVANCES") and, in the circumstances described in Section 2.2(b), from the Agent acting on behalf of the Lenders ("AGENT ADVANCES"). The Revolving Loans made by any Lender to any Borrower shall be evidenced by a Revolving Note made by such Borrower payable to the order of such Lender, with appropriate insertions as to the date and principal amount.

                           (a) LENDER ADVANCES OF REVOLVING LOANS. Subject to
the determination by the Agent and the Lenders that the conditions for borrowing contained in Section 5.2 are satisfied, upon notice from a Borrower to the Agent, substantially in the form of Exhibit C ("NOTICE OF BORROWING") received by the Agent before 1:00 p.m. (New York City time) on a Business Day, Lender Advances of Revolving Loans shall be made to such Borrower to the extent of each Lender's Proportionate Share of the requested Borrowing. The Notice of Borrowing shall specify whether the requested Borrowing is of Prime Rate Loans or Eurodollar Rate Loans and, in the case of Eurodollar Rate Loans, the length of the Interest Period therefor.

                           (b) AGENT ADVANCES OF REVOLVING LOANS. The

Agent is authorized by the Lenders, but is not obligated, to make Agent Advances upon a Notice of Borrowing received by the Agent before 2:00 p.m. (New York City time) on a Business Day. All Agent Advances shall be Prime Rate Loans. Agent Advances will not at any time exceed the applicable amount available for borrowing under Section 2.1(a). Agent Advances will be subject to periodic settlement with the Lenders under Section 2.6. Agent Advances may be made only in the following circumstances:

                            (i) For administrative convenience, the Agent may, but is not obligated to, make Agent Advances in reliance upon a Borrower's actual or deemed representations under
                  Section 5.2 that the conditions for borrowing are satisfied.

                           (ii)    If the conditions for borrowing under Section
                  5.2 cannot be fulfilled, a Borrower shall in its Notice of Borrowing or otherwise give immediate notice thereof to the Agent, with a copy to each of the Lenders, and the Agent may, but is not obligated to, continue to make Agent Advances for twenty (20) Business Days from the date the Agent first receives such notice, or until sooner instructed by the Majority Lenders to cease.

                  SECTION I.3 DISBURSEMENT OF REVOLVING LOANS. The proceeds of Revolving Loans shall be transmitted by the Agent (a) in the circumstances described in Section 3.5, directly to the Agent and (b) in all other circumstances, as requested by a Borrower in its Notice of Borrowing.

                  SECTION I.4 NOTICES OF BORROWING. Notices of Borrowing may be given under this Section by telephone or facsimile transmission, and, if by telephone, promptly confirmed by a writing. A Borrower shall specify in each Notice of Borrowing whether the conditions for the requested borrowing are satisfied. A Borrower may request one or more borrowings of Prime Rate Loans by Notice of Borrowing given not later than 1:00 p.m. (New York City time) on the same Business Day as the proposed Borrowing. Notice of Borrowing for Eurodollar Rate Loans shall be given not later than 1:00 p.m. (New York City time) on the third Business Day prior to the proposed Borrowing. Each Notice of Borrowing shall, unless otherwise specifically provided herein, consist entirely of Revolving Loans of the same Type and, if such Borrowing is to consist of Eurodollar Rate Loans, shall be in an aggregate amount for all Lenders of not less than $1,000,000 or an integral multiple of $100,000 in excess thereof. The right of a Borrower to choose Eurodollar Rate Loans is subject to the provisions of Section 4.8. Once given, a Notice of Borrowing is irrevocable by and binding on the Borrower delivering such notice. Each Borrower shall provide to the Agent a list, with specimen signatures, of officers authorized to request Revolving Loans and Letters of Credit. The Agent is entitled to rely upon each such list until it is replaced by the applicable Borrower.

                  SECTION I.5 SAME DAY SETTLEMENT OF LENDER ADVANCES. The Agent shall give each Lender prompt notice by telephone or facsimile transmission of a Notice of Borrowing that requests Lender Advances of Revolving Loans. No later than 2:00 p.m. (New York City time) on the date of receipt of the Notice of Borrowing, each Lender shall make available to the Agent at the Agent's address such Lender's Proportionate Share of such borrowing in immediately available funds. Unless the Agent receives contrary written notice prior to the date of any such borrowing of Revolving Loans, it is entitled to assume that each Lender will make available its Proportionate Share of the borrowing and in reliance upon that assumption, but without any obligation to do so, may advance such Proportionate Share on behalf of such Lender.

                  SECTION I.6 PERIODIC SETTLEMENT OF AGENT ADVANCES AND REPAYMENTS.

                           (a) THE SETTLEMENT DATE. The amount of each Lender's
Proportionate Share of Revolving Loans shall be computed weekly (or more frequently in the Agent's discretion) and shall be adjusted upward or downward based on all Revolving Loans (including Agent Advances) and repayments received by the Agent as of 5:00 p.m. (New York City time) on the last Business Day of the period specified by the Agent (such date, the "SETTLEMENT DATE").

                           (b) SUMMARY STATEMENTS; SETTLEMENTS OF PRINCIPAL. The
Agent shall deliver to each of the Lenders promptly after the Settlement Date a summary statement of the amount of outstanding Revolving Loans (including Agent Advances) to each of the Borrowers. As reflected on the summary statement: (i) the Agent shall transfer to each Lender its Proportionate Share of repayments; and (ii) each Lender shall transfer to the Agent, or the Agent shall transfer to each Lender, such amounts as are necessary to insure that, after giving effect to all such transfers, the amount of Revolving Loans made by each Lender shall be equal to such Lender's Proportionate Share of the aggregate amount of Revolving Loans outstanding as of such Settlement Date. If the summary statement requires transfers to be made to the Agent by the Lenders and is received by the Lenders prior to 12:00 Noon (New York City time) on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m. (New York City time) that day; and, if received after 12:00 Noon (New York City time), then no later than 3:00 p.m. (New York City time) on the next Business Day. The obligation of each Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Agent.

                           (c) DISTRIBUTION OF INTEREST AND UNUSED LINE FEES.
Interest on the Revolving Loans (including Agent Advances), shall be allocated by the Agent to each Lender in accordance with the proportionate share of Revolving Loans actually advanced by and repaid to each Lender, and shall accrue from and including the date such Revolving Loans are so advanced and to but excluding the date such Revolving Loans are either repaid or actually settled under this Section. The amount of the Unused Line Fee shall be allocated by the Agent to each Lender in accordance with that Lender's Proportionate Share. After the end of each month, the Agent shall promptly, upon receipt from a Borrower, distribute to each Lender its share of the interest and Unused Line Fee accrued during such month. The Agent shall, upon receipt from a Borrower, distribute interest on Eurodollar Rate Loans promptly after it is received from a Borrower.

                  SECTION I.7 SHARING OF PAYMENTS. If any Lender shall obtain any payment pursuant to the terms of this Credit Agreement (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) on account of the Loans made by it or its participation in Letters of Credit in excess of its Proportionate Share of payments on account of the Loans or Letters of Credit obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Loans made by them or in their participation in Letters of Credit as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and each such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect to the total amount so recovered, and PROVIDED, further that this Section shall not apply with respect to any fees which are intended to be for the benefit of less than all of the Lenders. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation. Notwithstanding anything contained herein to the contrary, the sharing provisions of this Section shall not apply to any payments received by any Lender from or on behalf of the Borrowers or the Agent that is not made pursuant to the express terms and provisions of this Credit Agreement.

                  SECTION I.8  DEFAULTING LENDERS.

                           (a) A Lender who fails to pay the Agent its
Proportionate Share of any Revolving Loans (including Agent Advances) made available by the Agent on such Lender's behalf, or who fails to pay any other amount owing by it to the Agent, is a defaulting lender ("DEFAULTING LENDER"). The Agent may recover all such amounts owing by a Defaulting Lender on demand. If the Defaulting Lender does not pay such amounts on the Agent's demand, the Agent shall promptly notify the Borrowers and the Borrowers shall, jointly and severally, pay such amounts within five (5) Business Days. In addition, the Defaulting Lender or the Borrowers, jointly and severally, shall pay the Agent interest on such amount for each day from the date it was made available by the Agent to the Borrowers to the date it is recovered by the Agent at a rate PER ANNUM equal to (x) the overnight Federal Funds Rate, if paid by the Defaulting Lender, or (y) the then applicable rate of interest calculated under Section 4.1, if paid by the Borrowers; plus, in each case, the Expenses and losses, if any, incurred as a result of the Defaulting Lender's failure to perform its obligations.

                           (b) The failure of any Lender to fund its
Proportionate Share of any Revolving Loan (including Agent Advances) shall not relieve any other Lender of its obligation to fund its Proportionate Share of such Revolving Loan. Conversely, no Lender shall be responsible for the failure of another Lender to fund such other Lender's Proportionate Share of a Revolving Loan.

                           (c) The Agent shall not be obligated to transfer to a
Defaulting Lender any payments made by a Borrower to the Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by the Agent. The Agent may hold and, in its discretion, re-lend to the Borrowers the amount of all such payments received or retained by it for the account of such Defaulting Lender. For purposes of voting or consenting to matters with respect to the Credit Documents and determining Proportionate Shares, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero (-0-). This Section shall remain effective with respect to such Lender until (x) the Defaulting Lender has paid all amounts required to be paid to the Agent hereunder or (y) the Majority Lenders, the Agent and the Borrowers shall have waived such Lender's default in writing. The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by the Borrowers of their duties and obligations hereunder.

                  SECTION I.9 MANDATORY AND VOLUNTARY PAYMENT; MANDATORY AND VOLUNTARY REDUCTION OF COMMITMENTS.

                           (a) In no event shall the sum of the aggregate
outstanding principal balance of the Revolving Loans and all Letter of Credit Obligations outstanding exceed the lesser of the Borrowing Base and the Line of Credit at any time. Immediately upon the discovery by a Borrower that any of the lending limits set forth in Sections 2.1(a) or this Section 2.9(a) has been exceeded, an amount sufficient to reduce the outstanding balances to the applicable maximum allowed amount shall become immediately due and payable.

                           (b) On the Expiration Date, the Commitment of each
Lender and the Line of Credit shall automatically reduce to zero and may not be reinstated.

                           (c) The Borrowers may reduce or terminate the
Commitments on a PRO RATA basis as among the Lenders at any time and from time to time in whole or in part; PROVIDED, HOWEVER, that each such reduction must be in an aggregate amount for all Lenders of not less than $1,000,000 (and in increments of $1,000,000 thereafter). Any reduction in the Commitments shall reduce the Line of Credit on a dollar-for-dollar basis. If the Borrowers seek to reduce the Commitments to an aggregate amount of less than $5,000,000, then the Commitments shall be reduced to zero and this Credit Agreement shall be terminated. Once reduced, no portion of the Commitments or the Line of Credit may be reinstated.

                           (d) If any Credit Party shall receive any Net Cash
Proceeds from the consummation of any Asset Sale (other than the Central Sale) or from the issuance of any equity securities, (i) 100% of such Net Cash Proceeds shall be immediately paid to the Agent to be applied to repay the outstanding Revolving Loans, which amounts may be reborrowed, subject to the terms and conditions contained herein and (ii) 100% of such Net Cash Proceeds from the consummation of such Asset Sale shall be applied as a mandatory reduction of the Commitments and the Line of Credit, except to the extent that, within 270 days of the date of such sale, such Net Cash Proceeds have been used to make Capital Expenditures permitted under Section 7.2(r)(i) and the Agent has received a certificate from an Authorized Officer certifying the same. Any Net Cash Proceeds from the Central Sale shall be applied as follows: (i) 100% of such Net Cash Proceeds shall be immediately applied in accordance with Section 5.1(o) and (ii) at least $60,000,000 of such Net Cash Proceeds shall be applied as a mandatory reduction of the Commitments and the Line of Credit, except to the extent that, within 270 days of the date of the Central Sale, (A) such Net Cash Proceeds have been used (x) to make Capital Expenditures permitted under Section 7.2(r)(i), (y) to make Investments permitted under Section 7.2(f)(ix) or (z) to prepay or redeem the Senior Notes in accordance with Section 4.11 of the Indenture and
(B) the Agent has received a certificate from an Authorized Officer of the Guarantor certifying the same, together with a legal opinion relating thereto as the Agent shall reasonably request. Any reduction of the Commitments shall reduce the Commitment of each Lender proportionately by its Proportionate Share of the amount of such reduction. Any reduction of the Line of Credit shall reduce the Coating Line of Credit by 60% of the amount of such reduction, the Entoleter Line of Credit by 2.5% of the amount of such reduction and the SCM Line of Credit by 37.5% of the amount of such reduction. Notwithstanding the foregoing, if (i) a Credit Party receives Net Cash Proceeds from the issuance of equity securities, (ii) after giving effect thereto, Unused Availability shall be equal to or greater than $15,000,000 and (iii) no Event of Default has occurred and is continuing, then such Credit Party shall not be required to apply such Net Cash Proceeds to repay the Revolving Loans to the extent that Unused Availability exceeds $15,000,000 (it being understood that such Credit Party may apply such excess to make mandatory prepayments of the SDW Subordinated Note in accordance with
Section 3.1 of the SDW Subordinated Note as in effect on March 17, 1998).

                  SECTION I.10 MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF ACCOUNT. The Agent shall maintain an account on its books in the name of each Borrower (each, a "LOAN ACCOUNT") in which a Borrower will be charged with all loans and advances made by the Lenders to such Borrower or for such Borrower's account, including the Revolving Loans, the Letter of Credit Obligations, the Fees, the Expenses and any other Obligations. Each Borrower's Loan Account will be credited with all amounts received by the Agent from such Borrower or for such Borrower's account, including, as set forth below, all amounts received in the applicable Collection Account from any Lockbox Bank. The Agent shall send each Borrower a monthly statement reflecting the activity in its Loan Account. Absent manifest error, each monthly statement shall be an account stated and shall be final, conclusive and binding on the Borrowers.

                  SECTION I.11 PAYMENT PROCEDURES. The Borrowers hereby authorize the Agent to charge the Loan Accounts with the amount of all interest, Fees and Expenses and other payments to be made hereunder and under the other Credit Documents. The Borrowers' obligations to the Agent and the Lenders with respect to such payments shall be discharged by the Agent's charging the Loan Accounts as provided herein.

                  SECTION I.12 COLLECTIONS. The Borrowers shall at all times maintain separate lockboxes (the "LOCKBOXES") and shall instruct all account debtors on their Accounts to remit all Collections to their respective Lockboxes. The Borrowers shall enter into agreements with the Agent and financial institutions selected by the Borrowers and acceptable to the Agent (the "LOCKBOX BANKS") substantially in the form of Exhibit I (the "LOCKBOX AGREEMENTS"), which among other things shall provide for the opening of an account with such Lockbox Bank for the deposit of Collections (each, a "COLLECTION ACCOUNT") and shall require the Agent's consent to its termination. All Collections and other amounts received by a Borrower from any account debtor, in addition to all other cash received from any other source, shall upon receipt be deposited into a Collection Account maintained by such Borrower. Upon the terms and subject to the conditions set forth in the Lockbox Agreements, all available amounts held in each Collection Account maintained by a Borrower shall be wired each Business Day into an account maintained by the Agent at The First National Bank of Chicago, Account No. 5295416 (the "TBCC ACCOUNT"). Termination of such arrangements shall also be subject to approval by the Agent. All amounts, other than Collections, received by the Borrowers from any source shall upon receipt be deposited into a second Collection Account maintained by the Agent at a Lockbox Bank.

                  SECTION I.13 APPLICATION OF PAYMENTS. All available amounts held in the TBCC Account with respect to a Borrower shall be distributed and applied on a daily basis in the following order: FIRST, to the payment of any Fees, Expenses or other Obligations then due and payable by such Borrower to the Agent under any of the Credit Documents, including amounts advanced by the Agent on behalf of the Lenders pursuant to Section 2.4 or 2.5; SECOND, to the ratable payment of fees, Expenses or other Obligations then due and payable by such Borrower to the Lenders under any of the Credit Documents other than those Obligations specifically referred to in this Section 2.13; THIRD, to the ratable payment of any interest then due and payable on the Loans to such Borrower; FOURTH, to the ratable payment of principal of any Loans to such Borrower which is then due and payable; and FIFTH, to cash collateralize Letters of Credit in accordance with the provisions of Section 8.2(c). On any date after giving effect to the payment of all amounts required to be paid pursuant to the immediately preceding sentence by all Borrowers, to the extent there remain available funds in the TBCC Account with respect to a Borrower, such funds may be accessed by such Borrower and utilized by it for general corporate purposes pursuant to the terms of this Agreement. Any payment received hereunder as a distribution in any proceeding referred to in Section 8.1(g) shall, unless paid with respect to amounts specifically owing to the Agent, be distributed and applied by the Agent to the payment of the amounts due hereunder and under the Notes ratably in accordance with such amounts (or, if a court of competent jurisdiction shall otherwise specify, as specified by such court).


                                   ARTICLE II

                                LETTERS OF CREDIT

                  SECTION II.1 ISSUANCE OF LETTERS OF CREDIT. Subject to the terms and conditions of this Credit Agreement and in reliance upon the representations and warranties of Borrowers set forth herein, the Agent shall use its best efforts to cause a bank acceptable to the Agent to issue Letters of Credit hereunder at the request of a Borrower and for its account, as more specifically described below. The Agent shall not be obligated to cause to be issued any Letter of Credit for the account of any Borrower on or after the Expiration Date or if at the time of such requested issuance:

                           (a) The face amount of such Letter of Credit
requested by Coating, (i) when added to the Coating Letter of Credit Obligations then outstanding, would cause the Coating Letter of Credit Obligations to exceed $5,000,000 or (ii) when added to the aggregate amount of Revolving Loans to Coating and all Coating Letter of Credit Obligations then outstanding would cause the sum of the Revolving Loans to Coating and the Coating Letter of Credit
Obligations to exceed the lesser of (x) the Coating Line of Credit and (y) the Coating Borrowing Base then in effect; or

                           (b) The face amount of such Letter of Credit
requested by Entoleter, (i) when added to the Entoleter Letter of Credit Obligations then outstanding, would cause the Entoleter Letter of Credit Obligations to exceed $1,000,000 or (ii) when added to the aggregate amount of Revolving Loans to Entoleter and all Entoleter Letter of Credit Obligations then outstanding, would cause the sum of Revolving Loans to Entoleter and the Entoleter Letter of Credit Obligations to exceed the lesser of (x) the Entoleter Line of Credit and (y) the Entoleter Borrowing Base in effect; or

                           (c) The face amount of such Letter of Credit
requested by SCM, (i) when added to the SCM Letter of Credit Obligations then outstanding, would cause the SCM Letter of Credit Obligations to exceed $4,000,000 or (ii) when added to the aggregate amount of Revolving Loans to SCM and all SCM Letter of Credit Obligations then outstanding would cause the sum of the Revolving Loans to SCM and the SCM Letter of Credit Obligations to exceed the lesser of (x) the SCM Line of Credit and (y) the SCM Borrowing Base then in effect; or

                           (d) The face amount of such Letter of Credit, when
added to the aggregate amount of Revolving Loans and all Letter of Credit Obligations then outstanding would cause the sum of the Revolving Loans and the Letter of Credit Obligations to exceed the lesser of (i) the Line of Credit and
(ii) the Borrowing Base then in effect; or

                           (e) Any order, judgment or decree of any Governmental
Authority or arbitrator shall purport by its terms to enjoin or restrain any issuing bank from issuing such Letter of Credit or any Requirement of Law applicable to such issuing bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such issuing bank shall prohibit, or request such issuing bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such issuing bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which the issuing bank is not otherwise compensated) not in effect as of the Closing Date, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such issuing bank as of the Closing Date and which such issuing bank deems in good faith to be material to it; or

                           (f) A default of any Lender's obligations to fund
under Section 3.6 exists, or such Lender is a Defaulting Lender unless the Agent has entered into satisfactory arrangements with the Borrowers to eliminate the Agent's risk with respect to such Lender, including cash collateralization of such Lender's Proportionate Share of the Letter of Credit Obligations.

                  SECTION II.2 TERMS OF LETTERS OF CREDIT. The Letters of Credit shall be in a form customarily caused to be issued by the Agent or in such other form as has been approved by the Agent. At the time of issuance, the amount and the terms and conditions of each Letter of Credit, and of any drafts or acceptances thereunder, shall be subject to approval by the Agent and the applicable Borrower. In no event may the term of any Letter of Credit issued hereunder exceed 365/366 days (except that such Letters of Credit may provide for annual renewal) and all Letters of Credit issued hereunder shall expire no later than the date that is five (5) Business Days prior to the Expiration Date. Any Letter of Credit containing an automatic renewal provision shall also contain a provision pursuant to which, notwithstanding any other provisions thereof, it shall not be renewable on or after the Expiration Date and it shall expire no later than the date that is five (5) Business Days prior to the Expiration Date. Notwithstanding the foregoing, a Letter of Credit may have an expiry date subsequent to the Expiration Date if such Letter of Credit is cash collateralized in a manner satisfactory to the Agent and in an amount equal to 105% of the aggregate face amount thereof or is supported by another letter of credit which is issued by a financial institution reasonably acceptable to the Agent and is in a form and contains terms and conditions reasonably satisfactory to the Agent.

                  SECTION II.3 LENDERS' PARTICIPATION. Immediately upon issuance or amendment of any Letter of Credit in accordance with the procedures set forth in Sections 3.1 and 3.2, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Agent, without recourse or warranty, an undivided interest and participation to the extent of such Lender's Proportionate Share of the liability and obligations under and with respect to such Letter of Credit and the Letter of Credit Agreements (including, without limitation, all obligations of the Borrowers with respect thereto, other than amounts owing to the Agent consisting of Issuing Bank Fees) and any security therefor or guaranty pertaining thereto.

                  SECTION II.4 NOTICE OF ISSUANCE. (i) Whenever a Borrower desires the issuance of a Letter of Credit, such Borrower shall deliver to the Agent a written notice no later than 1:00 p.m. New York City time at least ten
(10) Business Days (or such shorter period as may be agreed to by the Agent) in advance of the proposed date of issuance of a letter of credit request in substantially the form attached as Exhibit F (a "LETTER OF CREDIT REQUEST"). The transmittal by a Borrower of each Letter of Credit Request shall be deemed to be a representation and warranty by such Borrower that the Letter of Credit may be issued in accordance with and will not violate any of the requirements of Sections 3.1 and 3.2. Prior to the date of issuance of each Letter of Credit, the requesting Borrower shall provide to the Agent a precise description of the documents and the text of any certificate to be presented by the beneficiary of such Letter of Credit which if presented by such beneficiary on or prior to the expiration date of the Letter of Credit would require the issuing bank to make payment under the Letter of Credit. The Agent, in its reasonable judgment, may require changes in any such documents and certificates. No Letter of Credit shall require payment against a conforming draft to be made thereunder prior to the second Business Day after the date on which such draft is presented. A Letter of Credit Request may be given in writing or electronically and, if requested by the Agent, with prompt confirmation in writing. Any electronic Letter of Credit Request shall be deemed to have been prepared by, or under the supervision of the chief financial officer or other Authorized Officer of the requesting Borrower.

                  SECTION II.5 PAYMENT OF AMOUNT DRAWN UNDER LETTERS OF CREDIT. In the event of any request for drawing under any Letter of Credit by the beneficiary thereof, (i) the Borrower on whose behalf such Letter of Credit was issued shall be deemed to have timely given a Notice of Borrowing to the Agent to make Revolving Loans to such Borrower on the date on which such drawing is honored in an amount equal to the amount of such drawing and (ii) subject to satisfaction or waiver of the applicable conditions specified in Article V and the other terms and conditions of Borrowings contained herein, the Lenders shall, on the date of such drawing, make Revolving Loans in the amount of such drawing, the proceeds of which shall be applied directly by the Agent to reimburse the issuing bank for the amount of such drawing or payment. The Agent shall give such Borrower notice of such Revolving Loans. If for any reason, proceeds of Revolving Loans are not received by the Agent on such date in an amount equal to the amount of such drawing, the Borrowers shall, jointly and severally, be obligated to and shall reimburse the Agent, on the Business Day immediately following the date of such drawing, in an amount in same day funds equal to the excess of the amount of such drawing over the amount of such Revolving Loans, if any, which are so received, plus accrued interest on such amount at the rate set forth in Section 4.1.

                  SECTION II.6 PAYMENT BY LENDERS. In the event that the Borrowers do not reimburse Agent for the amount of any drawing pursuant to
Section 3.5, the Agent shall promptly notify each Lender of the unreimbursed amount of such drawing and of such Lender's respective participation therein. Each Lender shall make available to the Agent an amount equal to its respective participation in same day funds, at the office of the Agent specified in such notice, not later than 1:00 p.m. (New York City time) on the first Business Day after the date notified by the Agent. In the event that any Lender fails to make available to the Agent the amount of such Lender's participation in such Letter of Credit as provided in this Section 3.6, the Agent shall be entitled to recover such amount on demand from such Lender together with interest at the Federal Funds Rate for three (3) Business Days and thereafter at the Prime Lending Rate. The Agent shall distribute to each Lender which has paid all amounts payable by it under this Section 3.6 with respect to any Letter of Credit such Lender's Proportionate Share of all payments subsequently received by the Agent from the Borrowers in reimbursement of drawings honored under such Letter of Credit when such payments are received.

                  SECTION II.7 NATURE OF AGENT'S DUTIES. As among the Borrowers, the Agent and each Lender, each of the Borrowers assumes all risks of the acts and omissions of the Agent and the issuing bank or misuse of the Letters of Credit by the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, neither the Agent nor any of the Lenders shall be responsible (i) for the form, validity, sufficiency, accuracy, genuineness or legal effects of any document submitted by any party in connection with the application for and issuance of or any drawing honored under such Letters of Credit even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged, (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit, or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason, (iii) for failure of the beneficiary of any such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit, (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy or otherwise, whether or not they be in cipher, (v) for errors in interpretation of technical terms, (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit, or of the proceeds thereof, (vii) for the misapplication by the beneficiary of any such Letter of Credit, of the proceeds of any drawing honored under such Letter of Credit, and (viii) for any consequences arising from causes beyond the control of the issuing bank, the Agent or the Lenders. None of the above shall affect, impair, or prevent the vesting of any of the Agent's rights or powers hereunder. Any action taken or omitted to be taken by the Agent under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create any liability of the Agent to the Borrower or any Lender.

                  SECTION II.8 OBLIGATIONS ABSOLUTE. The joint and several obligations of the Borrowers to reimburse the Agent for drawings honored under the Letters of Credit and the obligations of the Lenders under Section 3.6 shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Credit Agreement under all circumstances including, without limitation, the following circumstances: (i) any lack of validity or enforceability of this Credit Agreement, any Letter of Credit, any Letter of Credit Agreement or any other agreement or instrument relating thereto (the "LETTER OF CREDIT RELATED DOCUMENTS"); (ii) the existence of any claim, setoff, defense or other right which the Borrowers or any Affiliate of the Borrowers may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such beneficiary or transferee may be acting), the Agent, any Lender or any other Person, whether in connection with this Credit Agreement, the other Credit Documents, the transactions contemplated herein or therein or any unrelated transaction; (iii) any draft, demand, certificate or any other documents presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; (v) payment by the issuing bank under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit; (vi) failure of any drawing under a Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of any drawing; or (vii) the fact that a Default or Event of Default shall have occurred and be continuing; PROVIDED, HOWEVER, that the Borrowers shall have no obligation to reimburse the Issuing Bank in the event of the Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under the Letter of Credit comply with the terms of such Letter of Credit, as determined by a court of competent jurisdiction in a final, nonappealable judgment.

                                   ARTICLE III

                           INTEREST, FEES AND EXPENSES

                  SECTION III.1 INTEREST ON PRIME RATE LOANS. The Borrowers shall, jointly and severally, pay to the Agent for the benefit of the Lenders interest on Prime Rate Loans two (2) Business Days after the last Business Day of each month, calculated monthly in arrears at an interest rate per annum equal to the Prime Lending Rate plus the Applicable Margin on the average net balances owing to the Agent and the Lenders at the close of business each day during such month. The rate under this Section 4.1 shall change each day as the Prime Lending Rate changes.

                  SECTION III.2 INTEREST ON EURODOLLAR RATE LOANS. The Borrowers shall, jointly and severally, pay to the Agent for the benefit of the Lenders interest on each Eurodollar Rate Loan two Business Days after the last Business Day of each month, calculated monthly in arrears at an interest rate per annum equal during the Interest Period for such Eurodollar Loan to the Adjusted Eurodollar Rate for such Interest Period plus the Applicable Margin. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  SECTION III.3 INTEREST AND LETTER OF CREDIT FEES AFTER EVENT OF DEFAULT. From the date of occurrence of any Event of Default until the earlier of the date upon which (i) all Obligations shall have been paid and satisfied in full or (ii) such Event of Default shall have been waived or cured, interest on the Loans, and Letter of Credit Fees on Letter of Credit Obligations, shall each be payable on demand at a rate per annum equal to, with respect to the Loans, the Prime Lending Rate or the Adjusted Eurodollar Rate, as the case may be, plus two percent (2%) above the Applicable Margin at Level III, and with respect to the Letter of Credit Obligations, the rate in effect under the first sentence of Section 4.4(a), plus two percent (2%).

                  SECTION III.4  LETTER OF CREDIT FEES.

                           (a) The Borrowers shall, jointly and severally, pay
to the Agent for the ratable benefit of the Lenders two (2) Business Days after the last Business Day of each month a fee (the "LETTER OF CREDIT FEE"), in an amount per annum equal to the Applicable Margin with respect to Letters of Credit of the daily average amount of Letter of Credit Obligations outstanding during the immediately preceding month. In addition, the Borrowers shall, jointly and severally, pay the Agent, for its own benefit, two (2) Business Days after the last Business Day of each month a letter of credit facing fee (the "FACING FEE") in an amount equal to .25% per annum on the undrawn amount of each Letter of Credit.

                           (b) The Borrowers shall, jointly and severally, pay
to the Agent, on demand, the customary charges, fees and expenses charged to the Agent by any issuer of a Letter of Credit (without duplication of the Letter of Credit Fee) for the issuance, administration and negotiation of each Letter of Credit (the "ISSUING BANK FEES"). Each determination by the Agent of Letter of Credit Fees and other fees, charges and expenses under this Section shall be conclusive and binding for all purposes, absent manifest error.

                  SECTION III.5 UNUSED LINE FEE; CLOSING FEE; AGENT FEE; EARLY TERMINATION FEE.

                           (a) Each Borrower shall, jointly and severally, pay
to the Agent for the ratable benefit of the Lenders two (2) Business Days after the last Business Day of each month and on the Expiration Date a fee equal to 0.375% per annum calculated monthly in arrears on the average unused portion of the total Line of Credit at the close of business each day during such month or such period prior to the Expiration Date (the "UNUSED LINE FEE").

                           (b) The Borrowers shall, jointly and severally, pay
to the Agent for the benefit of the Lenders, on the effectiveness of this Credit Agreement, a fee (the "CLOSING FEE") in the amount of $75,000. The Agent shall remit $50,000 of the Closing Fee to The CIT Group/Business Credit Inc. and $25,000 of the Closing Fee to TBCC.

                           (c) The Borrowers shall, jointly and severally, pay
to the Agent solely for the account of the Agent, in advance on the first Business Day of each month, a fee (the "AGENT FEE") in an amount equal to $7,500 per month.

                           (d) The Borrowers shall have the right to terminate
this Agreement at any time on 120 days' prior written notice to the Agent, PROVIDED that on the date of such termination all Obligations, including all interest and fees payable to the date of such termination, shall be paid in full. If the Borrowers give such notice to terminate or pay the Loans in full or substantially in full, including as a result of the Lenders terminating the Commitments pursuant to Section 8.2(b), the Borrowers shall, jointly and severally, pay a fee to the Agent for the ratable benefit of the Lenders in an amount equal to $100,000 if such termination occurs prior to the second anniversary of the Closing Date.

                  SECTION III.6 OTHER FEES AND EXPENSES. The Borrowers agree, jointly and severally, to pay fees to the Agent on behalf of the Lenders in the amounts and at the times set forth herein and shall be obligated to reimburse the Agent's Expenses promptly upon demand.

                  SECTION III.7 CALCULATIONS. All calculations of (i) interest hereunder and (ii) Fees, including, without limitation, Unused Line Fees and Letter of Credit Fees, shall be made by the Agent, on the basis of a year of 360 days for the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which such interest or Fees are payable. Each determination by the Agent of an interest rate, Fee or other payment hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  SECTION III.8 SPECIAL PROVISIONS RELATING TO EURODOLLAR RATE LOANS.

                           (a) CONTINUATION. With respect to any Borrowing
consisting of Eurodollar Rate Loans, the Borrowers may (so long as no Default or Event of Default has occurred and is continuing), subject to the provisions of
Section 4.8(c), elect to maintain such Borrowing or any portion thereof as consisting of Eurodollar Rate Loans by selecting a new Interest Period for such Borrowing, which new Interest Period shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period shall be made by notice given not later than 2:00 p.m. (New York City time) on the third Business Day prior to the date of any such continuation relating to Eurodollar Rate Loans, by the applicable Borrower to the Agent. Such notice by a Borrower of a continuation (a "NOTICE OF CONTINUATION") shall be by telephone or facsimile transmission, and if by telephone, promptly confirmed in writing substantially in the form of Exhibit D, in each case specifying (i) the date of such continuation, (ii) the Type of Loans subject to such continuation, (iii) the aggregate amount of Loans subject to such continuation and (iv) the length of the Interest Period. The Borrowers may elect to maintain more than one Borrowing consisting of Eurodollar Rate Loans by combining such Borrowings into one Borrowing and selecting a new Interest Period pursuant to this Section 4.8(a). If the Borrowers shall fail to select a new Interest Period for any Borrowing consisting of Eurodollar Rate Loans in accordance with this Section, such Revolving Loans will automatically, on the last day of the then existing Interest Period therefor, convert into Prime Rate Loans. The Agent shall give each Lender prompt notice by telephone or facsimile transmission of each Notice of Continuation.

                           (b) CONVERSION. The Borrowers may on any Business Day
(so long as no Default or Event of Default has occurred and is continuing), upon notice substantially in the form of Exhibit E (each such notice, a "NOTICE OF CONVERSION") given to the Agent, and subject to the provisions of Section 4.8(c), convert the entire amount of or a portion of all Loans of one Type comprising the same Borrowing into Loans of another Type; PROVIDED, HOWEVER, that any conversion of any Eurodollar Rate Loans into Loans of another Type shall be made on, and only on, the last day of an Interest Period for such Eurodollar Rate Loans and, upon conversion of any Prime Rate Loans into Loans of another Type, the Borrowers shall pay accrued interest to the date of conversion on the principal amount converted. Each such Notice of Conversion shall be given not later than 10:00 a.m. (New York City time) on the Business Day prior to the date of any proposed conversion into Prime Rate Loans and on the third Business Day prior to the date of any proposed conversion into Eurodollar Rate Loans. Subject to the restrictions specified above, each Notice of Conversion shall be by telephone or facsimile transmission, and if by telephone, promptly confirmed by a writing, in each case specifying (i) the requested date of such conversion,
(ii) the Type of Loans to be converted, (iii) the portion of such Type of Loan to be converted, (iv) the Type of Loan such Loans are to be converted into and
(v) if such Loans are converted into Eurodollar Rate Loans, the length of the Interest Period with respect thereto. Each conversion shall be in an aggregate amount for the Loans of all Lenders of not less than $1,000,000 or an integral multiple of $100,000 in excess thereof. The Borrowers may elect to convert the entire amount of or a portion of all Loans of one Type comprising more than one Borrowing into Loans of another Type by combining such Borrowings into one Borrowing; PROVIDED, HOWEVER, that if the Borrowings so combined consist of Eurodollar Rate Loans, such Loans shall have Interest Periods ending on the same date.

                           (c) CERTAIN LIMITATIONS ON EURODOLLAR RATE LOANS. The
right of the Borrowers to maintain, select, continue or convert Eurodollar Rate Loans shall be limited as follows:

                               (i) If the Agent is advised by any Lender that it
                  is not offering U.S. dollar deposits (in the applicable amounts) in the London interbank market, or the Agent determines that adequate and fair means do not otherwise exist for ascertaining the Eurodollar Rate for Eurodollar Rate Loans comprising any requested Borrowing, continuation or conversion, the right of the Borrowers to select or maintain Eurodollar Rate Loans for such Borrowing or any subsequent Borrowing shall be suspended until the Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist, and each Loan comprising such Borrowing shall be made as a Prime Rate Loan.

                              (ii) If the Majority Lenders shall, at least one
                  (1) Business Day before the date of any requested Borrowing, continuation or conversion, notify the Agent that the Eurodollar Rate for Loans comprising such Borrowing will not adequately reflect the cost to such Lenders of making or funding their respective Loans for such Borrowing, the right of the Borrowers to select Eurodollar Rate Loans for such Borrowing shall be suspended until the Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist, and each Loan comprising such Borrowing shall be made as a Prime Rate Loan.

                             (iii) If at any time any Lender determines (which
                  determination shall, absent manifest error, be conclusive and binding on all parties) that the making, continuation or conversion of any Loan as a Eurodollar Rate Loan has become unlawful or impermissible by reason of compliance by that Lender with any law, governmental rule, regulation or order of any Governmental Authority (whether or not having the force of law or resulting in costs or penalties), then, and in any such event, such Lender may give notice of that determination in writing, to the Borrowers and the Agent and the Agent shall promptly transmit the notice to each other Lender. Until such Lender gives notice otherwise, the right of the Borrowers to select Eurodollar Rate Loans from that Lender shall be suspended and each Eurodollar Rate Loan outstanding from that Lender shall automatically and immediately convert to a Prime Rate Loan.

                              (iv) There shall not be outstanding at any one
                  time more than an aggregate of three (3) Borrowings of Loans which consist of Eurodollar Rate Loans for any one Borrower or an aggregate of six (6) Borrowings of Loans which consist of Eurodollar Rate Loans for all of the Borrowers.

                              (v) No Agent Advance shall be made as a
                  Eurodollar Rate Loan.

                              (d) COMPENSATION.

                               (i) Each Notice of Continuation and Notice of
                  Conversion shall be irrevocable by and binding on the Borrower delivering such notice. In the case of any Borrowing, continuation or conversion that the related Notice of Borrowing, Notice of Continuation or Notice of Conversion specifies is to be comprised of Eurodollar Rate Loans, the Borrowers shall, jointly and severally, indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill, on or before the date for such Borrowing, continuation or conversion specified in such Notice of Borrowing, Notice of Continuation or Notice of Conversion, the applicable conditions set forth in Article V, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Lender to fund the Loan to be made by such Lender as part of such Borrowing, continuation or conversion.

                              (ii) If any payment of principal of, or conversion
                  or continuation of, any Eurodollar Rate Loan is made other than on the last day of the Interest Period for such Loan as a result of a payment, prepayment, conversion or continuation of such Loan or acceleration of the maturity of the Revolving Notes pursuant to Article VIII or for any other reason, the

                  Borrowers shall, upon demand by any Lender (with a copy of such demand to the Agent), jointly and severally, pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Loan.

                             (iii) Calculation of all amounts payable to a
                  Lender under this Section 4.8(d) shall be made as though such Lender elected to fund all Eurodollar Rate Loans by purchasing U.S. dollar deposits in its Eurodollar Lending Office's interbank eurodollar market.

                  SECTION III.9 INDEMNIFICATION IN CERTAIN EVENTS. If after the Closing Date, either (i) any change in or in the interpretation of any law or regulation is introduced, including, without limitation, with respect to reserve requirements, applicable to the Agent or to any of the Lenders, or any other banking or financial institution from whom any of the Lenders borrows funds or obtains credit (a "FUNDING BANK"), or (ii) the Agent, a Funding Bank or any of the Lenders complies with any future guideline or request from any central bank or other Governmental Authority or (iii) the Agent, a Funding Bank or any of the Lenders determines that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof has or would have the effect described below, or the Agent, a Funding Bank or any of the Lenders complies with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, and in the case of any event set forth in this clause (iii), such adoption, change or compliance has or would have the direct or indirect effect of reducing the rate of return on any of the Lenders' capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration the Agent's or such Funding Bank's or Lender's policies as the case may be with respect to capital adequacy) by an amount deemed by such Lender to be material, and any of the foregoing events described in clauses (i), (ii) or (iii) increases the cost to the Agent or any of the Lenders of (A) funding or maintaining the total Commitments or (B) causing the issuance of any Letter of Credit or of purchasing or maintaining any participation therein, or reduces the amount receivable in respect thereof by the Agent or any Lender, then the Borrowers shall upon demand by the Agent, jointly and severally, pay to the Agent, for the account of each applicable Lender or, as applicable, a Funding Bank, additional amounts sufficient to indemnify the Lenders against such increase in cost or reduction in amount receivable. A certificate as to the amount of such increased cost and setting forth in reasonable detail the calculation thereof shall be submitted to the Borrowers by the Agent, or the applicable Lender or Funding Bank, not later than the earlier of (a) 180 days after the event giving rise to such increased costs and (b) 45 days after the Person submitting such certificate has knowledge of such event, and shall be conclusive absent manifest error. Prior to making any such demand, each of the Lenders, the Agent, Funding Bank or other such party shall use reasonable efforts to designate a different Lending Office if such a designation could reduce or eliminate any such payment.

                  SECTION III.10  NET PAYMENTS.

                           (a) Any and all payments by the Borrowers hereunder,
under the Revolving Loans or under the Letters of Credit to or for the benefit of any Lender or the Agent shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings and penalties, interests and all other liabilities with respect thereto ("TAXES"), including any Taxes imposed under Section 7701(l) of the Internal Revenue Code, excluding, (i) in the case of each such Lender or the Agent, taxes imposed on its net income (including, without limitation, any taxes imposed on branch profits) and franchise taxes imposed on it by the jurisdiction under the laws of which such Lender, or the Agent (as the case may be) is organized or any political subdivision thereof, (ii) in the case of each Lender, taxes imposed on its net income (including, without limitation, any taxes imposed on branch profits), and franchise taxes imposed on it, by the jurisdiction of such Lender's applicable Lending Office or any political subdivision thereof, (iii) in the case of each such Lender and the Agent, any Taxes that are in effect and that would apply to a payment to such Lender or the Agent, as applicable, as of the Closing Date (other than any Taxes imposed under Section 7701(l) of the Internal Revenue Code), and (iv) if any Person acquires any interest in this Credit Agreement, any Revolving Loan or Letter of Credit pursuant to the provisions hereof, or a Foreign Lender or the Agent changes the office in which the Borrowing is made, accounted for or booked (any such person, or such Foreign Lender or the Agent in that event, being referred to as a "TAX TRANSFEREE"), any Taxes (other than Taxes imposed under Section 7701(l) of the Internal Revenue Code) to the extent that they are in effect and would apply to a payment to such Tax Transferee as of the date of the acquisition of such interest or change in office, as the case may be (all such nonexcluded Taxes being hereinafter referred to as "COVERED TAXES"). If the Borrowers shall be required by law to deduct any Covered Taxes from or in respect of any sum payable hereunder, under any Revolving Loan or under any Letter of Credit to or for the benefit of any Lender or the Agent or any Tax Transferee, (A) the sum payable shall be increased as may be necessary so that after making all required deductions of Covered Taxes (including deductions of Covered Taxes applicable to additional sums payable under this Section 4.10) such Lender, the Agent or such Tax Transferee, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (B) the Borrowers shall make such deductions and (C) the Borrowers shall, jointly and severally, pay the full amount so deducted to the relevant taxation authority or other authority in accordance with applicable law.

                           (b) In addition, the Borrowers agree, jointly and
severally, to pay any present or future stamp, documentary, excise, privilege, intangible or similar levies that arise at any time or from time to time (i) from any payment made under any and all Credit Documents, (ii) from the transfer of the rights of the Lender under any Credit Documents to any transferee, or (iii) from the execution or delivery by the Borrowers of, or from the filing or recording or maintenance of, or otherwise with respect to the exercise by the Agent or the Lenders of their rights under, any and all Credit Documents (hereinafter referred to as "OTHER TAXES").

                           (c) The Borrowers, jointly and severally, indemnify
each Lender, the Agent and any Tax Transferee for the full amount of (i) Covered Taxes imposed on or with respect to amounts payable hereunder, (ii) Other Taxes, and (iii) any Taxes (other than Covered Taxes imposed by any jurisdiction on amounts payable under this Section 4.10) paid by such Lender, or the Agent or such Tax Transferee, as the case may be, and any liability (including penalties, interest and expenses) arising solely therefrom or with respect thereto. Payment of this indemnification shall be made within 30 days from the date such Lender, the Agent or such Tax Transferee certifies and sets forth in reasonable detail the calculation thereof as to the amount and type of such Taxes. Any such certificate submitted by a Lender, the Agent or a Tax Transferee in good faith to the Borrowers shall, absent manifest error, be final, conclusive and binding on all parties.

                           (d) Within 30 days after having received a receipt of
Covered Taxes or Other Taxes, the Borrowers will furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof.

                           (e) On or before the Closing Date, each Foreign
Lender shall deliver to the Agent and the Borrowers (i) two valid, duly completed copies of IRS Form 1001 or 4224 or successor applicable form, as the case may be, and any other required form, certifying in each case that such Foreign Lender is entitled to receive payments under this Credit Agreement or the Revolving Loans payable to it without deduction or withholding of any United States federal income taxes or with such withholding imposed at a reduced rate (the "REDUCED RATE"), and (ii) a valid, duly completed IRS Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. Each such Foreign Lender shall also deliver to the Agent and the Borrowers two further copies of said Form 1001 or 4224 and W-8 or W-9, or successor applicable forms, or other manner of required certification, as the case may be, on or before the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from a required withholding of United States federal income tax or entitlement to having such withholding imposed at the Reduced Rate or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrowers and the Agent, and such extensions or renewals thereof as may reasonably be requested by the Borrowers and the Agent, certifying (i) in the case of a Form 1001 or 4224 that such Foreign Lender is entitled to receive payments under this Credit Agreement or the Revolving Notes payable to it without deduction or withholding of any United States federal income taxes, unless in any such case any change in a tax treaty to which the United States is a party, or any change in law or regulation of the United States or official interpretation thereof has occurred after the Closing Date and prior to the date on which any such delivery would otherwise be required that renders all such forms inapplicable or that would prevent such Foreign Lender from duly completing and delivering any such form with respect to it, and such Foreign Lender advises the Borrowers and the Agent that it is not capable of receiving payments without any deduction or withholding at the Reduced Rate, or (ii) in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

                           (f) If a Tax Transferee that is organized under the
laws of a jurisdiction outside of the United States acquires an interest in this Credit Agreement or any Revolving Loan or a Foreign Lender changes the office through which Loans are made, accounted for or booked, the transferor, or the applicable Foreign Lender, in the case of a change of office, shall cause such Tax Transferee to agree that, on or prior to the effective date of such acquisition or change, as the case may be, it will deliver to the Borrowers and the Agent (i) two valid, duly completed copies of IRS Form 1001 or 4224 or successor applicable form, as the case may be, and any other required form, certifying in each case that such Tax Transferee is entitled to receive payments under this Credit Agreement and the Revolving Notes payable to it without deduction or withholding of United States federal income tax or with such withholding imposed at a Reduced Rate; and (ii) a valid, duly completed IRS Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. Each Tax Transferee that delivers to the Borrowers and the Agent a Form 1001 or 4224, and Form W-8 or W-9 and any other required form, pursuant to the next preceding sentence, further undertakes to deliver two further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner of required certification, as the case may be, on or before the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from a required withholding of United States federal income tax or entitlement to having such withholding imposed at the Reduced Rate or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrowers and the Agent, and such extensions or renewals thereof as may reasonably be requested by the Borrowers and the Agent, certifying (i) in the case of a Form 1001 or 4224 that such Tax

Transferee is entitled to receive payments under this Restated Agreement without deduction or withholding of any United States federal income taxes or with such withholding imposed at the Reduced Rate, unless any change in treaty, law or regulation or official interpretation thereof has occurred after the effective date of such acquisition or change and prior to the date on which any such delivery would otherwise be required that renders all such forms inapplicable or that would prevent such Tax Transferee from duly completing and delivering any such form with respect to it, and such Tax Transferee advises the Borrowers and the Agent that it is not capable of receiving payments (a) without any deduction or withholding of United States federal income tax or (b) with such withholding at the Reduced Rate, as the case may be, or (ii) in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

                           (g) If any Taxes for which the Borrowers would be
required to make payment under this Section 4.10 are imposed, each Lender or the Agent, as the case may be, shall use its reasonable best efforts to avoid or reduce such Taxes by taking any appropriate action (including, without limitation, assigning its rights hereunder to a related entity or a different office) which would not in the sole opinion of such Lender or Agent be otherwise disadvantageous to such Lender or the Agent, as the case may be.

                           (h) Without prejudice to the survival of any other
agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 4.10 shall survive the payment in full of the Obligations.

                  SECTION III.11 AFFECTED LENDERS. If the Borrowers are obligated to pay to any Lender any amount under Sections 4.9 or 4.10 materially in excess of any such amounts payable to the other Lenders, the Borrowers may, if no Default or Event of Default then exists, replace such Lender with another lender acceptable to the Agent, and such Lender hereby agrees to be so replaced subject to the following:

                           (a) The obligations of the Borrowers hereunder to the
Lender to be replaced (including such increased or additional costs incurred from the date of notice to the Borrowers of such increase or additional costs through the date such Lender is replaced hereunder) shall be paid in full to the Agent for the account of such Lender concurrently with such replacement;

                           (b) The replacement Lender shall be a bank or other
financial institution that is not subject to the increased costs arising under
Section 4.9 which may have effectuated the Borrowers' election to replace any Lender hereunder, and each such replacement Lender shall execute and deliver to the Agent such documentation satisfactory to the Agent pursuant to which such replacement Lender is to become a party hereto, conforming to the provisions of Section 11.8, with a Commitment equal to that of the Lender being replaced (before giving effect to Section 0) and shall make a Loan or Loans in the aggregate principal amount equal to the aggregate outstanding principal amount of the Loan or Loans of the Lender being replaced (or Loans that should have been made but for a Defaulting Lender's failure to lend);

                           (c) Upon such execution of such documents referred to
in clause (b) and repayment of the amounts referred to in clause (a), the replacement lender shall be a "Lender" with a Commitment as specified hereinabove and the Lender being replaced shall cease to be a "Lender" hereunder, except with respect to indemnification provisions under this Credit Agreement, which shall survive as to such replaced Lender;

                           (d) The Agent shall reasonably cooperate in
effectuating the replacement of any Lender under this Section 4.11, but at no time shall the Agent be obligated to initiate any such replacement; and

                           (e) Any Lender replaced under this Section 4.11 shall
be replaced at the Borrowers' sole cost and expense and at no cost or expense to the Agent or any of the Lenders (other than a Defaulting Lender).


                                   ARTICLE IV

                              CONDITIONS PRECEDENT

                  SECTION IV.1 CONDITIONS TO INITIAL LOANS AND LETTERS OF CREDIT. The obligation of each Lender to fund its Proportionate Share of the initial Loan and the obligation of the Agent to cause to be issued the initial Letter of Credit is subject to the satisfaction of the following conditions precedent:

                           (a) There shall be no pending or, to the best
knowledge of the Credit Parties, litigation threatened in writing, proceeding, inquiry or other action seeking an injunction or other restraining order, damages or other relief with respect to the transactions contemplated by this Credit Agreement, the other Credit Documents, the Purchase Documents or the Credit Parties' other business activities, except where such litigation, proceeding, inquiry or other action could not have a Material Adverse Effect.

                           (b) The Borrowers shall have paid all accrued fees
and expenses of the Agent and the Lenders in connection with the negotiation, preparation, execution and delivery of the

Credit Documents (including, without limitation, the reasonable accrued fees and expenses of counsel to the Agent).

                           (c) The Agent and the Lenders shall have received
each of the agreements, opinions, reports, approvals, consents, certificates and other documents set forth on the Closing Document List attached hereto as
Schedule 5.1(c).

                           (d) All documentation relating to the transactions
contemplated hereby (including, without limitation, the Purchase Documents and the Credit Documents) shall be in form and substance satisfactory to the Agent and the Lenders.

                           (e) All Existing Indebtedness shall be on terms and
conditions (including, without limitation, amount, pricing, amortization, intercreditor arrangements and extent of subordination) satisfactory to the Agent.

                           (f) The Credit Parties shall have been released from
all obligations under the Existing Credit Agreement pursuant to a release in form and substance satisfactory to the Agent and all liens and security interests related thereto shall have been released or terminated.

                           (g) Except for (i) the filing of UCC financing
statements under the Code and the Intellectual Property Security Agreement with the United States Patent and Trademark Office, (ii) consents or authorizations which have been obtained or filings which have been made, and which in either case are in full force and effect or (iii) consents or authorizations the failure to obtain or filings the failure to make could not have a Material Adverse Effect, no consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Borrowings hereunder, the grant of the Liens pursuant to the Credit Documents, the consummation of the transactions contemplated by the Purchase Documents or the continuing operations of the Guarantor and its Subsidiaries following such consummation or with the execution, delivery, performance, validity or enforceability of this Credit Agreement, the Revolving Notes, the Letters of Credit, the other Credit Documents, the Purchase Documents, the Senior Notes or other documents executed in connection with the Senior Notes to which a Credit Party is a party (the Senior Notes and such other documents, the "SENIOR NOTE DOCUMENTS").

                           (h) (i) No change, occurrence, event or development
or event involving a prospective change that could have a Material Adverse Effect shall have occurred and be continuing since December 31, 1998, or (ii) there shall not have occurred a substantial impairment of the financial markets generally that is reasonably likely to materially and adversely affect the transactions contemplated hereby, in each case as determined by the Agent and each Lender in its sole discretion.

                           (i) There shall be established cash management
systems for the Borrowers on terms and conditions satisfactory to the Agent including, without limitation, establishment of the Lockboxes with the Lockbox Banks, and the Agent shall have received three separate Lockbox Agreements, duly executed by a Borrower and a Lockbox Bank.

                           (j) Counsel to the Agent shall have performed a legal
review satisfactory to the Agent of all of each Credit Party's material contracts and tax, litigation, environmental and other potential contingent liabilities, and of the corporate and capital structure of the Guarantor and its Subsidiaries.

                           (k) Each Credit Party shall be in compliance with the
Indenture and all other material indentures or agreements to which it is a party.

                           (l) The Borrowing Base shall be appropriate, in the
Agent's sole discretion, for the Borrowers' overall business and working capital requirements, and the Agent shall have performed an examination satisfactory to it of the working capital assets of the Credit Parties.

                           (m) The Liens and all other security interests in
favor of the Agent, for the benefit of the Lenders, shall have been duly perfected and shall constitute first and prior Liens, except as otherwise permitted in the Credit Documents.

                           (n) The Agent shall have received evidence
satisfactory to it that there will be Unused Availability in an amount satisfactory to it after giving effect to the Revolving Loans to be borrowed and the Letters of Credit to be issued on the Closing Date.

                           (o) The Agent shall have received evidence
satisfactory to it that (i) the transactions contemplated by each Purchase Agreement have been consummated in accordance with its terms, (ii) the Guarantor has received Central Proceeds of at least $80,000,000 in immediately available funds and (iii) the Guarantor has applied at least $35,000,000 of the Central Proceeds to repay amounts owing under the Existing Credit Agreement.

                           (p) The Agent shall be satisfied that each of the
Credit Parties is and will be Year 2000 Compliant, (B) there are no reasonably foreseeable consequences of any programming errors or systems failures related to the year 2000 relating to the information systems of each of the Credit Parties and (C) each of the Credit Parties has reviewed and assessed all areas within its business and operations that could be adversely affected by the failure of such Credit Party or its products to be Year 2000

Compliant.

                           (q) The Agent shall have received such other
approvals, opinions or documents as any Lender may reasonably request.

                  SECTION IV.2 CONDITIONS PRECEDENT TO ALL LOANS AND LETTERS OF CREDIT. The obligation of each Lender to fund its Proportionate Share of any requested Loan or of the Agent to cause to be issued any requested Letter of Credit is subject to the conditions precedent set forth below. Each Notice of Borrowing and each Letter of Credit Request shall constitute a representation and warranty that such conditions are satisfied.

                           (a) All representations and warranties contained in
this Credit Agreement and the other Credit Documents shall be true and correct on and as of the date of such Notice of Borrowing or Letter of Credit Request, as if then made, other than representations and warranties that relate solely to an earlier date;

                           (b) No Default or Event of Default shall have
occurred, or would result from the making of the requested Revolving Loan or the issuance of the requested Letter of Credit, which has not been waived or cured; and

                           (c) No event has occurred since December 31, 1998
which has had or could have a Material Adverse Effect.

                  ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

                  SECTION V.1 REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES. Each Credit Party represents and warrants as follows:

                           (a) ORGANIZATION AND QUALIFICATION. Such Credit Party
and each of its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation,
(ii) has the power and authority to own its properties and assets and to transact the businesses in which it presently is, or proposes to be, engaged and
(iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where it presently is, or proposes to be, engaged in business, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect. Schedule 6.1(a) lists all jurisdictions in which such Credit Party and each of its Subsidiaries are qualified to do business as foreign corporations as of the Closing Date.

                           (b) AUTHORITY. Such Credit Party has the requisite
corporate power and authority to execute, deliver and perform each of the Credit Documents and Purchase Documents to which it is a party. All corporate action necessary for the execution, delivery and performance of any of the Credit Documents and the Purchase Documents has been taken.

                           (c) ENFORCEABILITY. This Credit Agreement is and,
when executed and delivered and each other Credit Document and Purchase Document is and, when executed, and delivered, will be the legal, valid and binding obligation of such Credit Party which is a party thereto, enforceable in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors' rights generally, and (ii) general principles of equity.

                           (d) NO CONFLICT. The execution, delivery and
performance by each Credit Party of each Credit Document and Purchase Document to which it is a party does not, and the application of the Central Proceeds do not and will not, contravene (i) the Governing Documents of such Credit Party, or (ii) any Requirement of Law (including, without limitation, any Acquisition Notification Laws) or (iii) any franchise, license, permit, indenture, contract, lease, agreement, instrument or other commitment to which it is a party or by which it or any of its properties are bound (including, without limitation, the Indenture and the SDW Subordinated Note), and will not, except as contemplated herein, result in the imposition of any material Liens upon any of its properties.

                           (e) CONSENTS AND FILINGS. No consent, authorization,
approval or filing is required in connection with the execution, delivery and performance of this Credit Agreement or any Credit Document, or the continuing operations of such Credit Party except: (i) those that have been obtained or made; (ii) filings necessary to create, perfect or retain the perfection of Liens against the Collateral; and (iii) in the case of the continuing operations of such Credit Party, those the failure to obtain could not have a Material Adverse Effect. All applicable waiting periods under the Acquisition Notification Laws have expired or been terminated.

                           (f) GOVERNMENT REGULATION. Such Credit Party is not
subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, the Investment Company Act of 1940, or any other Requirement of Law that limits its ability to incur indebtedness or its ability to consummate the transactions contemplated in the Purchase Documents, this Credit Agreement and the other Credit Documents.

                           (g) SOLVENCY. The fair saleable value of the
assets of the Guarantor and its Restricted Subsidiaries (including contribution rights) on a consolidated basis and of each Credit Party on an individual basis exceeds all its probable liabilities, including those to be incurred pursuant to the Senior Note Documents, this Credit Agreement and the other Credit Documents. No Credit Party (i) has unreasonably small capital in relation to the business in which it is or proposes to be engaged and (ii) has incurred, or believes that it will incur, after giving effect to the transactions contemplated by the Purchase Documents, this Credit Agreement and the other Credit Documents, debts beyond its ability to pay as such debts become due.

                           (h) RIGHTS IN COLLATERAL; PRIORITY OF LIENS. All
property consisting of Collateral is owned or leased by such Credit Party, free and clear of any and all Liens in favor of third parties, other than Permitted Liens. Upon the proper filing of the UCC financing statements and the filing of the Intellectual Property Security Agreement with the United States Patent and Trademark Office, the security interests granted pursuant to the Credit Documents constitute valid and enforceable first (except for Permitted Liens and other liens permitted hereunder), prior and perfected Liens on the Collateral to the extent such Liens can be perfected by the filing of such financing statements and the filing of such Agreement.

                           (i) FINANCIAL DATA. The Guarantor and its Restricted
Subsidiaries have provided to the Agent and each of the Lenders complete and accurate copies of its annual audited Financial Statements for the fiscal year ended December 31, 1998 reported on by Ernst & Young L.L.P. and its unaudited Financial Statements for the fiscal period ended June 30, 1999. Such Financial Statements have been prepared in accordance with GAAP consistently applied throughout the periods involved and fairly present the respective financial positions, results of operations and cash flows of the Guarantor and its Restricted Subsidiaries for each of the periods covered. Neither the Guarantor nor any of its Subsidiaries has any Contingent Obligation, or liability for taxes or long-term leases, which is not reflected in such Financial Statements or the footnotes thereto. During the period from January 1, 1999 to and including the Closing Date there has been no sale, transfer or other disposition by the Guarantor or any of its Restricted Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of the Guarantor and its Subsidiaries at December 31, 1998, except for the Central Sale and the Electrical Tape Sale. Since December 31, 1998 (a) there has been no change, occurrence, development or event which has had or could have a Material Adverse Effect and (b) no dividends or other returns of capital or other distributions have been declared, paid or made upon the capital stock of any Credit Party, nor has any of the capital stock of such Credit Party been redeemed, retired, purchased or otherwise acquired for value by such Credit Party or any of its Subsidiaries.

                           (j) CASH FLOW STATEMENTS. The forecasted cash flow
statements and other financial statements of each Borrower individually and the Guarantor and its Restricted Subsidiaries on a consolidated basis delivered to the Lenders were prepared in good faith on the basis of assumptions which were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, such Credit Party's best estimate of its and its Restricted Subsidiaries' future financial performance.

                           (k) LOCATIONS OF OFFICES, RECORDS AND COLLATERAL. The
address of the principal place of business and chief executive office of each Credit Party is set forth on Schedule 6.1(k). The books and records of each Credit Party, and all of its chattel paper and records of Accounts, are (or will be) maintained exclusively at the locations for such Credit Party set forth on such Schedule. There is no jurisdiction in which any Credit Party has any Collateral (except for vehicles and Inventory in transit for processing) other than those jurisdictions with respect to such Credit Party identified on
Schedule 6.1(k). A complete list of the legal name and address of each premises at which any Credit Party's Inventory is located is set forth on Schedule 6.1(k). Schedule 6.1(k) indicates whether each premises listed thereon is leased or owned by such Credit Party. None of the receipts received and to be received by any Credit Party from any warehouseman state that any Credit Party's Inventory covered thereby is to be delivered to bearer or to the order of a named person or to a named person and such named person's assigns.

                           (l) SUBSIDIARIES; OWNERSHIP OF STOCK. The only direct
or indirect Subsidiaries of such Credit Party are those listed on Schedule 6.1(l). Such Credit Party is the record and beneficial owner of all of the shares of capital stock of each of the Subsidiaries listed on Schedule 6.1(l). There are no proxies, irrevocable or otherwise, with respect to the shares of capital stock of the Borrowers or any of their Subsidiaries, and no equity securities of any of the Borrowers or any of their Subsidiaries are or may become required to be issued by reason of any options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any Borrower or any of their Subsidiaries and there are no contracts, commitments, understandings or arrangements by which any Borrower or any of its Subsidiaries is or may become bound to issue additional shares of its capital stock or securities convertible into or exchangeable for such shares. All of such shares so owned by such Credit Party are owned by such Credit Party free and clear of any Liens, except for the Liens permitted by Section 7.2(a)(vii). As of the

Closing Date there are no Unrestricted Subsidiaries other than Electrical Tape.

                           (m) NO JUDGMENTS OR LITIGATION. Except as set forth
on Schedule 6.1(m), no judgments, orders, writs or decrees are outstanding against the Credit Parties or any of their Subsidiaries nor is there now pending or, to the best of such Credit Party's knowledge after diligent inquiry, threatened any litigation, contested claim, investigation, arbitration, or governmental proceeding by or against any of the Credit Parties or any of their Subsidiaries that (i) could individually or in the aggregate, have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of the Senior Note Documents, this Agreement, any Note or any other Loan Document or the consummation of the transactions contemplated hereby or thereby.

                           (n) LICENSES AND PERMITS. Such Credit Party has
obtained and holds in full force and effect, all franchises, licenses, leases, permits, certificates, authorizations, qualifications, easements, rights of way and other rights and approvals which, to the best of such Credit Party's knowledge, are necessary or advisable for the operation of its business as presently conducted and as proposed to be conducted.

                           (o) NO DEFAULTS. None of the Credit Parties nor any
of their Subsidiaries is in default under any term of any indenture, contract, lease, agreement, instrument or other commitment to which any of them is a party or by which any of them is bound which could, individually or in the aggregate, have a Material Adverse Effect. Such Credit Party knows of no dispute regarding any such indenture, contract, lease, agreement, instrument or other commitment which could, individually or in the aggregate, have a Material Adverse Effect.

                           (p) LABOR MATTERS. Schedule 6.1(p) accurately sets
forth all labor contracts, collective bargaining agreements or other agreements with labor organizations to which a Credit Party or any of its Subsidiaries is a party as of the Closing Date, and their dates of expiration. There are no existing or threatened strikes, lockouts or other disputes relating to any collective bargaining or similar agreement to which a Credit Party or any of its Subsidiaries is a party which could, individually or in the aggregate, have a Material Adverse Effect.

                           (q) COMPLIANCE WITH LAW. None of the Credit Parties
nor any of its Subsidiaries has violated or failed to comply with any Requirement of Law, which violation or failure to comply could, individually or in the aggregate, have a Material Adverse Effect. The transactions contemplated by the Senior Note Documents have been consummated in accordance with all applicable laws.

                           (r) ERISA.

                           (i) None of the Credit Parties or any of its
                  Subsidiaries or any ERISA Affiliate maintains or contributes to any Plan, other than those listed on Schedule 6.1(r).

                           (ii) The Credit Parties, each of their Subsidiaries
                  and each ERISA Affiliate have fulfilled all contribution obligations for each Plan (including obligations related to the minimum funding standards of ERISA and the Internal Revenue Code).

                           (iii) No Termination Event has occurred nor has any
                  other event occurred that is likely to result in a Termination Event, except for the Specified Plan Withdrawal. The Specified Plan Withdrawal has not resulted and will not result in any liability to the Credit Parties, any of their subsidiaries or any ERISA Affiliate.

                           (iv) None of the Credit Parties or any of their
                  Subsidiaries or any ERISA Affiliate is required to or reasonably expects to be required to provide security to any Plan under Section 401(a)(29) of the Internal Revenue Code.

                           (v) The Credit Parties, each of their Subsidiaries
                  and each ERISA Affiliate are in compliance in all material respects with any applicable provisions of ERISA with respect to all Plans. There has been no prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code (a "PROHIBITED TRANSACTION") with respect to any Plan or, to the best knowledge of such Credit Party, with respect to any Multiemployer Plan, which could result in any material liability to such Credit Party, its Subsidiaries or any other ERISA Affiliates. The Credit Parties, each of their Subsidiaries and each ERISA Affiliate have made when due any and all payments required to be made under any agreement relating to a Multiemployer Plan or any Requirement of Law pertaining thereto. With respect to each Plan and Multiemployer Plan, each Credit Party, each of their Subsidiaries and each ERISA Affiliate have not incurred nor do any of them expect to incur any liability to the PBGC and have not had asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA.

                           (vi) To such Credit Party's best knowledge, any
                  Multiemployer Plan to which a Credit Party, any of its Subsidiaries or any ERISA Affiliate contributes is able to pay benefits under each Multiemployer Plan when due.

                             (vii) None of the Credit Parties, any of their
                  Subsidiaries or any ERISA Affiliate has instituted or intends to institute proceedings to terminate any Plan.

                            (viii) The aggregate actuarial present value of all
                  accumulated benefit obligations (whether or not vested) under each Plan, determined on an on-going plan basis using the actuarial assumptions employed by the Plan's actuary for expense purposes, as disclosed in, and as of December 31, 1998, the most recent actuarial report for such Plan, does not exceed the aggregate fair market value of the assets of such Plan by more than $1,300,000.

                              (ix) None of the Credit Parties, any of their
                  Subsidiaries or any ERISA Affiliate has incurred or reasonably expects to incur any material withdrawal liability under ERISA to any Multiemployer Plan.

                              (x) To the extent that any Plan is insured, the
                  Credit Parties, their Subsidiaries and all ERISA Affiliates have paid when due all premiums required to be paid for all periods through and including the Closing Date. To the extent that any Plan is funded other than with insurance, the Credit Parties, their Subsidiaries and all ERISA Affiliates have made when due all contributions required to be paid for all periods through and including the Closing Date.

                           (s) BUSINESS AND PROPERTIES. Neither the business nor
the properties of the Credit Parties or any of their Subsidiaries is affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could have a Material Adverse Effect.

                           (t) INVESTMENT COMPANY. No Credit Party is an
"investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Loans, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by such Borrower, nor the consummation of the other transactions contemplated by this Credit Agreement, the other Credit Documents or the Senior Note Documents, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

                           (u) COMPLIANCE WITH ENVIRONMENTAL LAWS. Except as set
forth on Schedule 6.1(u), (i) to the best knowledge of the

Credit Parties, none of the Credit Parties or any of their Subsidiaries is the subject of a judicial or administrative proceeding or investigation relating to the violation of any Environmental Laws, or asserting potential liability arising from the release or disposal by any Person of any Hazardous Materials which individually or in the aggregate could have a Material Adverse Effect,
(ii) none of the Credit Parties or any of their Subsidiaries has filed or received any notice under any Environmental Laws concerning the treatment, storage, disposal, spill or release or threatened release of any Hazardous Materials at, on, beneath or adjacent to property owned or leased by a Credit Party or any of its Subsidiaries, or the release or threatened release at any other location of any Hazardous Material generated, used, stored, treated, transported or released by or on behalf of a Credit Party or any of its Subsidiaries which individually or in the aggregate could have a Material Adverse Effect; and (iii) none of the Credit Parties or any of their Subsidiaries has knowledge of any contingent liability for any release of any Hazardous Materials, in each case which individually or in the aggregate could have a Material Adverse Effect.

                           (v) YEAR 2000 COMPLIANCE. (i) Such Credit Party has
reviewed and assessed all areas within its business that could be materially adversely affected by the failure of it or its products to be Year 2000 Compliant and (ii) there are no reasonably foreseeable consequences of any programming errors or systems failures related to the year 2000 relating to its information systems.

                           (w) REAL PROPERTY. Except as set forth on Schedule
6.1(w), no Credit Party either owns or leases any real property. Schedule 6.1(w) indicates whether such real property is leased or owned by each Credit Party.

                           (x) MATERIAL CONTRACTS. Set forth on Schedule 6.1(x)
is a complete and accurate list of all Material Contracts, showing as of the date hereof the parties, subject matter and term thereof. Each such contract has been duly authorized, executed and delivered by each Credit Party that is a party thereto, and, to such Credit Party's best knowledge, each other party thereto. Except as described on Schedule 6.1(x), none of the Material Contracts contains any burdensome restrictions on a Credit Party or any of its Restricted Subsidiaries or any of their respective properties, and each Material Contract is in full force and effect and is binding upon and enforceable against each Credit Party thereto in accordance with its terms, and there exists no default under such contract by any party thereto.

                           (y) INTELLECTUAL PROPERTY. Set forth on Schedule
6.1(y) hereto is a complete and accurate list of all patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof, of each Credit Party that are material to the financial condition or operation of its business, showing as of the date hereof the jurisdiction in which registered, the registration number, the date of registration and the expiration date. Each Credit Party owns or licenses all material patents, trademarks, service-marks, logos, tradenames, trade secrets, know-how, copyrights, or licenses and other rights with respect to any of foregoing, which are necessary or advisable for the operation of its business as presently conducted or proposed to be conducted. To the best of such Credit Party's knowledge, no Credit Party has infringed any patent, trademark, service-mark, tradename, copyright, license or other right owned by any other Person by the sale or employment of any product, process, method, substance, part or other material presently contemplated to be sold or employed, where such sale or employment could have a Material Adverse Effect on such Credit Party and no claim or litigation is pending, or to the best of such Credit Party's knowledge, threatened against or affecting any Credit Party that contests its right to sell or use any such product, process, method, substance, part or other material.

                           (z) TAXES AND TAX RETURNS.

                           (i) The Credit Parties and each of their
                  Subsidiaries has properly completed and timely filed, without request for extension, all income tax returns they are required to file. The information filed is complete and accurate in all material respects. All deductions taken in such income tax returns are appropriate and in accordance with applicable laws and regulations, except deductions that may have been disallowed but are being challenged in good faith and for which adequate reserves have been made in accordance with GAAP.

                            (ii) All taxes, assessments, fees and other
                  governmental charges for periods beginning prior to the date hereof have been timely paid (or, if not yet due, adequate reserves therefor have been established) and none of the Credit Parties or any of their Subsidiaries has any material liability for taxes in excess of the amounts so paid or reserves so established.

                            (iii) No deficiencies for taxes have been claimed,
                  proposed or assessed by any taxing or other Governmental Authority against any Credit Party or any of its Subsidiaries and no tax liens have been filed. There are no pending or threatened audits, investigations or claims for or relating to any liability for taxes and there are no matters under discussion with any Governmental Authority which could result in a material additional liability for taxes. Either the federal income tax returns of such Credit

                  Party have been audited by the Internal Revenue Service and such audits have been closed, or the period during which any assessments may be made by the Internal Revenue Service has expired without waiver or extension for all years up to and including the fiscal year of such Credit Party ended December 31, 1993. No extension of a statute of limitations relating to taxes, assessments, fees or other governmental charges is in effect with respect to any of the Credit Parties or any of their Subsidiaries.

                            (iv) None of the Credit Parties or any of their
                  Subsidiaries is a party to or has any obligation under any written tax sharing agreement or agreement regarding payments in lieu of taxes except as described on Schedule 6.1(w).

                            (v) The Guarantor and its Subsidiaries will not be
                  liable to pay more than $2,000,000 of cash taxes on account of any taxable gain from the consummation of the Central Sale and the Electrical Tape Sale.

                           (aa) CORPORATE AND TRADE NAME. During the past five
years, no Credit Party has been known by or used any other corporate or fictitious name.

                           (bb) TITLE TO PROPERTY. Each Credit Party and its
Restricted Subsidiaries has (i) good and indefeasible fee simple title to or valid leasehold interests in all of its real property and (ii) good and marketable title to all of its other property (including, without limitation, all real and other property in each case as reflected in the Financial Statements of the Guarantor and its Restricted Subsidiaries delivered to the Agent hereunder), other than, with respect to properties described in clause
(ii) above, properties disposed of in the ordinary course of business or in any manner otherwise permitted under this Credit Agreement since the date of the most recent audited consolidated balance sheet of the Guarantor and its Subsidiaries, and in each case subject to no Liens other than those Liens that are permitted by Section 7.2(a).

                           (cc) ACCURACY AND COMPLETENESS OF INFORMATION. All
factual information heretofore, contemporaneously or hereafter furnished by or on behalf of a Credit Party or any of its Subsidiaries in writing to the Agent, any Lender, or the Auditors for purposes of or in connection with this Credit Agreement or any Credit Documents, or any transaction contemplated hereby or thereby is or will be true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading at such time. There are no facts now known to any officer of such Credit Party which individually or in the aggregate could have a Material Adverse Effect and which have not been set forth herein, in the Financial Statements of the Guarantor and its Restricted Subsidiaries, or any certificate, opinion or other written statement made or furnished by such Credit Party to the Agent.

                           (dd) AFFILIATE TRANSACTIONS. Except as set forth on
Schedule 6.1(ad), none of the Credit Parties or any of their Subsidiaries is a party to or bound by any agreement or arrangement (whether oral or written) to which any Affiliate of any of the Credit Parties or any of its Subsidiaries is a party except (i) in the ordinary course of and pursuant to the reasonable requirements of such Credit Party's or such Subsidiary's business and (ii) upon fair and reasonable terms no less favorable to the Credit Party or such Subsidiary than it could obtain in a comparable arm's-length transaction with an unaffiliated Person.

                           (ee) NO OTHER INDEBTEDNESS. After giving effect to
the closing of this Credit Agreement and the transactions contemplated hereby, none of the Credit Parties or any of their Restricted Subsidiaries has any Indebtedness other than Indebtedness that is permitted under Section 7.2(b).

                           (ff) NO CHANGE OF CONTROL. The consummation of the
transactions contemplated by the Purchase Agreements does not and will not constitute or trigger (i) a "Change of Control" as such term is defined in the Indenture or (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Guarantor and its Restricted Subsidiaries (determined on a consolidated basis for the Guarantor and its Restricted Subsidiaries taken as a whole).

                           (gg) SENIOR INDEBTEDNESS. All of the Obligations
(including, without limitation, outstanding Loans in the principal amount of up to $40,000,000) do and at all times will constitute "Senior Indebtedness" as such term is defined in the SDW Subordinated Note.

                           (hh) CENTRAL SALE. (i) All of the conditions set
forth in Section 4.11 of the Indenture have been satisfied with respect to the Central Sale, (ii) the Guarantor has executed and delivered an officer's certificate and Haynes & Boone has executed and delivered an opinion (collectively, the "TRUSTEE CERTIFICATIONS") to that effect to the trustee under the Indenture, (iii) the trustee under the Indenture has (A) released Central Products Company as a guarantor under the Indenture in accordance with Section
10.06 of the Indenture and (B) released its Lien on the capital stock of Central Products in accordance with Section 11.13(b) of the Indenture, (iv) the transactions contemplated by each Purchase Agreement have been consummated in accordance with its terms, (v) none of the proceeds from the Central Sale or any other "Asset Sale" (as such term is defined in the Indenture) have been or will be applied to permanently reduce any Indebtedness permitted under Section 4.09(b)(i) of the Indenture, (vi) after giving effect to the application of all of the Central Proceeds, Section 4.09(b)(i) of the Indenture permits and will permit the Borrowers to incur at least $40,000,000 of outstanding Loans under this Credit Agreement and (vii) the application by the Guarantor on the Effective Date of approximately $35,000,000 of the proceeds from the Central Sale to repay Indebtedness owing under the Existing Credit Agreement (A) is permitted to be deducted from the gross proceeds received from the Central Sale under the definition of "Net Proceeds" set forth in the Indenture and (B) is not a prepayment of Indebtedness under Section 4.11(b)(ii) of the Indenture.

                           (ii) SURVIVAL OF REPRESENTATIONS. All representations
made by such Credit Party in this Credit Agreement and in any other Credit Document executed and delivered in connection herewith shall survive the execution and delivery hereof and thereof and the closing of the transactions contemplated hereby.


                                   ARTICLE VI

                         COVENANTS OF THE CREDIT PARTIES

                  SECTION VI.1 AFFIRMATIVE COVENANTS. Until termination of this Credit Agreement and all outstanding Letters of Credit and payment and satisfaction of all Obligations due hereunder:

                           (a) FINANCIAL REPORTING. The Credit Parties shall
timely deliver to each Lender the following information:

                               (i) ANNUAL FINANCIAL STATEMENTS. As soon as
                  available, but not later than 90 days after the end of each fiscal year, beginning with the fiscal year ending December 31, 1999: (A) an annual audited consolidated Financial Statement of the Guarantor and its Restricted Subsidiaries and the annual unaudited consolidating statements of the Guarantor's Restricted Subsidiaries; (B) a comparison in reasonable detail to the prior year audited consolidated Financial Statements of the Guarantor and the consolidating statements of its Restricted Subsidiaries; (C) the Auditors' unqualified opinion, "Management Letter" and a statement indicating that the Auditors have not obtained knowledge of the existence of any Default or Event of Default during their audit; (D) a narrative discussion of the Guarantor's consolidated and consolidating financial condition and results of operations and the consolidated liquidity and capital resources for such fiscal year, prepared by an Authorized Officer of the

                  Guarantor; and (E) a compliance certificate signed by an Authorized Officer, substantially in the form of Exhibit M (a "COMPLIANCE CERTIFICATE"), with an attached schedule of calculations demonstrating compliance with the financial covenants in Section 7.2. To the extent that the Guarantor's annual report on Form 10-K contains any of the foregoing items, the Agent will accept the Agent's Form 10-K in lieu of such items.

                              (ii) PROJECTIONS. Not later than 45 days after
                  each fiscal year end, beginning with the fiscal year ended December 31, 1999, projections of the Credit Parties' and Restricted Subsidiaries' financial condition and results of operations (on a consolidated and consolidating basis) for the next five (5) years prepared in good faith and based upon reasonable assumptions, containing projected consolidating balance sheets, statements of operations, a consolidated statement of cash flows and a calculation of EBITDA for the Guarantor and its Restricted Subsidiaries reconciled to Net Income and statements of changes in shareholders equity on a monthly basis for the first year and annually thereafter. The projections provided pursuant to this Section will not be construed by the Agent or the Lenders as a guaranty of results or performance in the future.

                              (iii) QUARTERLY FINANCIAL STATEMENTS. As soon as
                  available, but not later than 45 days after the end of each of the first three fiscal quarters, beginning with the fiscal quarter ending June 30, 1999: (A) the Financial Statements of the Guarantor and its Restricted Subsidiaries as of the fiscal quarter then ended, and for the fiscal year to date; (B) a comparison in reasonable detail to the Financial Statements of the Guarantor and its Restricted Subsidiaries for the corresponding periods of the prior fiscal year; (C) the certification of an Authorized Officer of the Guarantor that such Financial Statements have been prepared in accordance with GAAP (subject to year-end audit adjustments); (D) a narrative discussion of the Guarantor's consolidated and consolidating financial condition and results of operations and the consolidated and consolidating liquidity and capital resources for such fiscal quarter and fiscal year to date, prepared by an Authorized Officer of the Guarantor; and (E) a Compliance Certificate signed by an Authorized Officer of the Guarantor with an attached schedule of calculations demonstrating compliance with the financial covenants in
                  Section 7.2. To the extent that the Guarantor's quarterly report on Form 10-Q contains any of the foregoing items, the Agent will accept the Guarantor's Form 10-Q in lieu of such items.

                              (iv) MONTHLY FINANCIAL STATEMENTS. As soon as
                  available, but not later than thirty (30) days after the end of each month other than December, commencing with the month of June 30, 1999, and 45 days after the end of each fiscal year of the Guarantor: (A) a consolidated and consolidating balance sheet for the Guarantor and its Restricted Subsidiaries as at the end of such month and for the fiscal year to date, consolidated and consolidating statements of operations for such month and for the fiscal year to date and a calculation of EBITDA and Capital Expenditures for the Guarantor and its Restricted Subsidiaries for such month and for the fiscal year to date; (B) a comparison to the balance sheet, statement of operations , EBITDA and Capital Expenditures for the same periods in the prior year; (C) a certification by an Authorized Officer of the Guarantor that such balance sheets, statements of operations and statement of cash flows have been prepared in accordance with GAAP (subject to year-end audit adjustments); and (D) a Compliance Certificate signed by an Authorized Officer of the Guarantor with an attached schedule of calculations demonstrating compliance with the financial covenants in Section 7.2.

                               (v) MONTHLY COMPARISON TO PRIOR PROJECTIONS. As
                  soon as available, but not later than 30 days after the end of each month other than December, commencing with the month of June, 1999, and 45 days after the end of each fiscal year of the Guarantor, a comparison of actual results of operations and capital expenditures for the Guarantor and its Restricted Subsidiaries for such month and for the period from the beginning of the current fiscal year through the end of such month with amounts previously projected for those periods and with actual results for corresponding periods in the previous fiscal year.

                              (vi) PUBLIC FILINGS. As soon as available, copies
                  of all 10-Ks, 10-Qs, 8-Ks, proxy statements, annual reports, quarterly reports, registration statements and any other filings or other communications made by the Credit Parties to their stockholders or the Securities Exchange Commission from time to time pursuant to the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended.

                             (vii) OTHER FINANCIAL INFORMATION. Promptly after
                  the request by the Agent therefor, such additional financial statements and other related data and information as to the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of any Borrower or other Credit Party, as the Agent may from time to time reasonably request.

                           (b) COLLATERAL REPORTING. The Credit Parties shall
timely deliver to the Agent the following certificates and reports:

                               (i) WEEKLY AND MONTHLY BORROWING BASE
                  CERTIFICATES. Weekly, before 12:00 noon on the second Business Day of each week (except the last week of each month); monthly, within five (5) Business Days after the last Business day of each month, and at any other time requested by the Agent in its reasonable discretion, a borrowing base certificate (the "BORROWING BASE CERTIFICATE"), which shall be: (A) completed substantially in the form of Exhibit B, detailing each Borrower's Eligible Accounts Receivable and each Borrower's Eligible Inventory as of each Friday of the immediately preceding week and as of the last day of each month, as applicable (or as of such other date as the Agent may request); (B) prepared by or under the supervision of each Borrower's Authorized Officer and certified by such officer subject only to adjustment upon completion of the normal year-end audit of physical inventory; and (C) attached to such additional schedules and other information as the Agent may reasonably request.

                              (ii) APPRAISALS. When requested by the Agent but
                  no more than once in any fiscal year (unless a Default or an Event of Default has occurred and is continuing), a report of Inventory, based upon a physical count, which shall describe each Credit Party's Inventory by category and by item (in reasonable detail) and report the then appraised value (at lower of cost or market) of such Inventory. The right to an appraisal set forth in this subsection shall be in addition to and not in lieu of the Agent's rights under Section 7.1(e).

                             (iii) WEEKLY AND MONTHLY INDENTURE BORROWING BASE
                  CERTIFICATES. Weekly, before 12:00 noon on the second Business Day of each week (except the last week of each month), monthly, within five (5) Business Days after the last Business Day of each month, and at any other time requested by the Agent in its reasonable discretion, a borrowing base certificate (an "INDENTURE BORROWING BASE CERTIFICATE"), which shall be: (A) completed substantially in the form of Exhibit O, detailing the Indenture Borrowing Base as of each

                  Friday of the immediately preceding week and as of the last day of each month, as applicable (or as of such other date as the Agent may request); (B) prepared by or under the supervision of an Authorized Officer of the Guarantor and certified by such officer subject only to adjustment upon completion of the normal year-end audit of physical inventory; and (C) attached to such additional schedules and other information as the Agent may reasonably request.

                              (iv) FURTHER ASSURANCES. When requested by the
                  Agent, any further information regarding the Collateral, business affairs and financial condition of the Credit Parties or any of their Subsidiaries.

                           (c) NOTIFICATION REQUIREMENTS. The Borrowers shall
timely give the Agent and each of the Lenders the following notices:

                               (i) NOTICE OF DEFAULTS. Promptly, and in any
                  event within three (3) Business Days after becoming aware of the occurrence of a Default or Event of Default, a certificate of an Authorized Officer of the Guarantor or a Borrower specifying the nature thereof and the Guarantor's and Borrowers' proposed response thereto, each in reasonable detail.

                              (ii) PROCEEDINGS OR ADVERSE CHANGES. Promptly, and
                  in any event within five (5) Business Days after a Credit Party becomes aware of (A) any proceeding being instituted or threatened to be instituted by or against a Credit Party or any of its Restricted Subsidiaries in any federal, state, local or foreign court or before any commission or other regulatory body (federal, state, local or foreign) involving a sum in excess of $1,000,000, (B) any order, judgment or decree in excess of $1,000,000 being entered against a Credit Party or any of its Restricted Subsidiaries or any of their respective properties or assets or (C) any actual or prospective change, development or event which has had or could have a Material Adverse Effect, a written statement describing such proceeding, order, judgment, decree, change, development or event and any action being taken with respect thereto by a Credit Party or any such Subsidiary.

                             (iii)          ERISA NOTICES.

                                    (A) Promptly, and in any event within ten
                           (10) Business Days after a Credit Party, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that a Termination Event has occurred, a written statement of an Authorized Officer of a Credit Party describing such Termination Event and any action that is being taken with respect thereto by a Credit Party, any such Subsidiary or ERISA Affiliate, and any action taken or threatened with respect thereto by the Internal Revenue Service, Department of Labor or PBGC. The Credit Parties, their Subsidiaries and the ERISA Affiliate shall be deemed to know all facts known by the administrator of any Benefit Plan of which it is the plan sponsor;

                                    (B) promptly, and in any event within three
                           (3) Business Days after a Credit Party, any of its Subsidiaries of any ERISA Affiliate knows or has reason to know of the filing thereof with the Internal Revenue Service, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by any Credit Party, any of its Subsidiaries or any ERISA Affiliate with respect to such request;

                                    (C) promptly, and in any event within three
                           (3) Business Days after receipt by any Credit Party, any of its Subsidiaries or any ERISA Affiliate, of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice;

                                    (D) promptly, and in any event within three
                           (3) Business Days after receipt by any Credit Party, any of its Subsidiaries or any ERISA Affiliate, of notice (including the nature of the event and, when known, any action taken or threatened by the Internal Revenue Service or the PBGC with respect thereto) of:

                                            (1) any Prohibited Transaction which
                                    could subject a Credit Party, any of its Subsidiaries or any ERISA Affiliate to a material civil penalty assessed pursuant to
                                    Section 502(i) of ERISA or a tax imposed by
                                    Section 4975 of the Internal Revenue Code in connection with any Plan, or any trust created thereunder,

                                            (2) any cessation of operations by a
                                    Credit Party, any of its Subsidiaries or any ERISA Affiliate at a facility in the circumstances described in Section 4062(e) of ERISA,

                                            (3) a failure by a Credit Party, any
                                    of its Subsidiaries or any ERISA Affiliate to make a payment to a Plan required to avoid imposition of a lien under Section 302(f) of ERISA,

                                            (4) the adoption of an amendment to
                                    a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA, or

                                            (5) any change in the actuarial
                                    assumptions or funding methods used for any Benefit Plan, where the effect of such change is to materially increase or materially reduce the unfunded benefit liability or obligation to make periodic contributions;

                                    (E) promptly upon the request of the Agent
                           or any Lender, each annual report (IRS Form 5500 series) and all accompanying schedules, the most recent actuarial reports, the most recent financial information concerning the financial status of each Plan administered or maintained by a Credit Party, any of its Subsidiaries or any ERISA Affiliate, and schedules showing the amounts contributed to each such Plan by or on behalf of such Credit Party, Subsidiary or ERISA Affiliate in which any of their personnel participate or from which such personnel may derive a benefit, and each Schedule B (Actuarial Information) to the annual report filed by such Credit Party, Subsidiary or ERISA Affiliate with the Internal Revenue Service with respect to each such Plan; and

                                    (F) Promptly upon the filing thereof, copies
                           of any Form 5310, or any successor or equivalent form to Form 5310, filed with the PBGC in connection with the termination of any Benefit Plan.

                              (iv) MATERIAL CONTRACTS. Promptly, and in any
                  event within ten (10) Business Days after any Material Contract of a Credit Party or any of its Restricted Subsidiaries is terminated prior to its scheduled termination or a material modification, amendment or waiver of such Material Contract is entered into or any new Material Contract is entered into, a written statement describing such event, with copies of amendments or new contracts, and an explanation of any actions being taken with respect thereto.

                               (v) COLLATERAL MATTERS. At least twenty (20)
                  Business Days prior written notice to the Agent of any change in the location of any Collateral or in the location of the chief executive office or place of business of any Credit Party from the locations specified in Schedule 6.1(k). At least ten (10) Business Days prior to any such change, the Credit Parties shall cause to be executed and delivered to the Agent any financing statements, Collateral Access Agreements or other documents reasonably required by the Agent, all in form and substance reasonably satisfactory to the Agent.

                           (d) CORPORATE EXISTENCE. Except as permitted by
Section 7.2(d), the Credit Parties shall, and shall cause each of their Restricted Subsidiaries to, (i) maintain its corporate existence, (ii) maintain in full force and effect all material licenses, bonds, franchises, leases, trademarks and qualifications to do business, and all material patents, contracts and other rights necessary or advisable to the profitable conduct of their businesses, and (iii) continue in, and limit their operations to, the same general lines of business as presently conducted by them.

                           (e) BOOKS AND RECORDS; INSPECTIONS. The Credit
Parties agree to maintain, and cause each of their Restricted Subsidiaries to maintain, books and records (including computer records and programs) of account pertaining to the COLLATERAL in such detail, form and scope as is consistent with good business practice. The Credit Parties agree that the Agent and its agents may enter upon the premises of each Credit Party and its Restricted Subsidiaries at any time and from time to time, during normal business hours and upon reasonable notice under the circumstances, and at any time after the occurrence and during the continuance of a Default or Event of Default, for the purposes of (i) inspecting and verifying the Collateral, (ii) inspecting and copying (at the Credit Parties' expense) any and all records pertaining thereto, and (iii) discussing the affairs, finances and business of any Credit Party with any officer or director of any Credit Party or with the Auditors, all of whom are hereby authorized to disclose to the Agent all financial statements, work papers, and other information relating to such affairs, finances or business. The Credit Parties shall jointly and severally reimburse the Agent for the reasonable travel and related out-of-pocket expenses of the Agent's employees or, at the Agent's option, of such outside accountants or examiners as may be retained by the Agent to verify or inspect Collateral, records or documents of a Credit Party on a regular basis or for a special inspection if the Agent deems the same appropriate (but not more than four times per year unless an Event of Default has occurred and is continuing). If the Agent's own employees are used, the Credit Parties shall also jointly and severally pay a PER DIEM allowance of $400 per day per employee, or, if outside examiners or accountants are used, the Credit Parties shall also jointly and severally pay the Agent such sum as the Agent may be obligated to pay as fees therefor. All such Obligations may be charged to the Loan Account or any other account of any of the Credit Parties with the Agent, any Lender or any of their affiliates. The Credit Parties hereby authorize the Agent, upon prior notice to the Credit Parties, to communicate directly with the Auditors to disclose to the Agent any and all financial information regarding any of the Credit Parties including, without limitation, matters relating to any audit and copies of any letters, memoranda or other correspondence related to the business, financial condition or other affairs of any of the Credit Parties. Upon notice to the Credit Parties that the Agent intends to conduct verifications of Accounts of the Credit Parties (but without any requirement that the Lender specify which Accounts are to be verified), the Agent may from time to time contact account debtors and take such other action as the Agent deems necessary to verify Accounts.

                           (f) INSURANCE. The Credit Parties agree to maintain,
and to cause each of their Restricted Subsidiaries to maintain, public liability insurance, business interruption insurance, third party property damage insurance and replacement value insurance on their assets (including the Collateral) under such policies of insurance, with such insurance companies, in such amounts and covering such risks as are at all times satisfactory to the Agent in its commercially reasonable judgment. All policies covering the Collateral are to name the Agent for the benefit of the Lenders as an additional insured and the loss payee in case of loss, and are to contain such other provisions as the Agent may reasonably require to fully protect the interest of the Agent for the benefit of the Lenders in the Collateral and to any payments to be made under such policies.

                           (g) CASUALTY LOSS. The Credit Parties shall provide
written notice to the Agent and the Lenders of the occurrence of any of the following events within five (5) Business Days after the occurrence of such event: any asset or property owned or used by any Credit Party is (i) damaged or destroyed, or suffers any material loss, or (ii) condemned, confiscated or otherwise taken, in whole or in part, or the use thereof is otherwise diminished so as to render impracticable or unreasonable the use of such asset or property for the purposes to which such asset or property were used immediately prior to such condemnation, confiscation or taking, by exercise of the powers of condemnation or eminent domain or otherwise, and in either case the amount of the damage, destruction, loss or diminution in value is in excess of $1,000,000 (collectively, a "CASUALTY LOSS"). The Credit Parties shall diligently file and prosecute their claim or claims for any award or payment in connection with a Casualty Loss.

                           (h) TAXES. The Credit Parties agree, jointly and
severally, to pay, when due, and to cause each of their Subsidiaries to pay when due, all taxes lawfully levied or assessed against the Credit Parties, any of their Subsidiaries or any of the Collateral before any penalty or interest accrues thereon; PROVIDED, HOWEVER, that, unless such taxes have become a federal tax or ERISA Lien on any of the assets of the Credit Parties or any of their Subsidiaries, no such tax need be paid if the same is being contested, in good faith, by appropriate proceedings promptly instituted and diligently conducted and if an adequate reserve or other appropriate provision shall have been made therefor as required in order to be in conformity with GAAP.

                           (i) COMPLIANCE WITH LAWS. The Credit Parties agree to
comply, and to cause each of their Subsidiaries to comply, with all Requirements of Law applicable to the Collateral or any part thereof, or to the operation of their businesses or their assets generally, unless the Credit Parties or their Subsidiaries contest any such Requirements of Law in a reasonable manner and in good faith. other than those Requirements of Law the non-compliance with which would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

                           (j) USE OF PROCEEDS. The Revolving Loans and Letters
of Credit made to the Borrowers hereunder shall be used by the Borrowers (i) together with approximately $35,000,000 of the Central Proceeds, to refinance the Existing Indebtedness owed under the Existing Credit Agreement and (ii) for the Borrowers' general corporate purposes. The Borrowers shall not use any portion of the proceeds of any Revolving Loans for the purpose of purchasing or carrying any "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System) in any manner which violates the provisions of Regulation T, U or X of said Board of Governors or for any other purpose in violation of any applicable statute or regulation, or of the terms and conditions of this Credit Agreement.

                           (k) FISCAL YEAR. Each Credit Party agrees to
maintain, and to cause each of its Subsidiaries to maintain, its fiscal year as a year ending December 31.

                           (l) MAINTENANCE OF PROPERTY. Except as permitted by
Section 7.2(e), the Credit Parties agree to keep, and to cause each of their Restricted Subsidiaries to keep, all property useful and necessary to their respective businesses in good working order and condition (ordinary wear and tear excepted) in accordance with their past operating practices and not to commit or suffer any material waste with respect to any of their properties.

                           (m) ERISA DOCUMENTS. The Credit Parties will
cause to be delivered to the Agent, upon the Agent's request, each of the following: (i) a copy of each Plan (and if applicable, related trust agreements or other funding instruments) and all amendments thereto, all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of the Credit Parties or their Subsidiaries; (ii) the most recent determination letter issued by the Internal Revenue Service with respect to each Plan; (iii) for the three most recent plan years, Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Plan; (iv) all actuarial reports prepared for the last three plan years for each Plan; (v) a listing of each Plan, with the aggregate amount of the most recent annual contributions required to be made by the Credit Parties, any of their Subsidiaries or any ERISA Affiliate to each such plan and copies of the collective bargaining agreements requiring such contributions; (vi) any information that has been provided to the Credit Parties, any of their Subsidiaries or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan; and
(vii) information relating to the aggregate amount of the most recent annual payments made to former employees of the Credit Parties, any of their Subsidiaries or any ERISA Affiliate under any Retiree Health Plan.

                           (n) ENVIRONMENTAL AND OTHER MATTERS.

                            (i) The Credit Parties and their Subsidiaries will conduct their businesses so as to comply in all material respects with all applicable Environmental Laws, in all jurisdictions in which any of them is doing business, including, without limitation, compliance in all material respects with the terms and conditions of all permits and governmental authorizations, except to the extent that the Credit Parties or any of their Subsidiaries are contesting, in good faith by appropriate legal proceedings, any such Environmental Law or interpretation thereof or application thereof; PROVIDED, FURTHER, that the Credit Parties and each of their Subsidiaries shall comply in all material respects with the applicable order of any court or other governmental agency relating to such Environmental Laws unless a Credit Party or any Subsidiary shall currently be prosecuting an appeal or proceedings for review and shall have secured a stay of enforcement or execution or other arrangement postponing enforcement or execution pending such appeal or proceedings for review. If a Credit Party or any of its Subsidiaries shall
                  (A) receive written notice that any material violation of any Environmental Law may have been committed or is about to be committed by such Credit Party or any of its Subsidiaries, (B) receive written notice that any administrative or judicial complaint or order has been filed or is about to be filed against such Credit Party or any of its Subsidiaries alleging material violations of any Environmental Law, or requiring such Credit Party or any of its Subsidiaries to take any action in connection with the release of Hazardous Materials into the environment or (C) receive any written notice from a federal, state, or local governmental agency or private party alleging that such Credit Party or any of its Subsidiaries may be liable or responsible for material costs associated with a response to or cleanup of a release of Hazardous Materials into the environment or any damages caused thereby, such Credit Party shall provide the Agent and the Lenders with a copy of such notice within ten (10) days after the receipt thereof by such Credit Party or any of its Subsidiaries. Within ten (10) days after a Credit Party learns of the enactment or promulgation of any Environmental Law, which could have a Material Adverse Effect, such Credit Party shall provide the Agent and the Lenders with notice thereof. Each Credit Party shall promptly take all reasonable actions necessary to prevent the imposition of any Liens on any of its properties arising out of or related to any environmental matters. At the request of the Agent, the Credit Party shall provide the Agent with any additional information relating to environmental matters and any potential related liability resulting therefrom as the Agent may reasonably request.

                              (ii) For purposes of this Section 7.1(n),
                  "material" means any noncompliance or basis of liability that would reasonably be expected to subject the Credit Parties or any of their Subsidiaries to liability in excess of $500,000.

                           (o) SECURITY INTERESTS. The Credit Parties will
defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein, other than claims relating to Liens permitted by the Credit Documents. The Credit Parties agree to comply with the requirements of all state and federal laws in order to grant to the Lenders valid and perfected first priority security interests in the Collateral, except as otherwise permitted by the Credit Documents. The Agent is hereby authorized by the Credit Parties to file any financing statements covering the Collateral whether or not the Credit Parties' signatures appear thereon. The Credit Parties agree to do whatever the Agent may reasonably request, from time to time, by way of: filing notices of liens, financing statements, and amendments, renewals and continuations thereof; cooperating with the Agent's representatives; keeping stock records; paying claims which could, if unpaid, become a Lien on the Collateral; and performing such further acts as the Agent may reasonably require in order to effect the purposes of this Credit Agreement and the other Credit Documents. Any and all fees, costs and expenses incurred in connection with the actions contemplated by this Section 7.1(o) shall be jointly and severally borne and paid by the Credit Parties. If same are not promptly paid by the Credit Parties, the Agent may pay same on the Credit Parties' behalf, and the amount thereof shall be an Obligation secured hereby and due to the Agent on demand.

                           (p) TRADEMARKS. The Credit Parties shall do and cause
to be done all things necessary to preserve and keep in full force and effect all of their and their Restricted Subsidiaries' material registrations of trademarks, service marks and other marks, trade names or other trade rights.

                           (q) YEAR 2000 COMPLIANCE. Each Credit Party will, and
will cause each of its Subsidiaries to, be Year 2000 Compliant at all times.

                           (r) MORTGAGES, ETC. Not later than September 30,
1999, the Credit Parties shall deliver or cause to be delivered to the Agent the following:

                               (i) a mortgage or deed of trust, in form and
                  substance satisfactory to the Agent (each as amended, supplemented or otherwise modified from time to time, a

                  "MORTGAGE"), encumbering each Mortgaged Property, duly executed by the Borrower that owns such Mortgaged Property;

                              (ii) a mortgagee's title policy for each Mortgage
                  (A) dated on or about the date of such Mortgage in an amount reasonably satisfactory to the Agent; (B) insuring that such Mortgage creates a valid first Lien on the Mortgaged Property, free and clear of all Liens except Liens permitted under this Credit Agreement; (C) naming the Agent as the insured thereunder; (D) in the form of ALTA Loan Policy-1992 or such other form as is acceptable to the Agent; and (E) containing such endorsements and affirmative coverages as the Agent may reasonably request, together with evidence that all premiums in respect of each such policy have been paid by or on behalf of the Borrowers;

                          (iii) a survey of each Mortgaged Property, in form and substance satisfactory to the Agent and certified within 45 days prior to the date of the related Mortgage by an independent public surveyor reasonably satisfactory to the Agent, meeting the minimum standard detail requirements for ALTA/ACSM surveys, and showing (A) the exact location and dimensions of such Mortgaged Property and the improvements thereon, (B) the exact location of all lot and street lines, required height and setback lines, all means of access to and all easements relating to such Mortgaged Property, (C) the names of all streets and alleys abutting such Mortgaged Property and (D) the absence of any encroachments, rights-of-way or easements on such Mortgaged Property or any encroachments by the improvements thereon on adjoining property, or any other defects except Liens permitted under this Credit Agreement, together with a surveyor's certificate reasonably satisfactory to the Agent;

                           (iv) a copy of an appraisal of each Mortgaged Property conducted in accordance with sound appraisal standards by independent appraisers acceptable to, and in form and substance satisfactory to, the Agent, showing the fair market value of such Mortgaged Property as of a recent date; and

                            (v) an environmental indemnity agreement, in form and substance satisfactory to the Agent (as amended, supplemented or otherwise modified from time to time, the "ENVIRONMENTAL INDEMNITY AGREEMENT") made by the Credit Parties in favor of the Agent for the benefit of the Lenders.

                           (s) PATENTS AND TRADEMARKS. Each Credit Party
shall use its best efforts to, on or before December 9, 1999, (i) cause each patent and trademark listed on Schedule 6.1(y) opposite its name to be registered in the United States Patent and Trademark under the name of such Credit Party and (ii) execute and deliver such amendments to the Intellectual Property Security Agreement as the Agent shall request to perfect the Agent's Lien on all of such Credit Party's right, title and interest in such patents and trademarks.

                           (t) FURTHER ASSURANCES. The Credit Parties shall
take, and shall cause each of their Subsidiaries to take, all such further actions and execute all such further documents and instruments as the Agent may at any time reasonably determine in its sole discretion to be necessary or desirable to further carry out and consummate the transactions contemplated by the Credit Documents, to cause the execution, delivery and performance of the Credit Documents to be duly authorized and to perfect or protect the Liens (and the priority status thereof) of the Agent for the benefit of the Lenders on the Collateral.

                  SECTION VI.2 NEGATIVE COVENANTS. Until termination of this Credit Agreement and all outstanding Letters of Credit and payment and satisfaction of all Obligations due hereunder:

                           (a) LIENS, ETC. The Credit Parties will not, nor will
they permit any of their Restricted Subsidiaries to, directly or indirectly at any time create, incur, assume or suffer to exist any Lien on or with respect to any of their properties of any character (including, without limitation, Accounts) whether now owned or hereafter acquired, except:

                                    (i) Liens created by the Collateral
                           Documents;

                                    (ii) Permitted Liens;

                                    (iii) the Liens existing on the date hereof
                           and described on Schedule 7.2(a);

                                    (iv) Purchase Money Liens or Liens securing
                           capital leases permitted under Section 7.2(b)(x);

                                    (v) cash deposits for bids and other
                           performance obligations under contracts entered into in the ordinary course of business;

                                    (vi) the replacement, extension or renewal
                           of any Lien permitted by clauses (iii), (iv) or (v) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Indebtedness secured thereby;

                                    (vii) Liens granted by the Guarantor on the
                           shares of stock of the Borrowers, any of their Restricted Subsidiaries or any other Restricted Subsidiary of the Guarantor and the proceeds thereof to secure the Senior Notes;

                                    (viii) leases or subleases of real estate
                           granted by a Credit Party to other Persons in the ordinary course of business and not materially interfering with the conduct of the business of such Credit Party and cash security deposits made pursuant to real estate leases in customary amounts; and

                                    (ix) Liens granted by the Guarantor on up to
                           $600,000 of cash collateral which secure the Existing Letters of Credit.

                           (b) INDEBTEDNESS. The Credit Parties will not, nor
will they permit any of their Restricted Subsidiaries to, directly or indirectly, at any time create, incur, assume or suffer to exist, any Indebtedness other than:

                                (i)     Indebtedness under the Credit Documents;

                                (ii) Indebtedness secured by Liens permitted by Section 7.2(a)(iii);

                                (iii)   the Existing Indebtedness;

                                (iv) indorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

                                 (v)    Indebtedness of a Borrower or its
                           Restricted Subsidiaries secured by purchase money liens on equipment acquired after the date of this Credit Agreement not to exceed $1,250,000 in the aggregate outstanding at any one time ("PURCHASE MONEY LIENS") so long as such Indebtedness shall be from parties and on terms and conditions satisfactory to the Agent. Each Purchase Money Lien shall attach only to the property to be acquired, a description shall have been furnished to the Agent for any item of equipment for which the purchase price is greater than $250,000, and the debt incurred shall not exceed one hundred percent (100%) of the purchase price of the item or items of equipment purchased;

                                 (vi)    Indebtedness constituting Contingent
                           Obligations otherwise permitted by Section 7.2(v);

                                 (vii)   Indebtedness evidenced by the
                           Intercompany Subordinated Notes owing by one Borrower or the Guarantor to another Borrower or the Guarantor; PROVIDED that (A) such Indebtedness is used only for general corporate purposes, (B) such Indebtedness is evidenced by one or more promissory notes subordinated to the payment of the Obligations and otherwise in form and substance satisfactory to the Agent, (C) such promissory notes are pledged to the Agent for the ratable benefit of the Lenders pursuant to documentation in form and substance satisfactory to the Agent and (D) such notes are delivered to the Agent with note powers executed in blank;

                                 (viii) (A) the Senior Notes and (B) the SDW Subordinated Note;

                                 (ix)      Indebtedness under the Senior Note
                           Guaranty;

                                 (x) Indebtedness for capital leases not to exceed $3,500,000; and

                                 (xi)      Indebtedness under the Existing
                           Letters of Credit in an aggregate amount not to exceed $543,000.

                           (c) LEASE OBLIGATIONS. The Credit Parties will not,
nor will they permit any of their Restricted Subsidiaries to, at any time create, incur or assume any obligations as lessee for the rental or hire of other real or personal property of any kind under leases or agreements to lease other than operating leases existing on the Closing Date, leases entered into by any of the Credit Parties or their Restricted Subsidiaries in the ordinary course of their business and capital leases permitted under this Agreement.

                           (d) CORPORATE CHANGES, ETC. The Credit Parties will
not, nor will they permit any of their Restricted Subsidiaries to, directly or indirectly, at any time merge or consolidate or otherwise alter or modify the Credit Parties' or any such Restricted Subsidiary's Governing Documents, corporate names, mailing addresses, principal places of business, structure, status or existence, or liquidate or dissolve itself (or suffer any liquidation or dissolution), except, provided the Agent receives five (5) Business Days' prior written notice thereof, for the merger of any Borrower with and into another Borrower or the merger of a Borrower's Restricted Subsidiary with another Restricted Subsidiary or with a Borrower.

                           (e) SALES, ETC. OF ASSETS. The Credit Parties will
not, nor will they permit any of their Restricted Subsidiaries to, directly or indirectly, at any time make any

Asset Sale other than, subject to Section 2.9(d):

                        (i) sales of Inventory and obsolete equipment in the ordinary course of its business;

                        (ii) the sale of any other assets that do not constitute Collateral (other than the capital stock of the Borrowers), PROVIDED that (A) such sales are for fair value,
                  (B) at least eighty percent (80%) of the aggregate consideration is paid in full in cash at the time of sale and
                  (C) the aggregate amount of all such sales does not exceed $1,000,000 in the aggregate for any fiscal year;

                        (iii) so long as no Event of Default shall occur and be continuing, the grant of any option or other right to purchase any asset in a transaction which would be permitted under the provisions of the immediately preceding clause (ii);

                        (iv) Asset Sales by a Credit Party or one of its Subsidiaries to another Credit Party to the extent permitted by Section 7.2(g);

                        (v) the Central Sale; PROVIDED that the Central Proceeds (A) shall not be less than $80,000,000 in immediately available funds and (B) shall be applied on the Closing Date in accordance with Section 5.1(o); and

                        (vi)    the Ivex Sale.

                        (f) INVESTMENTS IN OTHER PERSONS. The Credit Parties will not, nor will they permit any of their Restricted Subsidiaries to, directly or indirectly, at any time make or hold any Investment in any Person (whether in cash, securities or other property of any kind) other than:

                        (i) Investments in Cash Equivalents so long as the Agent has a perfected, first priority Lien on such Cash Equivalents;

                        (ii) Advances or loans made in the ordinary course of business not to exceed $250,000 outstanding at any one time to any one Person and $1,000,000 in the aggregate outstanding at any one time;

                        (iii) Investments between the Credit Parties and their Restricted Subsidiaries in existence as of the date hereof and described on Schedule 7.2(f);

                        (iv) the endorsement of instruments for collection or deposit in the ordinary course of business;

                        (v) stock or obligations issued to a Credit Party by any Person (or the representative of such Person) in respect of Indebtedness of such Person owing to such Credit Party in connection with the insolvency, bankruptcy, receivership or reorganization of such Person or a composition or readjustment of the debts of such Person; PROVIDED, THAT, the original of any such stock or instrument evidencing such obligations and issued to a Credit Party or any of its Restricted Subsidiaries shall be promptly delivered to the Agent, upon the Agent's request, together with such stock power, assignment or endorsement by such Credit Party or Subsidiary as the Agent may request;

                        (vi) Investments in existence on the date hereof and described on Schedule 7.2(f);

                        (vii) Investments of up to $60,000,000 of the Central Proceeds in the Designated Accounts, pending application of such proceeds in accordance with the second sentence of
                  Section 2.9(d);

                        (viii) So long as no Default or Event of Default has
                  occurred and is continuing or would result therefrom, upon the Agent's receipt of a certificate from an Authorized Officer of the Guarantor in reasonable detail certifying that the Guarantor will promptly apply a specified amount of funds in the Designated Accounts toward one of the permitted uses set forth in clauses (x), (y) or (z) of Section 2.9(d) and a legal opinion reasonably satisfactory to the Agent that such application will not violate the Indenture, then the Guarantor may apply such amount in accordance with such clauses;

                        (ix) so long as no Default or Event of Default has occurred and is continuing or would result therefrom and the Unused Availability is at least $10,000,000 after giving effect thereto, upon prior written notice to the Agent and the Lenders, Permitted Acquisitions; PROVIDED, HOWEVER, that (A) prior to any such Permitted Acquisition the Credit Parties shall deliver to the Agent and the Lenders good faith projections in form and substance acceptable to the Agent and the Lenders which demonstrate that the Credit Parties will remain in compliance with the covenants in this Credit Agreement after giving effect to such Acquisition and (B) the Net Debt to Adjusted EBITDA Ratio of the Guarantor and its Restricted Subsidiaries calculated on a pro forma basis satisfactory to the Majority Lenders after giving effect to such Permitted

                  Acquisition and the Central Sale is not greater than 6.5:1.0;

                        (x) such other Investments as the Agent and the Majority Lenders may approve in writing in their sole discretion; and

                        (xi) so long as no Default or Event of Default has occurred and is continuing or would result therefrom and the Consolidated Interest Coverage Ratio is at least 1.6:1.00 for the most recently ended fiscal quarter, upon prior written notice to the Agent and the Lenders, Acquisitions in an Unrestricted Subsidiary with Capital Stock of the Guarantor.

                        (g) AFFILIATE TRANSACTIONS. The Credit Parties will not, nor will they permit any of their Restricted Subsidiaries to, at any time enter into, directly or indirectly, any transaction with (including, without limitation, the purchase, sale or exchange of property or the rendering of any service to) any Affiliate of the Credit Parties without the consent of the Majority Lenders unless such transaction is in the ordinary course of and pursuant to the reasonable requirements of such Credit Party's or such Restricted Subsidiary's business, as the case may be, and upon fair and reasonable terms no less favorable to such Credit Party or such Restricted Subsidiary than could be obtained in a comparable arm's-length transaction with an unaffiliated Person and such transaction or series of transactions does not involve aggregate payments in excess of $250,000; PROVIDED HOWEVER that the foregoing shall not prohibit (i) any employment agreement entered into by a Credit Party in the ordinary course of business and consistent with the past practices of the Credit Party, (ii) transactions between or among a Credit Party (other than the Guarantor) and another Credit Party (other than the Guarantor),
(iii) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, payments pursuant to agreements or contracts with, or for the benefit of, any Affiliate, which exists on the date of this Agreement and which are listed on Schedule 6.1(ad), (iv) transactions permitted by, and complying with, Section 7.2(h) and (v) the payment by the Guarantor to Lynch Corporation of management fees of up to $100,000 per year. The Credit Parties will not, nor will they permit any of their Restricted Subsidiaries to, sell any goods or render any services to Electrical Tape on credit terms (it being understood that Electrical Tape shall pay for any such goods or services immediately upon its receipt thereof).

                           (h) DIVIDENDS, EXCHANGE, ETC. The Credit Parties will
not, nor will they permit any of their Restricted Subsidiaries to, directly or indirectly, declare or pay any dividends (other than solely in shares of stock) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of its capital stock or any warrants, options or rights to purchase any such capital stock, whether now or hereafter outstanding, or make any other distribution in respect thereof (including, without limitation, any payment on account of the Contingent Rights), either directly or indirectly, whether in cash or property or in obligations of the Credit Parties or any of their Restricted Subsidiaries, except that (A) Subsidiaries of the Borrowers may pay dividends to the Borrowers, (B) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Borrowers may pay dividends to the Guarantor (i) to the extent (and only to the extent) required to enable the Guarantor to pay accrued and unpaid interest on the Senior Notes, (ii) to pay taxes pursuant to the Tax Sharing Agreement, (iii) to make payments in the ordinary course of business pursuant to the Overhead Allocation Agreement and
(iv) to enable the Guarantor to make Permitted Acquisitions, in each case to the extent such payments are actually made by the Guarantor and (C) with the prior written consent of the Majority Lenders, the Guarantor may make cash payments on account of the Contingent Rights.

                           (i) CHANGE IN NATURE OF BUSINESS. The Credit Parties
will not, nor will they permit any of their Restricted Subsidiaries to, at any time make any material change in the lines of their business as carried on at the date hereof.

                           (j) CHARTER AMENDMENTS, ETC. The Credit Parties will
not, nor will they permit any of their Restricted Subsidiaries to, at any time amend their certificates of incorporation.

                           (k) ACCOUNTING CHANGES. The Credit Parties will not,
nor will they permit any of their Restricted Subsidiaries to, at any time make or permit any change in accounting policies or reporting practices, except as required by GAAP.

                           (l) PREPAYMENTS AND MATERIAL AMENDMENTS OF MATERIAL
CONTRACTS. The Credit Parties will not, nor will they permit any of their Restricted Subsidiaries to, at any time (i) prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness, other than the prepayment of the Loans in accordance with the terms of this Credit Agreement or the prepayment or redemption of the Senior Notes with the Net Cash Proceeds from the Central Sale to the extent provided in the second sentence of
Section 2.9(d), (ii) amend, modify, cancel or terminate or permit the amendment, modification, cancellation or termination of, any of the Material Contracts, except in the event that such amendments or modifications could not have a Material Adverse Effect or (iii) amend, modify, cancel or terminate or permit the amendment, modification, cancellation or termination of the Tax Sharing Agreement or the Overhead Allocation Agreement. Without limiting the generality of the foregoing, the Credit Parties shall not, and shall not permit any of their Restricted Subsidiaries to, amend, modify or change, or consent or agree to any amendment, modification or change, to any of the terms of the Senior Notes, the Intercompany Subordinated Notes, the SDW Subordinated Note, the SDW Subordinated Guaranty and any other
Indebtedness subordinated to the payment of the Obligations (A) if the effect of such amendment, modification or change is to (directly or indirectly) (i) increase the amount of any payment of principal thereof, (ii) increase the interest rate or premium payable thereon, (iii) increase the amount of fees or any other amounts payable with respect thereto, (iv) shorten the scheduled amortization or average weighted life thereof, (v) shorten the date for payment of interest or principal thereon, (vi) shorten the final maturity thereof or (vii) change any covenant or any event of default or condition to an event of default thereunder, or (B) if such amendment, modification or change would, together with all other amendments, modifications or changes made, increase materially the obligations of such Credit Party or any such Restricted Subsidiary or confer additional material rights on the holder of the Intercompany Subordinated Notes, the SDW Subordinated Note, the Senior
Notes or such other Indebtedness subordinated to the payment of the Obligations. The Credit Parties will not, nor will they permit any of their Restricted Subsidiaries, to make any cash payments on account of the SDW Subordinated Note at any time, except (i) prepayments of the SDW Subordinated Note to the extent expressly permitted by the last sentence of Section
2.9(d), (ii) so long as, both before and after giving effect thereto, no Event of Default has occurred and is continuing and Unused Availability is at least $15,000,000 after giving effect thereto, mandatory prepayments of principal of the SDW Subordinated Note in accordance with the terms thereof as in effect on March 17, 1998 and (iii) so long as, both before and after giving effect thereto, no Event of Default has occurred and is continuing and the Credit Parties would be in compliance with Section 7.2(u) on a pro forma basis, regularly scheduled payments of interest on the SDW Subordinated Note in accordance with the terms thereof as in effect on March 17, 1998.

                           (m) NEGATIVE PLEDGE. The Credit Parties will not, nor
will they permit any of their Restricted Subsidiaries to, at any time enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of their property or assets other than (i) in favor of the Agent and the Lenders, (ii) in connection with Liens described in
Section 7.2(a)(iv), but solely with respect to the property so acquired, or
(iii) in favor of the trustee for the benefit of the holders of the Senior Notes so long as there is no restriction on the liens granted under this Agreement.

                           (n) LIMITATION ON SALES AND LEASEBACKS. The Credit
Parties will not, nor will they permit any of their Restricted Subsidiaries to, at any time enter into any arrangement with any Person providing for the leasing by such Credit Party or such Subsidiary of real or personal property which has been or is to be sold or transferred by such Credit Party or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Credit Party or such Subsidiary.

                           (o) PARTNERSHIPS; RESTRICTED SUBSIDIARIES; JOINT
VENTURES. The Credit Parties will not, nor will they permit any of their Restricted Subsidiaries to, at any time create any direct or indirect subsidiary, enter into any joint venture or similar arrangement or become a partner in any general or limited partnership except as otherwise permitted by
Section 7.2(f) and except for the joint venture created with Ivex Packaging Corporation as a result of the Ivex Sale; provided that a Credit Party may, subject to Section 7.2(f), create or acquire a Restricted Subsidiary if the following conditions are met: (i) such new Subsidiary shall promptly guarantee the Obligations and grant the Agent liens and security interests in all of its Accounts, Inventory, Equipment and other assets for the benefit of the Lenders pursuant to documentation in form and substance satisfactory to the Agent; and
(ii) the Credit Parties shall take and shall cause such Subsidiary to take, all such further actions and execute all such further documents and instruments as the Agent reasonably determines in its sole discretion to be necessary or desirable to cause the execution, delivery and performance of such documentation to be duly authorized and to perfect, protect or enforce the security interests and Liens (and the priority status thereof) granted to the Agent.

                           (p) ADDITIONAL BANK ACCOUNTS. The Borrowers and the
Guarantor will not at any time open, maintain or otherwise have or permit their Restricted Subsidiaries to enter into or otherwise have any checking, savings or other accounts at any bank or other financial institution, or any other account where money is or may be deposited or maintained with any Person, other than the Collection Accounts, the Designated Accounts, the operating account of the Guarantor at Comerica Bank-Texas (the "GUARANTOR ACCOUNT") or as otherwise agreed to in writing by the Agent except those accounts listed on Schedule 7.2(p).

                           (q) EXCESS CASH. Each Borrower and Restricted
Subsidiary will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, maintain in the aggregate in all deposit accounts of the Borrowers, and their Restricted Subsidiaries (other than payroll accounts) total cash balances and Investments permitted by Section 7.2(f)(i) in excess of $25,000 at any time during which any Revolving Loans are outstanding, the Guarantor will not maintain in excess of

$500,000 in the Guarantor Account and the Guarantor will not maintain any amounts in the Designated Accounts other than a portion of the Central Proceeds and interest thereon.

                           (r) CAPITAL EXPENDITURES. The Credit Parties and
their Restricted Subsidiaries will not at any time make or commit to make any payments for Capital Expenditures other than Capital Expenditures which are directly related to the business conducted by the Borrowers and their Restricted Subsidiaries on the Closing Date:

                           (i) in the aggregate not exceeding the amount (the
                  "BASE AMOUNT") for each six month period (or portion thereof) set forth below:

                                 Period                                   Amount
                                 ------                                   ------
                  July 1, 1999 through December 31, 1999               $1,400,000

                  January 1, 2000 through June 30, 2000                $1,600,000

                  July 1, 2000 through December 31, 2000               $1,700,000

                  Each six month period ended each June 30             $1,700,000
                  and December 31 thereafter

                  PROVIDED, HOWEVER, that for any six month period commencing with the six month period ending December 31, 1999, the Base Amount set forth above may be increased by carrying over to any such six month period any portion of the Base Amount not spent in the immediately preceding six month period (but not in any period prior thereto); PROVIDED, FURTHER, THAT the Borrower may, with the prior written consent of the Agent, apply up to $5,000,000 of the Central Proceeds to make Capital Expenditures to purchase a short-run coater machine; and

                           (ii) at any time in an aggregate amount equal to the
                  Equity Proceeds Amount at such time (which Capital Expenditures will not be included in any determination under clause (i) above).

                           (s) SECURITIES ACCOUNTS. The Credit Parties will not,
and will not permit any of their Restricted Subsidiaries to, (i) establish or maintain any Securities Account unless the Agent shall have received a Control Agreement in respect of such Securities Account, duly executed by the Credit Party and the securities intermediary parties thereto that is in full force and effect, or (ii) transfer any financial assets from any Securities Account; PROVIDED, HOWEVER, that, so long as no Event of Default has occurred and is continuing or would result therefrom, the

Credit Parties and their Restricted Subsidiaries may (A) use such assets to the extent permitted by this Credit Agreement, or (B) sell or trade such assets in the ordinary course of business so long as the proceeds of such sales or trades are deposited in a Collection Account or a Securities Account in respect of which the Agent has received a Control Agreement duly executed by the Credit Party and the securities intermediary or depository party thereto and that otherwise is in full force and effect.

                           (t) MINIMUM CONSOLIDATED NET WORTH. The Credit
Parties will not permit the Consolidated Net Worth, at any time during each fiscal period set forth below, to be less than (i) 100% of the aggregate Net Cash Proceeds received by a Credit Party from any Person (other than a Subsidiary of a Credit Party) from the issuance or sale of capital stock of any Credit Party from the Closing Date through the last day of such fiscal period, PLUS (ii) the amount set forth below opposite such period:


         Period                                                                 Consolidated
         ------
                                                                                Net Worth
                                                                                ---------
         July 1, 1999 through September 30, 1999                                $10,900,000

         October 1, 1999 through December 31, 1999                              $10,000,000

         January 1, 2000 through March 31, 2000                                 $8,800,000

         April 1, 2000 through June 30, 2000                                    $6,700,000

         July 1, 2000 through September 30, 2000                                $6,000,000

         At all times thereafter                                                $5,500,000

PROVIDED, that with respect to all periods in which Senior Notes are prepaid or redeemed with the Net Cash Proceeds from the Central Sale, Consolidated Net Worth shall be adjusted for extraordinary gains or losses and finance charges related to such prepayment or redemption and the interest expense (net of taxes) on the Senior Notes so prepaid or redeemed.

                           (u) MINIMUM CONSOLIDATED FIXED CHARGE COVERAGE RATIO.
The Credit Parties will not permit Consolidated Fixed Charge Coverage Ratio, for each fiscal period set forth below, to be less than the ratio set forth below opposite such period:


                          Period                                                            Ratio
                          ------                                                            -----
         July 1, 1999 through September 30, 1999                                         .50:1.00

         July 1, 1999 through December 31, 1999                                          .75:1.00

         July 1, 1999 through March 31, 2000                                             .85:1.00

         July 1, 1999 through June 30, 2000                                              .85:1.00

         October 1, 1999 through September 30, 2000                                      .95:1.00

         January 1, 2000 through December 31, 2000                                       .95:1.00

         Four fiscal quarters ended each March 31,                                       1.00:1.00
         June 30, September 30 and December 31
         thereafter

                           (v) CONTINGENT OBLIGATIONS. The Credit Parties shall
not, and shall not permit any of their Restricted Subsidiaries to, directly or indirectly incur, assume, or suffer to exist any Contingent Obligation, excluding (i) indemnities given in connection with the sale of Inventory or other asset dispositions permitted hereunder, (ii) Contingent Obligations for Indebtedness permitted to be incurred under Section 7.2(b) (excluding Section 7.2(b)(viii)(B)), (iii) the SDW Subordinated Guaranty and (iv) guaranties, substantially in the form of the SDW Subordinated Guaranty, made by Restricted Subsidiaries pursuant to Section 6.4 of the SDW Subordinated Note as in effect on March 17, 1998.

                           (w) NO PROHIBITED TRANSACTIONS UNDER ERISA. The
Credit Parties shall not, and shall not permit any of the Subsidiaries to, directly or indirectly:

                           (i) engage in any prohibited transaction which could
                  reasonably be expected to result in a material civil penalty or excise tax described in Sections 406 of ERISA or 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor;

                           (ii) permit to exist with respect to any Plan any
                  accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Internal Revenue Code), whether or not waived;

                           (iii) fail to pay timely required contributions or
                  annual installments due with respect to any waived funding deficiency to any Benefit Plan, which failure could be reasonably expected to have a Material Adverse Effect or result in any material liability of a Credit Party, any of its Subsidiaries or any ERISA Affiliate;

                           (iv) terminate any Benefit Plan where such event
                  would result in any material liability of a Credit Party, any of its Subsidiaries or any ERISA Affiliate under Title IV of ERISA;

                           (v) fail to make any required contribution or payment
                  to any Multiemployer Plan;

                           (vi) fail to pay any required installment or any
                  other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment, which failure could be reasonably expected to have a Material Adverse Effect or result in any material liability of a Credit Party, any of its Subsidiaries or any ERISA Affiliate;

                           (vii) amend a Plan resulting in an increase in
                  current liability for the plan year such that either of a Credit Party, any of its Subsidiaries or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the Internal Revenue Code; or

                           (viii) withdraw from any Multiemployer Plan where
                  such withdrawal is reasonably likely to result in any material liability of any such entity under Title IV of ERISA.

                           (x) HEDGING TRANSACTIONS. The Credit Parties shall
not, and shall not permit any of their Restricted Subsidiaries to, engage in any speculative hedging or similar transactions.

                           (y) USE OF CENTRAL PROCEEDS. The Guarantor shall not,
and shall not permit any of its Subsidiaries to, use any of the Central Proceeds for any purpose, except (i) up to $36,000,000 of the Central Proceeds may be used to repay Existing Indebtedness owed under the Existing Credit Agreement and
(ii) the balance of the Central Proceeds may be used either (A) to prepay the Loans and permanently reduce the Commitments and the Line of Credit or (B) for one of the permitted uses set forth in clauses (x), (y) or (z) of Section 2.9(d).

                                   ARTICLE VII

                                EVENTS OF DEFAULT

                  SECTION VII.1 EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an "EVENT OF DEFAULT":

                           (a) the Borrowers shall fail to pay (i) any interest,
Fees, Expenses or other Obligations (other than principal) when due or within three (3) Business Days of when due, whether at stated maturity, by acceleration, or otherwise or (ii) any principal when due, whether at stated maturity, by acceleration or otherwise; or

                           (b) any representation or warranty made by any Credit
Party under or in connection with any Credit Document shall prove to have been incorrect in any material respect when made or deemed made; or

                           (c) a Credit Party shall fail to perform or observe
any term, covenant or agreement contained in Section 7.1(b), (c), (e) and (f) and 7.2 of this Credit Agreement,

Section 4(b), (d) or (e) of the Security Agreement, or Section 2(h) of the Intellectual Property Security Agreement; or

                           (d) any Credit Party shall fail to perform or observe
any term, covenant or agreement contained in any Credit Document (other than as set forth in Sections 8.1(a) and (c)) on its part to be performed or observed or a Credit Party or any of its Restricted Subsidiaries shall fail to comply with any provisions contained in any Material Contract to which it is a party if such failure shall remain unremedied for the lesser of thirty (30) days after its occurrence or ten (10) days after notice from the Agent to such Credit Party; or

                           (e) a Credit Party or any of its Restricted
Subsidiaries (i) shall fail to pay any Indebtedness or any interest or premium thereon, when due (whether at scheduled maturity or by required prepayment, acceleration, demand or otherwise), or (ii) shall otherwise be in breach or default in any of its obligations under any agreement with respect to any such Indebtedness, if the effect of such failure to pay, breach or default is to cause such Indebtedness to become due or redeemed or permit the holder or holders of Indebtedness in an amount in excess of $1,000,000 (or a trustee or agent on behalf of such holder or holders) to declare such Indebtedness due or require such Indebtedness to be redeemed prior to its stated maturity; or

                           (f) any Credit Party shall dissolve, wind up or
otherwise cease its business; or

                           (g) a Credit Party or any of its Restricted
Subsidiaries shall become the subject of (i) an Insolvency Event as set forth in clause (e) of the definition of Insolvency Event that is not resolved or dismissed within sixty (60) days or (ii) any Insolvency Event except as set forth in clause (e) of the definition of Insolvency Event; or

                           (h) any judgment or order for the payment of money in
excess of $1,000,000 shall be rendered against any Credit Party or any of its Restricted Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of ten (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                           (i) any non-monetary judgment or order shall be
rendered against a Credit Party or any of its Restricted Subsidiaries that could have a Material Adverse Effect, and there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                           (j) any covenant, agreement or obligation of any
Credit Party contained in or evidenced by any of the Credit Documents or any of the subordination provisions in any Intercompany Subordinated Note, in the SDW Subordinated Note or in the SDW Subordinated Guaranty, shall cease to be enforceable, or shall be determined to be unenforceable, in accordance with its terms; any Credit Party shall deny or disaffirm its obligations under any of the Credit Documents or any Liens granted in connection therewith; or any Liens granted in any of the Collateral shall be determined to be void, voidable or invalid, are subordinated or are not given the priority contemplated by this Credit Agreement; or

                           (k) a Collateral Document shall for any reason (other
than pursuant to the terms thereof) cease to create a valid and, except as otherwise permitted under Section 7.2(a), perfected first priority Lien on the Collateral purported to be covered thereby; or

                           (l) a Change in Control shall have occurred; or

                           (m) the President or Chief Executive Officer of the
Guarantor shall at any time for any reason cease to be employed by the Guarantor and shall not be replaced to the satisfaction of the Agent within 90 days thereof and such event, in the reasonable determination of the Majority Lenders, has a Material Adverse Effect; or

                           (n) the occurrence of any event or condition that, in
the reasonable judgment of the Majority Lenders, could be reasonably expected to have a Material Adverse Effect.

                  SECTION VII.2 ACCELERATION, TERMINATION AND CASH COLLATERALIZATION. Upon the occurrence and during the continuance of an Event of Default, the Agent may take any or all of the following actions, without prejudice to the rights of the Agent or any Lender to enforce its claims against the Credit Parties:

                           (a) ACCELERATION. Upon the written request of the
Required Lenders, and by delivery of written notice to the Borrowers from the Agent, all Obligations shall be declared to be immediately due and payable (except with respect to any Event of Default with respect to a Credit Party set forth in Section 8.1(g) hereof, in which case all Obligations shall automatically become immediately due and payable without the necessity of any request of the Required Lenders or notice or other demand to the Borrowers) without presentment, demand, protest or any other action or obligation of the Agent or any Lender.

                           (b) TERMINATION OF COMMITMENTS. Upon the written
request of the Required Lenders, and by delivery of written notice to the Borrowers from the Agent, the Commitments and the Line of Credit shall be immediately terminated, the Agent shall have no obligation to use its best efforts to cause a bank to issue Letters of Credit and, at all times thereafter, all Revolving Loans made by any Lender pursuant to this Credit Agreement shall be at such Lender's sole discretion, unless such Event of Default is cured or waived in accordance with Section 11.11.

                           (c) CASH COLLATERALIZATION. On demand of the Agent or
the Required Lenders the Borrowers shall immediately deposit with the Agent for each Letter of Credit then outstanding, cash or Cash Equivalents in an amount equal to 105% of the greatest amount drawable thereunder.

                  SECTION VII.3 RESCISSION OF ACCELERATION. After acceleration of the maturity of the Revolving Loans, if the Borrowers pay all accrued interest and all principal due (other than by reason of the acceleration) and all Defaults and Events of Default are otherwise remedied or waived in accordance with Section 11.11, the Required Lenders may elect in their sole discretion, to rescind the acceleration and return any cash collateral. (This
Section is intended only to bind all of the Lenders to a decision of the Required Lenders and not to confer any right on the Borrowers, even if the described conditions for the Required Lenders' election may be met.)

                  SECTION VII.4 REMEDIES. Upon the occurrence and during the continuance of an Event of Default, the Agent and the Lenders shall have all rights and remedies with respect to the Obligations under the Credit Documents and the Collateral available to it as creditors under applicable law and the Credit Documents and the Agent may do any or all of the following:

                           (a) remove for copying all documents, instruments,
files and records (including the copying of any computer records) relating to the Accounts or use (at the joint and several expense of the Borrowers) such supplies or space of any Credit Party at such Credit Party's place of business necessary to properly administer and collect the Accounts thereon;

                           (b) accelerate or extend the time of payment,
compromise, issue credits, or bring suit on the Accounts (in the name of the Borrowers or the Lenders) and otherwise administer and collect the Accounts;

                           (c) sell, assign and deliver the Accounts and any
returned, reclaimed or repossessed merchandise, with or without advertisement, at public or private sale, for cash, on credit or otherwise, subject to applicable law; and

                           (d) foreclose the security interests created pursuant
to the Credit Documents by any available procedure, or take possession of any or all of the Collateral without judicial process and enter any premises where any Collateral may be located for the purpose of taking possession of or removing the same.

Any Lender may bid or become a purchaser at any sale, free from any right of redemption, which right is expressly waived by the Credit Parties. If notice of intended disposition of any Collateral is required by law, it is agreed that ten
(10) Business Days notice shall constitute reasonable notification. The Credit Parties will assemble the Collateral and make it available to the Agent at such locations as the Agent may specify, whether at the premises of such Credit Party or elsewhere, and will make available to the Agent the premises and facilities of such Credit Party for the purpose of the Agent's taking possession of, removing or putting the Collateral in saleable form.

                  SECTION VII.5 RIGHT OF SETOFF. In addition to and not in limitation of all rights of offset that any Lender may have under applicable law, upon the occurrence of any Event of Default, and whether or not any Lender has made any demand or the Obligations of any Credit Party have matured, each Lender shall have the right to appropriate and apply to the payment of the Obligations of a Credit Party all deposits and other obligations then or thereafter owing by such Lender to such Credit Party. Each Lender exercising such rights shall notify the Agent thereof (and the Agent shall promptly notify the Borrowers thereof) and any amount received as a result of the exercise of such rights shall be shared in accordance with Section 2.7.

                  SECTION VII.6 LICENSE FOR USE OF SOFTWARE AND OTHER INTELLECTUAL PROPERTY. Unless expressly prohibited by the licensor thereof, if any, the Agent is hereby granted a license to use all computer software programs, data bases, processes, assets and materials used by the Credit Parties and their Subsidiaries in connection with their businesses or in connection with the Collateral. The Agent agrees not to use any such license prior to the occurrence of an Event of Default without giving the Borrowers prior notice.

                  SECTION VII.7 NO MARSHALING; DEFICIENCIES; REMEDIES CUMULATIVE. The net cash proceeds resulting from the Agent's exercise of any of the foregoing rights to liquidate all or substantially all of the Collateral (after deducting all of the Agent's Expenses related thereto) shall be applied by the Agent to the payment of the Obligations to the Agent and the Lenders, whether due or to become due, in such order as the Agent may elect. The Credit Parties shall remain jointly and severally liable to the Agent and the Lenders for any deficiencies, and the Agent and the Lenders in turn agree to remit to the Credit Parties or their respective successors or assigns, any surplus resulting therefrom. The foregoing remedies are not intended to be exhaustive and the full or partial exercise of any of them shall not preclude the full or partial exercise of any other available remedy under this Credit Agreement, under any other Credit Document, at equity or at law.

                                  ARTICLE VIII

                                CROSS GUARANTIES

                  SECTION VIII.1 GUARANTEE. Each of the Borrowers, jointly and severally, unconditionally and irrevocably guarantees to the Agent, for the benefit of the Lenders the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Obligations. Each of the Borrowers hereby further agrees, jointly and severally, to pay any and all expenses (including, without limitation, all reasonable fees and disbursements of counsel) which may be paid or incurred by the Agent in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and enforcing any rights with respect to, or collecting against, the Borrowers under this Article IX.

                  SECTION VIII.2 OBLIGATIONS UNCONDITIONAL. The obligations of each of the Borrowers under Section 9.1 are continuing, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the other Borrowers under this Agreement or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Obligations or any other collateral security therefor or guaranty or right of offset with respect thereto at any time or from time to time held by the Agent or the Lenders, and, to the fullest extent permitted by applicable law irrespective of any other circumstance whatsoever (with or without notice to or knowledge of the Borrowers) that might otherwise constitute, or might be construed to constitute, a legal or equitable discharge or defense, setoff or counterclaim of the other Borrowers for the Obligations, or the Borrowers under this Article IX, in bankruptcy or in any other instance, it being the intent of this Section 9.2 that the obligations of each of the Borrowers under this
Article IX shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of each of the Borrowers under this Article IX which shall remain absolute and unconditional as described above:

                           (i) at any time or from time to time, without notice
                  to the Borrowers, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

                           (ii) any of the acts mentioned in any of the
                  provisions of this Agreement or any other agreement or instrument referred to herein or therein shall be done or omitted;

                           (iii) the maturity of any of the Obligations shall be
                  accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under this Credit Agreement or any other Credit Document or agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

                           (iv) any lien or security interest granted to, or in
                  favor of, the Agent or any Lender as security for any of the Obligations shall fail to be perfected.

Each of the Borrowers waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by any Lender upon this cross guaranty or acceptance of this cross guaranty; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this cross guaranty; and all dealings between any of the Borrowers, on the one hand, and the Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this cross guaranty. Each of the Borrowers hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Agent or any Lender exhaust any right, power or remedy or proceed against any Borrower under this Credit Agreement or any other Credit Document or agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Obligations. When pursuing its rights and remedies under this Article IX against a Borrower, the Agent and each Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the other Borrowers or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Agent or any Lender to pursue such other rights or remedies or to collect any payments from the other Borrowers or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of setoff, or any release of the other Borrowers or any such other Person or of any such collateral security, guarantee or right of setoff, shall not relieve the Borrowers of any liability under this Article IX, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Agent and the Lenders against the Borrowers.

                  SECTION VIII.3 REINSTATEMENT. The obligations of each of the Borrowers under this Article IX shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrowers in respect of the Obligations is rescinded or must be otherwise restored by the Agent or any Lender, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

                                   ARTICLE IX

                                    THE AGENT

                  SECTION IX.1  APPOINTMENT OF AGENT.

                           (a) Each Lender hereby designates TBCC as its Agent
and irrevocably authorizes the Agent to take action on such Lender's behalf under the Credit Documents and to exercise the powers and to perform the duties described therein and to exercise such other powers as are reasonably incidental thereto. The Agent may perform any of its duties by or through its agents or employees.

                           (b) Other than the Borrowers' rights under Section
10.9, the provisions of this Article X are solely for the benefit of the Agent and the Lenders, and none of the Credit Parties shall have any rights as a third party beneficiary of any of the provisions hereof. The Agent shall act solely as agent of the Lenders and assumes no obligation toward or relationship of agency or trust with or for any Credit Party.

                  SECTION IX.2 NATURE OF DUTIES OF AGENT. The Agent shall not have any duties or responsibilities except those expressly set forth in the Credit Documents. Neither the Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agent shall be mechanical and administrative in nature. The Agent shall not have a fiduciary relationship in respect of any Lender or any participant of any Lender.

                  SECTION IX.3  LACK OF RELIANCE ON AGENT.

                           (a) Independently and without reliance upon the
Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial or other condition and affairs of each Credit Party in connection with the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of each Credit Party, and, except as expressly provided in this Credit Agreement, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter.

                           (b) The Agent shall not be responsible to any Lender
for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Credit Agreement or the Revolving Notes or the financial or other condition of any Credit Party. The Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Credit Agreement or the Revolving Notes, or the financial condition of any Credit Party, or the existence or possible existence of any Default or Event of Default, unless specifically requested to do so in writing by any Lender.

                  SECTION IX.4 CERTAIN RIGHTS OF THE AGENT. The Agent may request instructions from the Majority Lenders at any time. If the Agent requests instructions from the Majority Lenders with respect to any action or inaction, the Agent shall be entitled to await instructions from the Majority Lenders before such action or inaction. No Lender shall have any right of action based upon the Agent's action or inaction in response to instructions from the Majority Lenders.

                  SECTION IX.5 RELIANCE BY AGENT. The Agent may rely upon written or telephonic communication it believes to be genuine and to have been signed, sent or made by the proper person. The Agent may obtain the advice of legal counsel (including counsel for the Borrowers with respect to matters concerning the Borrowers), independent public accountants and other experts selected by it and shall have no liability for any action or inaction taken or omitted to be taken by it in good faith based upon such advice.

                  SECTION IX.6 INDEMNIFICATION OF AGENT. To the extent the Agent is not reimbursed and indemnified by the Borrowers, each Lender will reimburse and indemnify the Agent to the extent of its Proportionate Share for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever (including all Expenses) which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder or otherwise relating to the Credit Documents unless resulting from the Agent's gross negligence or willful misconduct. The agreements contained in this Section shall survive any termination of this Credit Agreement and the other Credit Documents and the payment in full of the Obligations.

                  SECTION IX.7 THE AGENT IN ITS INDIVIDUAL CAPACITY. In its individual capacity, the Agent shall have the same rights and powers hereunder as any other Lender or holder of a Revolving Note or participation interests and may exercise the same as though it was not performing the duties specified herein. The terms "Lenders," "Majority Lenders," "holders of Revolving Notes," or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory or other business with the Borrowers or any Affiliate of the Borrowers as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrowers for services in connection with this Credit Agreement and otherwise without having to account for the same to the Lenders.

                  SECTION IX.8 HOLDERS OF REVOLVING NOTES. The Agent may deem and treat the payee of any Revolving Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Revolving Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Revolving Note or of any Revolving Note or Revolving Notes issued in exchange therefor.

                  SECTION IX.9  SUCCESSOR AGENT.

                           (a) The Agent may, upon ten (10) Business Days'
notice to the Lenders and the Borrowers, resign by giving written notice thereof to the Lenders and the Borrowers. The Agent's resignation shall be effective upon the appointment of a successor Agent.

                           (b) Upon receipt of the Agent's resignation, the
Majority Lenders may appoint a successor Agent which shall also be a Lender. Unless an Event of Default shall have occurred and be continuing at the time of such appointment, the successor Agent shall be subject to approval by the Borrowers, which approval shall not be unreasonably withheld and shall be delivered to the Majority Lenders within ten (10) Business Days after the Borrowers' receipt of notice of a proposed successor Agent. If a successor Agent has not accepted its appointment within fifteen (15) Business Days, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent.

                           (c) Upon its acceptance of the agency hereunder, such
successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Credit Agreement. The retiring Agent shall continue to have the benefit of this Article X for any action or inaction while it was Agent.

                  SECTION IX.10  COLLATERAL MATTERS.

                           (a) Each Lender authorizes and directs the Agent to
enter into the Collateral Documents for the benefit of the Lenders. Except as otherwise set forth herein, any action or exercise of powers by the Majority Lenders under the Credit Documents, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. Prior to an Event of Default, without notice to or consent from any Lender, the Agent may take any action necessary or advisable to perfect and maintain the perfection of the Liens upon the Collateral.

                           (b) The Agent is authorized to release any Lien
granted to or held by the Agent upon any Collateral (i) upon termination of the Commitments and all outstanding Letters of Credit and payment and satisfaction of all of the Obligations, (ii) required to be delivered from permitted sales of Collateral hereunder, if any, upon receipt of the proceeds or (iii) if the release can be and is approved by the Majority Lenders. The Agent may request and the Lenders will provide confirmation of the Agent's authority to release particular types or items of Collateral.

                           (c) Upon any sale and transfer of Collateral which is
expressly permitted pursuant to the terms of this Credit Agreement, or consented to in writing by the Majority Lenders or all of the Lenders, as applicable, and upon at least five (5) Business Days' prior written request by the Borrowers, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Agent for the benefit of the Lenders herein or pursuant hereto upon the Collateral that was sold or transferred; PROVIDED that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of the Credit Parties or any Subsidiary in respect of) all interests retained by the Credit Parties or any Subsidiary, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral. In the event of any sale or transfer of Collateral, or any foreclosure with respect to any of the Collateral, the Agent shall be authorized to deduct all of the Expenses reasonably incurred by the Agent from the proceeds of any such sale, transfer or foreclosure.

                           (d) The Agent shall have no obligation to assure that
the Collateral exists or is owned by the Credit Parties or any Subsidiary, that such Collateral is cared for, protected or insured, or that the Liens in the Collateral have been created, perfected, or have any particular priority. With respect to the Collateral, the Agent may act in any manner it may deem appropriate, in its sole discretion, given the Agent's own interest in the Collateral as one of the Lenders and it shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct.

                  SECTION IX.11 ACTIONS WITH RESPECT TO DEFAULTS. In addition to the Agent's right to take actions on its own accord as permitted under this Credit Agreement, the Agent shall take such action with respect to a Default or Event of Default as shall be directed by the Majority Lenders. Until the Agent shall have received such directions, the Agent may act or not act as it deems advisable and in the best interests of the Lenders.

                  SECTION IX.12 DELIVERY OF INFORMATION. The Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by the Agent from the Borrowers, any Subsidiary, the Majority Lenders, any Lender or any other Person under or in connection with this Credit Agreement or any other Credit Document except (i) as specifically provided in this Credit Agreement or any other Credit Document and (ii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of the Agent at the time of receipt of such request and then only in accordance with such specific request.

                                    ARTICLE X

                                  MISCELLANEOUS

                  SECTION X.1 GOVERNING LAW. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS CREDIT AGREEMENT OR ANY OF THE CREDIT DOCUMENTS, WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE GOVERNED BY THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAW PROVISIONS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND DECISIONS OF THE STATE OF NEW YORK.

                  SECTION X.2 SUBMISSION TO JURISDICTION. ALL DISPUTES AMONG THE CREDIT PARTIES AND THE LENDERS (OR THE AGENT ACTING ON THEIR BEHALF), WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE AND FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK, AND THE COURTS TO WHICH AN APPEAL THEREFROM MAY BE TAKEN; PROVIDED, HOWEVER, THAT THE AGENT, ON BEHALF OF THE LENDERS, SHALL HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST THE CREDIT PARTIES OR THEIR PROPERTY IN ANY LOCATION REASONABLY SELECTED BY THE AGENT IN GOOD FAITH TO ENABLE THE AGENT TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE AGENT. THE CREDIT PARTIES AGREE THAT THEY WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS, SETOFFS OR CROSS-CLAIMS IN ANY PROCEEDING BROUGHT BY THE AGENT. THE CREDIT PARTIES WAIVE ANY OBJECTION THAT THEY MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE AGENT HAS COMMENCED A PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON FORUM NON CONVENIENS.

                  SECTION X.3 SERVICE OF PROCESS. THE CREDIT PARTIES HEREBY IRREVOCABLY DESIGNATE CT CORPORATION SYSTEM, 1633 BROADWAY, NEW YORK, NEW YORK 10019 AS THE DESIGNEE, APPOINTEE AND AGENT OF THE CREDIT PARTIES TO RECEIVE, FOR AND ON BEHALF OF THE CREDIT PARTIES, SERVICE OF PROCESS IN SUCH RESPECTIVE JURISDICTIONS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT. IT IS UNDERSTOOD THAT COPIES OF SUCH PROCESS SERVED ON SUCH AGENT AT ITS ADDRESS WILL BE PROMPTLY FORWARDED BY MAIL TO THE CREDIT PARTIES, BUT FAILURE OF THE CREDIT PARTIES TO RECEIVE SUCH COPIES SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS.

                  SECTION X.4 JURY TRIAL. THE CREDIT PARTIES, THE AGENT AND THE LENDERS EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY. INSTEAD, ANY DISPUTES WILL BE RESOLVED IN A BENCH TRIAL.

                  SECTION X.5 LIMITATION OF LIABILITY. NEITHER THE AGENT NOR ANY LENDER SHALL HAVE ANY LIABILITY TO THE CREDIT PARTIES (WHETHER SOUNDING IN TORT, CONTRACT, OR OTHERWISE) FOR LOSSES SUFFERED BY THE CREDIT PARTIES IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO THE TRANSACTIONS OR RELATIONSHIPS CONTEMPLATED BY THIS CREDIT AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OR COURT ORDER BINDING ON THE AGENT OR ANY SUCH LENDER, THAT THE LOSSES WERE THE RESULT OF ACTS OR OMISSIONS CONSTITUTING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. THE CREDIT PARTIES HEREBY WAIVE ALL FUTURE CLAIMS AGAINST THE AGENT AND EACH LENDER FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES UNLESS RESULTING FROM THE GROSS NEGLIGENCE OF SUCH PERSON OR SUCH PERSON'S KNOWING VIOLATION OF THE LAW.

                  SECTION X.6 DELAYS; PARTIAL EXERCISE OF REMEDIES. No delay or omission of the Agent or the Lenders to exercise any right or remedy hereunder shall impair any such right or operate as a waiver thereof. No single or partial exercise by the Agent or the Lenders of any right or remedy shall preclude any other or further exercise thereof, or preclude any other right or remedy.

                  SECTION X.7 NOTICES. Except as otherwise provided herein, all notices and correspondences hereunder shall be in writing and sent by certified or registered mail, return receipt requested, or by overnight delivery service, with all charges prepaid, if to the Agent, or any of the Lenders, then to Transamerica Business Credit Corporation, at 8750 West Bryn Mawr, Suite 720, Chicago, Illinois 60631, Attention: Mr. Robert L. Heinz, with a copy to Transamerica Business Credit Corporation, 9399 West Higgins Road, Suite 600, Rosemont, Illinois 60018, Attention: General Counsel, and if to a Credit Party, to such Credit Party at Spinnaker Industries, Inc., 1700 Pacific Avenue, Suite 1600, Dallas, Texas 75201, Attention: President, or if by facsimile transmission, promptly confirmed in writing sent by first class mail, if to the Agent or any of the Lenders, at (773) 380-6179, with a copy to (847) 685-1143, and if to a Credit Party, at (214) 855-0093. All such notices and correspondence shall be deemed given (i) if sent by certified or registered mail, three (3) Business Days after being postmarked, (ii) if sent by overnight delivery service, when received at the above stated addresses or when delivery is refused and (iii) if sent by telex or facsimile transmission, when receipt of such transmission is acknowledged.

                  SECTION X.8  ASSIGNMENTS AND PARTICIPATIONS.

                           (a) BORROWER ASSIGNMENT. The Borrowers shall not
assign this Credit Agreement or any rights or obligations hereunder, without the prior written consent of the Agent and the Lenders.

                           (b) LENDER ASSIGNMENTS. Each Lender may assign to one
or more Eligible Assignees all or a portion of its rights and obligations under this Credit Agreement, the Revolving Notes and the other Credit Documents, with the consent of the Agent (not to be unreasonably withheld), and provided that no Default or Event of Default has occurred and is continuing with the consent of the Borrowers (not to be unreasonably withheld), and upon execution and delivery to the Agent, for its acceptance and recording in the Register, of an agreement in substantially the form of Exhibit N (an "ASSIGNMENT AND ASSUMPTION AGREEMENT"), together with surrender of any Revolving Note or Revolving Notes subject to such assignment and a processing and recordation fee of $3,500.00, PROVIDED, that each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under this Credit Agreement, the Revolving Notes and the other Credit Documents. No such assignment shall be for less than $5,000,000 of the Commitments unless it is to another Lender. Upon such execution and delivery of the Assignment and Assumption Agreement to the Agent and the payment to the Agent of such processing and recordation fee, from and after the date specified as the effective date in the Assignment and Assumption Agreement (the "ACCEPTANCE DATE"), (x) the assignee thereunder shall be a party hereto, and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Assumption Agreement, such assignee shall have the rights and obligations of a Lender hereunder and (y) the assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Assumption Agreement, relinquish its rights (other than any rights it may have pursuant to Section 11.10 which will survive) and be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Assumption Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto). (This Section does not apply to branches and Affiliates of a Lender, it being understood that a Lender may make, carry or transfer Revolving Loans at or for the account of any of its branch offices or Affiliates without consent of the Borrowers, the Agent or any Lender.)

                  By executing and delivering an Assignment and Assumption Agreement, the assignee thereunder confirms and agrees as follows: (i) other than as provided in such Assignment and Assumption Agreement, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the Revolving Notes or any other instrument or document furnished pursuant hereto,
(ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or any other Credit Parties or the performance or observance by the Borrowers or any other Credit Parties of any of their obligations under this Credit Agreement or any other instrument or document furnished pursuant hereto, (iii) such assignee confirms that it is an Eligible Assignee and has received a copy of this Credit Agreement, together with copies of the Financial Statements referred to in
Section 6.1(i), the Financial Statements delivered pursuant to Section 7.1(a), if any, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption Agreement, (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement, (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Credit Agreement are required to be performed by it as a Lender.

                           (c) AGENT'S REGISTER. The Agent shall maintain a
register of the names and addresses of the Lenders, their Commitments, and the principal amount of their Revolving Loans (the "REGISTER"). The Agent shall also maintain a copy of each Assignment and Assumption Agreement delivered to and accepted by it and modify the Register to give effect to each Assignment and Assumption Agreement. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Credit Agreement. The Register and copies of each Assignment and Assumption Agreement shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice. Upon its receipt of each Assignment and Assumption Agreement and surrender of the affected Revolving Note or Revolving Notes subject to such assignment, the Agent will give prompt notice thereof to the Borrowers. Within five (5) Business Days after its receipt of such notice, the Borrowers shall execute and deliver to the Agent a new Revolving Note or Revolving Notes to the order of the assignee in the amount of the Commitment or Commitments assumed by it and to the assignor in the amount of the Commitment or Commitments retained by it, if any. Such new Revolving Note or Revolving Notes shall re-evidence the indebtedness outstanding under the surrendered Revolving Note or Revolving Notes and shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Revolving Note or Revolving Notes, shall be dated as of the Closing Date. The Agent shall be entitled to rely upon the Register exclusively for purposes of identifying the Lenders hereunder.

                           (d) LENDER PARTICIPATIONS. Each Lender may sell
participations (without the consent of the Agent, the Borrowers or any other Lender) to one or more parties (other than any Person in competition with any of the Credit Parties in the same or a similar business as a Credit Party) in or to all or a portion of its rights and obligations under this Credit Agreement, the Revolving Notes and the other Credit Documents. Notwithstanding a Lender's sale of a participation interest, such Lender's obligations hereunder shall remain unchanged. The Borrowers, the Agent, and the other Lenders shall continue to deal solely and directly with such Lender. No participant shall have rights to approve any amendment or waiver of this Credit

Agreement except to the extent such amendment or waiver would (i) increase the Commitment of the Lender from whom the participant purchased its participation interest; (ii) reduce the principal of, or rate or amount of interest on the Revolving Loans subject to such participation; (iii) postpone any date fixed for any payment of principal of, or interest on, the Revolving Loans subject to the participation interest; or (iv) release all or a substantial portion of the Collateral, other than in each case when otherwise permitted hereunder.

                  Each Lender agrees that, without the prior written consent of the Borrowers and the Agent, it will not make any assignment hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Loan, Revolving Note or other Obligation under the securities laws of the United States or of any jurisdiction.

                           (e) CONFIDENTIALITY. In connection with their efforts
to assign its rights or obligations or sell participations pursuant to Sections 11.8(b) and (d) hereof, the Agent or the Lenders may disclose any information they have, now or in the future, with respect to the business of the Borrowers to prospective assignees or purchasers, provided that such disclosure is subject to confidentiality arrangements substantially similar to those entered into by TBCC and the Borrowers in connection with the transactions contemplated by this Credit Agreement.

         SECTION X.9 CONFIDENTIALITY. Except as provided in Section 11.8(e), each Lender agrees that it will not disclose, without the prior consent of the Borrowers, any information with respect to the Borrowers or any of their Subsidiaries which is furnished pursuant to this Credit Agreement and which is designated by the Borrowers to the Lenders in writing as confidential (the information delivered pursuant to Sections 7.1(a)(ii), (iv) and (v), 7.1(b), (c) and (e) and 8.4(a) being hereby so designated), PROVIDED, THAT any Lender may disclose any such information (a) to its Affiliates, employees, auditors, or counsel, or to another Lender if the disclosing Lender or such disclosing Lender's holding or parent company in its reasonable discretion determines that any such party should have access to such information provided that each such person will be advised of the confidential nature of such information, (b) as has become generally available to the public, (c) as may be required or appropriate in any report, statement or testimony submitted to any Governmental Authority having or claiming to have jurisdiction over such Lender, (d) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation and (e) in order to comply with any Requirement of Law.

                  SECTION X.10 INDEMNIFICATION; REIMBURSEMENT OF EXPENSES OF COLLECTION.

                           (a) The Borrowers hereby, jointly and severally,
indemnify and agree to defend and hold harmless the Agent and each of the Lenders and their respective directors, officers, agents, employees and counsel (each, an "INDEMNIFIED PARTY") from and against any and all losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred by any of them (except to the extent that it is finally judicially determined to have resulted from their own gross negligence or willful misconduct) arising out of or by reason of (i) any litigations, investigations, claims or proceedings which arise out of or are in any way related to (A) this Credit Agreement, any other Credit Document or the transactions contemplated hereby or thereby including, without limitation, the transactions contemplated by the Senior Note Documents,
(B) the issuance of the Letters of Credit, (C) the failure of any issuer of Letters of Credit to honor a drawing under any Letter of Credit, as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, (D) any actual or proposed use by the Borrowers of the proceeds of the Revolving Loans or (E) the Agent's or the Lenders' entering into this Credit Agreement, the other Credit Documents or any other agreements and documents relating hereto, including, without limitation, amounts paid in settlement, court costs and the reasonable fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or proceeding or any advice rendered in connection with any of the foregoing and (ii) any remedial or other action taken by the Borrowers, the Agent or any of the Lenders in connection with compliance by the Borrowers or any of the Subsidiaries, or any of their respective properties, with any federal, state or local Environmental Laws. In addition, the Borrowers shall, upon demand, jointly and severally, pay to the Agent all costs and expenses incurred by the Agent (including the reasonable fees and disbursements of counsel and other professionals) in connection with the preparation, execution, delivery, administration, modification and amendment of the Credit Documents, all costs and expenses incurred by it in connection with collateral audits and inspections, and pay to the Agent and any Lender all costs and expenses (including the reasonable fees and disbursements of counsel and other professionals) paid or incurred by the Agent or such Lender in (A) enforcing or defending its rights under or in respect of this Credit Agreement, the other Credit Documents or any other document or instrument now or hereafter executed and delivered in connection herewith, (B) in collecting the Obligations, (C) in foreclosing or otherwise collecting upon the Collateral or any part thereof and (D) obtaining any legal, accounting or other advice in connection with any of the foregoing. If and to the extent that the Obligations of the Borrowers hereunder are unenforceable for any reason, the Borrowers hereby agree to make the maximum contribution to the payment and satisfaction of such Obligations which is permissible under applicable law.

                           (b) The Borrowers' Obligations under Sections 4.9,
4.10, 10.6 and this Section 11.10 shall survive any termination of this Credit Agreement and the other Credit Documents and the payment in full of the Obligations, and are in addition to, and not in substitution of, any other of their Obligations set forth in this Credit Agreement.

                  SECTION X.11  AMENDMENTS AND WAIVERS.

                           (a) No amendment or waiver of any provision of this
Credit Agreement or any other Credit Document shall be effective unless in writing and signed by the Majority Lenders (or by the Agent on their behalf) and the Credit Parties, except that:

                               (i) the consent of all the Lenders is required to
                  (A) reduce the principal of, or interest on, the Revolving Notes, any Letter of Credit reimbursement obligations or any Fees hereunder (other than Fees that are exclusively for the account of the Agent), (B) postpone the final scheduled date of maturity of the Revolving Notes or any date fixed for any payment in respect of interest on the Revolving Notes, any Letter of Credit reimbursement obligations or any Fees hereunder, (C) change any minimum requirement necessary for the Lenders or Majority Lenders to take any action hereunder or the percentage of Commitments necessary to take any such action, (D) amend or waive this Section 11.11(a), or change the definition of Majority Lenders, (E) release any Liens in favor of the Lenders on all or substantially all of the Collateral, except as otherwise expressly provided in this Credit Agreement, and other than in connection with the financing, refinancing, sale or other disposition of any asset of the Credit Parties permitted under this Credit Agreement,
                  (F) increase any of the advance rates from those set forth in any of the definitions of SCM Accounts Borrowing Base, SCM Inventory Borrowing Base, Coating Accounts Borrowing Base, Coating Inventory Borrowing Base, Entoleter Accounts Borrowing Base or Entoleter Inventory Borrowing Base, or (G) consent to the assignment or transfer by the Borrowers of any of their rights and obligations under this Credit Agreement;

                              (ii) the consent of the Required Lenders is
                  required to (A) change the definition of Required Lenders or
                  (B) amend or waive Section 7.2(f)(ix), (r), (t) or (u), 8.2 or 8.3.

                             (iii) no such amendment or waiver shall increase
                  the Commitment of any Lender over the amount thereof then in effect without the consent of such

                  Lender (it being understood that amendments or waivers of conditions precedent, covenants, Defaults or Events of Default shall not constitute an increase in the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase in the Commitment of such Lender);

                              (iv) the consent of the Agent shall be required
                  for any amendment, waiver or consent affecting the rights or duties of the Agent under any Credit Document, in addition to the consent of the Lenders otherwise required by this Section 11.11; and

                               (v) the consent of the Borrowers shall not be
                  required for any amendment, modification or waiver of the provisions of Article X (other than Section 10.9).

                           (b) The Borrowers and the Lenders hereby authorize
the Agent to modify this Credit Agreement by unilaterally amending or supplementing Annex I to reflect assignments of the Commitments.

                           (c) Notwithstanding the foregoing, the Borrowers may
amend Schedule 6.1(a) without the consent of the Majority Lenders; provided that, except as contemplated by Section 8.1, no amendment to any such Schedule shall be permitted to cure any Default or Event of Default which would otherwise have existed in the absence of such amendment.

                           (d) If, in connection with any proposed amendment or
waiver of any of the provisions of this Credit Agreement as contemplated by
Section 11.11(a)(i), the consent of the Majority Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrowers shall have the right to replace each such non-consenting Lender or Lenders (so long as all non-consenting Lenders are so replaced) with one or more replacement Lenders pursuant to Section 4.11 so long as at the time of such replacement, each such replacement Lender consents to the proposed amendment or waiver; provided that the Borrowers shall not have the right to replace a Lender solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to
Section 11.11(a)(ii).

                  SECTION X.12 NONLIABILITY OF AGENT AND LENDERS. The relationship between the Borrowers and the Lenders or the Agent shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to the Credit Parties. Neither the Agent nor any Lender undertakes any responsibility to the Credit Parties to review or inform the Credit Parties of any matter in connection with any phase of the Credit Parties' business or operations.

                  SECTION X.13 INDEPENDENT NATURE OF LENDERS' RIGHTS. The amounts payable at any time hereunder to each Lender under such Lender's Revolving Note or Notes shall be a separate and independent debt.

                  SECTION X.14 COUNTERPARTS. This Credit Agreement and any waiver or amendment hereto may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

                  SECTION X.15 EFFECTIVENESS. This Credit Agreement shall become effective on the date on which all of the parties hereto shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Agent, or, in the case of the Lenders, shall have given to the Agent written, telecopied or telex notice (actually received) at such office that the same has been signed and mailed to it.

                  SECTION X.16 SEVERABILITY. In case any provision in or obligation under this Credit Agreement or the Revolving Notes or the other Credit Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                  SECTION X.17 MAXIMUM RATE. Notwithstanding anything to the contrary contained elsewhere in this Credit Agreement or in any other Credit Document, the Borrowers, the Agent and the Lenders hereby agree that all agreements among them under this Credit Agreement and the other Credit Documents, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to the Agent or any Lender for the use, forbearance, or detention of the money loaned to the Borrowers and evidenced hereby or thereby or for the performance or payment of any covenant or obligation contained herein or therein, exceed the Highest Lawful Rate. If due to any circumstance whatsoever, fulfillment of any provisions of this Credit Agreement or any of the other Credit Documents at the time performance of such provision shall be due shall exceed the Highest Lawful Rate, then, automatically, the obligation to be fulfilled shall be modified or reduced to the extent necessary to limit such interest to the Highest Lawful Rate, and if from any such circumstance any Lender should ever receive anything of value deemed interest by applicable law which would exceed the Highest Lawful Rate, such excessive interest shall be applied to the reduction of the principal amount then outstanding hereunder or on account of any other then outstanding Obligations and not to the payment of interest, or if such excessive interest exceeds the principal unpaid balance then outstanding hereunder and such other then outstanding Obligations, such excess shall be refunded to the Borrowers. All sums paid or agreed to be paid to the Agent or any Lender for the use, forbearance, or detention of the Obligations and other indebtedness of the Borrowers to the Agent or any Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness, until payment in full thereof, so that the actual rate of interest on account of all such indebtedness does not exceed the Highest Lawful Rate throughout the entire term of such indebtedness. The terms and provisions of this Section shall control every other provision of this Credit Agreement and all agreements among the Credit Parties, the Agent and the Lenders.

                  SECTION X.18 ENTIRE AGREEMENT; SUCCESSORS AND ASSIGNS. This Credit Agreement and the other Credit Documents constitute the entire agreement among the Credit Parties, the Agent and the Lenders with respect to the subject matter hereof, supersedes any prior agreements among them, and shall bind and benefit the Credit Parties, the Agent and the Lenders and their respective successors and permitted assigns.

                  SECTION X.19 RELEASE OF ENTOLETER. If (a) Entoleter terminates the Entoleter Line of Credit and the credit facility under Section 2.1(a)(ii),
(b) Entoleter repays the outstanding principal amount of all Revolving Loans made to it, all unpaid interest thereon and other Obligations owing by Entoleter, (c) all Letters of Credit issued for the account of Entoleter have terminated, expired or been cash collateralized in a manner acceptable to the Agent, (d) Entoleter repays all of its Indebtedness and other liabilities owing to any Credit Party, and (e) no Event of Default has occurred and is continuing or would result therefrom, then the Agent shall (and is hereby authorized by the Lenders to) execute such documents as may be necessary to release Entoleter from its obligations under the Credit Documents and release the Liens granted by Entoleter to the Agent on the Collateral of Entoleter.

                           IN WITNESS WHEREOF, the parties hereto have caused
this Credit Agreement to be executed by their proper and duly authorized officers as of the date set forth above.


                                       BORROWERS

                                       SPINNAKER COATING, INC.,
                                       formerly known as
                                       Brown-Bridge Industries,
                                       Inc.


                                       By:/s/ Mark R. Matteson
                                          ----------------------------------
                                          Name:  Mark R. Matteson
                                          Title: Vice President


                                       SPINNAKER COATING-MAINE, INC.


                                       By:/s/ Mark R. Matteson
                                          ----------------------------------
                                          Name:  Mark R. Matteson
                                          Title: Vice President

                                       ENTOLETER, INC.


                                       By:/s/ Mark R. Matteson
                                          ----------------------------------
                                          Name:  Mark R. Matteson
                                          Title: Vice President


                                       GUARANTOR

                                       SPINNAKER INDUSTRIES, INC.


                                       By:/s/ Craig J. Jennings
                                          ----------------------------------
                                         Name:  Craig J. Jennings
                                         Title: Vice President Finance &
                                                Treasurer

                                       AGENT

                                       TRANSAMERICA BUSINESS CREDIT
                                       CORPORATION, as Agent


                                       By:/s/ Robert L. Heinz
                                          ----------------------------------
                                          Name:  Robert L. Heinz
                                          Title: Senior Vice President


                                       LENDERS

                                       TRANSAMERICA BUSINESS CREDIT
                                       CORPORATION


                                       By:/s/ Robert L. Heinz
                                          ----------------------------------
                                          Name:  Robert L. Heinz
                                          Title: Senior Vice President


                                       THE CIT GROUP/BUSINESS CREDIT, INC.


                                       By:/s/ Eric Maloy
                                          ----------------------------------
                                          Name:  Eric Maloy
                                          Title: Assistant Vice President

                                                                     SCHEDULE 1

                    LENDERS, LENDING OFFICES AND COMMITMENTS


                                                   Domestic and Eurodollar
                 Lender                                   Lending Office                       Commitment
                 ------                            -----------------------                     -----------
      Transamerica Business Credit                  9399 West Higgins Road
              Corporation                                 Suite 600                            $30,000,000
                                                   Rosemont, Illinois 60018

  The CIT Group/Business Credit, Inc.                  5420 LBJ Freeway                         10,000,000
                                                          Suite 200
                                                     Dallas, Texas 75240
                                                                                              ============
                                                      Total Commitments                        $40,000,000